EXHIBIT 99.1

This Notice and Management Information Circular and the accompanying materials require your immediate attention
If you are in doubt as to how to deal with these documents or the matters to which they refer, please consult a professional advisor.

ROLLING ROCK RESOURCES CORPORATION

AMALGAMATION INVOLVING

ROLLING ROCK RESOURCES CORPORATION,

MEGA PRECIOUS METALS INC.,

AND

0893573 B.C. LTD., A WHOLLY-OWNED SUBSIDIARY OF
MEGA PRECIOUS METALS INC.

NOTICE AND MANAGEMENT INFORMATION CIRCULAR FOR THE
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 7, 2010

November 5, 2010

Neither the TSX Venture Exchange nor any securities regulatory authority has in any way passed upon the merits of the transactions described herein

ROLLING ROCK RESOURCES CORPORATION

CORPORATE DATA	Head Office #602 - 570 Granville Street Vancouver, British Columbia V6C 3P1 Registered and Records Office Unit 1 - 15782 Marine Drive White Rock, British Columbia V4B 1E6

Directors and Officers
Scott Angus – Director and President and Chief Executive Officer
Dwane Brosseau – Director
Kevin Bullock – Director
Ian MacLean – Director
Doris Meyer – Chief Financial Officer and Corporate Secretary
Len Goldsmith – Controller

Registrar and Transfer Agent Computershare Investor Services Inc. 2nd Floor, 510 Burrard Street Vancouver, British Columbia V6C 3B9
Auditor Davidson & Company LLP, Chartered Accountants 1200 - 609 Granville Street P.O. Box 10372, Pacific Centre Vancouver, British Columbia V7Y 1G6
Listing TSX Venture Exchange Symbol “RLL”

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the “Meeting”) of Rolling Rock Resources Corporation (the “Company”) will be held at the offices of our legal counsel, Axium Law Corporation, Suite 3350, 1055 Dunsmuir Street, Vancouver, British Columbia, on Tuesday, the 7th day of December, 2010 at the hour of 9:00 a.m. (Vancouver time) for the following purposes:

•
to consider and, if deemed advisable, to pass, with or without variation, a special resolution, the full text of which is attached as Schedule “A” (the “Amalgamation Resolution”) to the accompanying management information circular of the Company (the “Circular”), approving the amalgamation (the “Amalgamation”) under section 269 of the Business Corporations Act (British Columbia) (the “BCBCA”) of the Company and 0893573 B.C. Ltd. (“Mega Subco”), a wholly-owned subsidiary of Mega Precious Metals Inc. (“Mega”), the purpose of which is to effect, among other things, the acquisition by Mega of all of the issued and outstanding common shares of the Company (the “Shares”) in exchange for common shares of Mega (the “Mega Shares”) on the basis of 0.4 of a Mega Share for each one Share, as well as certain related transactions, all as more particularly set forth in the accompanying Circular;

•
to consider, and if deemed advisable, to pass an ordinary resolution to approve an amendment to the terms of the outstanding stock options of the Company, all as more particularly set forth in the accompanying Circular; and

•	to transact such further or other business as may properly come before the Meeting and any adjournment or postponement thereof.

The accompanying Circular provides additional information relating to the matters to be addressed at the Meeting and is deemed to form part of this Notice.

Shareholders of the Company (the “Shareholders”) are entitled to vote at the Meeting either in person or by proxy.  Those who are unable to attend the Meeting are requested to read, complete, sign, date and deliver the enclosed form of proxy in accordance with the instructions set out in the proxy and in the Circular accompanying this Notice.  Please advise the Company of any change in your mailing address.

The board of directors of the Company has fixed Wednesday, October 27, 2010 as the record date (the “Record Date”) for determining Shareholders who are entitled to receive notice of, and to vote at, the Meeting and any adjournment or postponement thereof.  Only Shareholders whose names have been entered in the register of Shareholders as at the close of business on the Record Date will be entitled to receive notice of the Meeting and to attend and vote at the Meeting.

Pursuant to section 238 of the BCBCA, the Shareholders may give the Company, not less than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting, a notice of dissent in accordance with the provisions of sections 237 to 247 of the BCBCA, by delivery to or by registered mail addressed to the Company at Unit 1 – 15782 Marine Drive, White Rock, BC V4B 1E6, to the attention of the

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Corporate Secretary of the Company, with respect to the Amalgamation Resolution.  As a result of giving a notice of dissent you may, on receiving a notice of the implementation of the Amalgamation Resolution, require the Company to purchase all of your Shares in respect of which the notice of dissent was given.  The right of dissent and the provisions of the BCBCA are described in the Circular under the heading “Dissenting Shareholders’ Rights”.

Failure to strictly comply with the requirements set forth in sections 237 to 247 of the BCBCA in respect of the Amalgamation Resolution may result in the loss of any right of dissent.  Non-Registered Shareholders who are beneficial owners of Shares registered in the name of an Intermediary who wish to dissent should be aware that only the Registered Shareholders of such Shares are entitled to dissent.  Accordingly, a beneficial owner of Shares desiring to exercise the right of dissent must make arrangements for the Shares beneficially owned to be registered in their name prior to the time the notice of dissent to the Amalgamation Resolution as aforesaid is required to be received by the Company or, alternatively, make arrangement for the registered holder of such Shares to dissent on their behalf.  Furthermore, a person desiring to exercise the right of dissent must dissent with respect to all of the Shares of which the Shareholder is both the registered owner and the beneficial owner, and cause each Shareholder who is a registered Shareholder of any other Shares of which the person is a beneficial owner to dissent with respect to all of those Shares.

The Circular provides additional information relating to the matters to be dealt with at the Meeting and is deemed to form part of this Notice.  Any adjourned or postponed meeting resulting from an adjournment or postponement of the Meeting will be held at a time and place to be specified either by the Company before the Meeting or by the Chairman at the Meeting.

DATED at Vancouver, British Columbia this 5th day of November, 2010

BY ORDER OF THE BOARD
ROLLING ROCK RESOURCES CORPORATION

“Scott Angus”

President, Chief Executive Officer and Director

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TABLE OF CONTENTS
(continued)

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GLOSSARY OF TERMS

“Acquisition Proposal” means, other than from or with Mega or a Mega Subsidiary, any merger, amalgamation, statutory arrangement, recapitalization, take-over bid, joint venture, sale of material properties or assets (including, without limitation, the sale of all or any part of the Monument Bay Property or the Domain Property), any lease, long-term supply agreement or other arrangement having the same economic effect as a sale of any such material properties or assets, any sale or grant of a royalty or similar type of transaction with respect to the Monument Bay Property or the Domain Property, any liquidation, winding-up, sale or redemption of a material number of shares or rights or interests therein or thereto or any similar transaction involving the Company, or any other similar transaction which would, or could, impede the completion of the Amalgamation or any of the other transactions contemplated in the Business Combination Agreement or a written inquiry or proposal to do so, excluding the Amalgamation and the other transactions contemplated hereby.

“Amalgamating Companies” means the Company and Mega Subco.

“Amalgamation” means the amalgamation of the Company and Mega Subco pursuant to section 269 of the BCBCA to form Mergeco, on the terms and conditions set forth in the Business Combination Agreement and the Amalgamation Agreement.

“Amalgamation Agreement” means the amalgamation agreement to be entered into prior to the Effective Time among the Company, Mega and Mega Subco pursuant to subsection 270(1) of the BCBCA with respect to the Amalgamation, substantially in the form set out in Schedule “B” hereto, including the schedules attached thereto, as the same may be amended from time to time.

“Amalgamation Resolution” means the special resolution of the Shareholders approving the Amalgamation and adopting the Amalgamation Agreement substantially in the form and content as set out in Schedule “A” hereto.

“Applicable Securities Laws” means the Securities Act (Ontario) and the equivalent legislation in the other provinces and in the territories of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins, orders and notices of the securities commissions and similar regulatory authorities of each of the provinces and territories of Canada, U.S. Securities Laws and the published rules and policies of the TSXV.

“BCBCA” means the Business Corporations Act (British Columbia), as amended.

“Business Day” means a day which is not a Saturday, a Sunday or a civic or statutory holiday in either Toronto, Ontario or Vancouver, British Columbia.

“Business Combination Agreement” means the business combination agreement dated October 29, 2010 among the Company, Mega and Mega Subco providing for the Amalgamation, including the schedules attached thereto, as the same may be supplemented or amended from time to time.

“Canadian GAAP” means generally accepted accounting principles determined with reference to the Handbook of the Canadian Institute of Chartered Accountants, as amended from time to time.

“CIM Standards” means the CIM Definition Standards on Mineral Resources and Mineral Reserves adopted by the CIM Council of the Canadian Institute of Mining, Metallurgy and Petroleum on December 11, 2005.

“Circular” means this management information circular, including the Notice of Meeting and all schedules attached hereto and all documents incorporated by reference herein, and all amendments hereof.

“Company” means Rolling Rock Resources Corporation, a company existing under the laws of the Province of British Columbia.

“CRA” means the Canada Revenue Agency.

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“Depositary” means Computershare Investor Services Inc., being the depository appointed by Mega for the purpose of, among other things, exchanging certificates representing Shares for certificates representing Mega Shares in connection with the Amalgamation.

“Dissent Notice” means the written objection of a Registered Shareholder to the Amalgamation Resolution, submitted to the Company in accordance with the Dissent Procedures.

“Dissent Procedures” means the dissent procedures required to be followed in order to exercise Dissent Rights, as described under the heading “Dissenting Shareholders’ Rights” in this Circular.

“Dissent Rights” means the right of a Registered Shareholder to dissent in respect of the Amalgamation in compliance with the Dissent Procedures, as described under the heading “Dissenting Shareholders’ Rights” in this Circular.

“Dissent Shares” means the number of Shares in respect of which a Dissent Notice is given.

“Dissenting Shareholder” means a Registered Shareholder who exercises Dissent Rights with respect to the Amalgamation in strict compliance with the Dissent Procedures.

“Domain Property” means the Domain gold project located in northern Manitoba in which the Company holds a 65% joint venture interest.

“Effective Date” means the date shown on the certificate of amalgamation issued by the Registrar under the BCBCA in respect of the Amalgamation, which will be the fifth Business Day after the later of (i) the date of the Shareholder Approvals and (ii) the acceptance of the TSXV, in respect of Mega and the Company, required to close the Amalgamation, or such other date as the Company, Mega and Mega Subco may agree.

“Effective Time” means the time when the Amalgamation will be deemed to have been completed, which shall be 12:01 a.m., Vancouver time, on the Effective Date.

“Encumbrance” means any mortgage, hypothec, pledge, assignment, charge, lien, claim, security interest, adverse interest, other third person interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by law, contract or otherwise) capable of becoming any of the foregoing.

“Engagement Letter” means the letter agreement dated October 6, 2010 between the Company and the Financial Advisor pursuant to which the Company has retained the Financial Advisor to provide the Fairness Opinion.

“Exchange Ratio” means 0.4 (being 0.4 of a Mega Share in exchange for each one Share held).

“Fairness Opinion” means the initial verbal and subsequent written opinion of the Financial Advisor that the consideration to be received by the Shareholders (other than Mega and its affiliates) pursuant to the Amalgamation is fair, from a financial point of view, to the Shareholders (other than Mega and its affiliates), subject to the limitations and qualifications set out in such opinion, a copy of which is attached hereto as Schedule “D”.

“Financial Advisor” means Dundee Securities Corporation in its capacity as financial advisor providing the Fairness Opinion to the Rolling Rock Board.

“Finder’s Options” means the options to acquire units of the Company (with each unit consisting of one Share and one Warrant).

“Foreign Private Issuer” means “foreign private issuer” as defined in Rule 405 of the regulations under the 1933 Act.

“Former Shareholder” means, after the Effective Time, a person who was a Shareholder immediately prior to the Effective Time.

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“Governmental Entity” means any applicable (i) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau, agency, domestic or foreign, (ii) any subdivision, agent, commission, board or authority of any of the foregoing, or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing.

“Intermediary” includes a broker, investment dealer, bank, trust company, nominee or other person or company acting as intermediary of a Non-Registered Shareholder.

“ITA” means the Income Tax Act (Canada), as amended, and the regulations thereunder, as amended.

“Letter Agreement” means the initial agreement dated September 23, 2010 between the Company and Mega with respect to the Amalgamation, which was superseded and replaced by the Business Combination Agreement.

“Letter of Transmittal” means the letter of transmittal accompanying this Circular, for use by Registered Shareholders in depositing with the Depositary certificates representing Shares.

“Material Adverse Change” means, in respect of Mega and the Mega Subsidiaries, the Company, the Monument Bay Property, any one or more changes, events or occurrences, and “Material Adverse Effect” means, in respect of Mega and the Mega Subsidiaries, the Company or the Monument Bay Property, any state of facts, which, in any case, either individually or in the aggregate, are, or would reasonably be expected to be, material and adverse to the business, operations, results of operations, prospects, properties, assets, liabilities or financial condition of Mega and the Mega Subsidiaries on a consolidated basis, or of the Company, or the right to explore, develop or exploit the Monument Bay Property, respectively, other than any change, effect, event or occurrence (i) relating to the global economy or securities markets in general, (ii) affecting the worldwide mining industry in general and which does not have a materially disproportionate effect on Mega and the Mega Subsidiaries on a consolidated basis, or on the Company or the Monument Bay Property, respectively, (iii) resulting from changes in the price of gold or other minerals, (iv) relating to the rate at which currencies can be exchanged, or (v) a change in the trading price of the Mega Shares or the Shares following and reasonably attributable to the disclosure of the Amalgamation and the other transactions contemplated herein.

“Meeting” means the special meeting of Shareholders to be held on December 7, 2010 at 9:00 a.m. (PST), and any adjournment or postponement thereof, for the purposes of considering and, if deemed advisable, approving, among other things, the Amalgamation Resolution.

“Mega” means Mega Precious Metals Inc., a corporation existing under the laws of the Province of Ontario.

“Mega AIF” means the annual information form of Mega dated October 27, 2010 for the year ended December 31, 2009 which was filed under Mega’s corporate profile on SEDAR at www.sedar.com and is incorporated by reference herein;

“Mega Board” means the board of directors of Mega.

“Mega Replacement Options” means, subject to the terms of the Business Combination Agreement, the fully-vested option granted by Mega for which each Option outstanding immediately prior to the Effective Time, whether vested or not, shall be exchanged to acquire that number of Mega Shares equal to the product of (A) the number of Shares subject to the Option immediately before the Effective Time and (B) the Exchange Ratio, and the exercise price per Mega Share subject to any Mega Replacement Option shall be equal to the quotient of (A) the exercise price per Share subject to such Option immediately before the Effective Time divided by (B) the Exchange Ratio.  Notwithstanding the acceleration provisions set out in section 10 of the Option Plan and subject to the approval of the Shareholders and the final approval of the TSXV, each Mega Replacement Option shall be exercisable until the earlier of (A) the original expiry date of the Option exchanged therefor, and (B) the later of (i) the date that is six months after the Effective Date, and (ii) the date the holder of the Mega Replacement Option ceases to be an eligible participant under the stock option plan of Mega.  Except as set out above, the terms of each Mega Replacement Option shall be the same as the Option exchanged therefor.

“Mega Shares” means the common shares which Mega is authorized to issue as presently constituted.

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“Mega Subco” means 0893573 B.C. Ltd., a wholly-owned subsidiary of Mega.

“Mega Subsidiaries” means Skybridge Development Corp., Alyris Gold Corporation and Mega Subco collectively, and “Mega Subsidiary” refers to any one of them;

“Mergeco” means the company formed pursuant to the Amalgamation.

“MI 61-101” means Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions of the Canadian Securities Administrators.

“Monument Bay Property” means the Monument Bay project located in northeastern Manitoba in which the Company holds a 100% interest.

“NI 43-101” means National Instrument 43-101 – Standards of Disclosure for Mineral Projects of the Canadian Securities Administrators.

“NI 54-101” means National Instrument 54-101 – Communication with Non-Registered Owners of Securities of a Reporting Issuer of the Canadian Securities Administrators.

“Non-Registered Shareholder” means a Shareholder whose Shares are held through an Intermediary.

“Notice of Meeting” means the notice of special meeting accompanying this Circular.

“Option Plan” means the option plan of the Company originally approved by the Rolling Rock Board on January 6, 2006 and by the Shareholders on June 28, 2006.

“Options” means the incentive stock options issued by the Company pursuant to the Option Plan.

“Party” means any one of the Company, Mega or Mega Subco and “Parties” means more than one of them as the context requires.

“person” means any individual, corporation, firm, partnership (including, without limitation, a limited partnership), sole proprietorship, syndicate, joint venture, trustee, trust, unincorporated organization or association, Governmental Entity, tribunal or other legal entity.

“Record Date” means the record date for the Meeting, being October 27, 2010.

“Registered Shareholder” means a registered holder of Shares as recorded in the shareholder register of the Company maintained by the Transfer Agent.

“Registrar” means the Registrar of Companies appointed under Section 400 of the BCBCA.

“Rolling Rock Board” means the board of directors of the Company.

“Rule 802” means Rule 802 as adopted by the SEC under the regulations of the 1933 Act and the 1934 Act.

“SEC” means the United States Securities and Exchange Commission.

“SEDAR” means the System for Electronic Document Analysis and Retrieval.

“Shareholders” means, at any time, the holders of Shares.

“Shareholder Approvals” means, collectively, (i) the approval of the Amalgamation Resolution by not less than 66⅔% of the votes cast thereon by the Shareholders present in person or represented by proxy at the Meeting in accordance with the BCBCA and the articles of the Company, and (ii) the approval of the Amalgamation Resolution by a majority of the votes cast thereon by the Shareholders present in person or represented by proxy at the Meeting,

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excluding the votes cast thereon that are required to be excluded in accordance with the minority approval requirements of MI 61-101.

“Shares” means common shares in the capital of the Company.

“Subsidiary” means, with respect to a specified body corporate, any body corporate of which the specified body corporate is entitled to elect a majority of the directors thereof and shall include any body corporate, partnership, joint venture or other entity over which such specified body corporate exercises direction or control or which is in a like relation to such a body corporate, excluding any body corporate in respect of which such direction or control is not exercised by the specified body corporate as a result of any existing contract, agreement or commitment.

“Superior Proposal” means any bona fide written Acquisition Proposal, other than the Amalgamation, that the Rolling Rock Board determines in good faith (based upon the oral or written advice of the Financial Advisor and after consultation with outside legal counsel) (i) is reasonably capable of being completed without undue delay, taking into account all legal, financial, regulatory and other aspects of such proposal and the person making such proposal, (ii) is not subject to a due diligence condition, (iii) is made to all Shareholders in compliance with Applicable Securities Laws, (iv) is not conditional on obtaining financing, and (v) would, if completed in accordance with its terms, result in a transaction more favourable to the Shareholders, from a financial point of view, than the Amalgamation;

“Support Agreements” means the support agreements dated October 29, 2010 and made between Mega and the Supporting Shareholders.

“Supporting Shareholders” means Pinetree Capital Ltd. and all of the directors and officers of the Company.

“Termination Fee” has the meaning ascribed to it in the section titled “The Business Combination Agreement  – Termination Fee” in this Circular.

“Transfer Agent” means Computershare Investor Services Inc., transfer agent for the Shares, at its principal office in Vancouver, British Columbia.

“TSXV” means the TSX Venture Exchange.

“TSXV Policy 5.9” means policy 5.9 of the TSXV – Protection of Minority Security Holders in Special Transactions which incorporates MI 61-101.

“United States” means “United States” as defined in Rule 800(i) of the regulations under the 1933 Act.

“US GAAP” means generally accepted according principles as applied in the United States.

“U.S. Holder” means “U.S. holder” as defined in Rule 800(h) of the regulations under the 1933 Act.

“U.S. Securities Laws” means the 1933 Act, the 1934 Act, together with the applicable blue sky or securities legislation in the states of the United States.

“Warrants” means common share purchase warrants of the Company.

“1933 Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

“1934 Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

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NOTICE TO UNITED STATES SHAREHOLDERS

THE MEGA SHARES AND MEGA REPLACEMENT OPTIONS TO BE ISSUED IN CONNECTION WITH THE AMALGAMATION HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR THE SECURITIES REGULATORY AUTHORITY IN ANY STATE OF THE UNITED STATES OR PROVINCE OF CANADA, NOR HAS THE SEC NOR THE SECURITIES REGULATORY AUTHORITY IN ANY STATE OR PROVINCE OF CANADA PASSED ON THE FAIRNESS OR MERITS OF THE AMALGAMATION OR THE ADEQUACY OR ACCURACY OF THIS CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The Mega Shares and Mega Replacement Options to be issued under the Amalgamation have not been registered under the 1933 Act or the securities laws of any state of the United States.  Such securities are being issued in reliance on the exemption from registration set forth in Rule 802 and exemptions provided under the securities laws of each applicable state of the United States.  Rule 802 provides an exemption from registration under the 1933 Act for offers and sales of securities issued in exchange for one or more outstanding securities where:

•	the subject company (the Company in this transaction) is a Foreign Private Issuer;

•	U.S. Holders hold no more than 10 percent of the securities that are the subject of the business combination;

•	U.S. Holders participate in the business combination on terms at least as favorable as those offered to any other holder of the subject securities;

•
the issuer publishes or otherwise disseminates an informational document to the holders of the subject securities in connection with the business combination complying with disclosure requirements set forth in Rule 802; and

•	the issuer furnishes the informational document, including any amendments thereto, to the SEC on Form CB together with a Form F-X to appoint an agent for service in the United States.

This Circular is being filed with the SEC on Form CB.

The Company is a corporation existing under the laws of the Province of British Columbia, Canada.  The Amalgamation is made for the exchange of securities of Foreign Private Issuers.  The solicitation of proxies and the transactions contemplated in this Circular involve securities of a Canadian issuer and are being effected in accordance with Canadian corporate and securities laws.  The solicitation of proxies is not subject to the requirements of Section 14(a) of the 1934 Act.  Accordingly, this Circular has been prepared in accordance with applicable Canadian disclosure requirements.  Residents of the United States should be aware that such requirements differ from such requirements under U.S. securities laws relating to United States companies.

You should be aware that the issuer may purchase securities otherwise than under the offer, such as in open market or privately negotiated transactions.

It may be difficult for you to enforce your rights or to bring any claim arising under the U.S. federal securities laws, since the Company is organized under the laws of the Province of British Columbia, Canada and Mega is organized under the laws of the Province of Ontario, Canada, that some or all of their officers and certain directors and the experts named herein may be resident in jurisdictions outside the United States, and that all or a substantial portion of the assets of the Company and Mega and such persons are located outside the United States.  As a result, it may be difficult or impossible for Shareholders in the United States to effect service of process within the United States upon Mega and the Company, their directors or officers, or the experts named herein, or to realize against them upon judgments of courts of the United States predicated upon civil liabilities under the federal securities laws of the United States or “blue sky” laws of any state within the United States.  In addition, Shareholders should not assume that the courts of Canada: (a) would enforce judgments of United States courts obtained in actions against such

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persons predicated upon civil liabilities under the federal securities laws of the United States or “blue sky” laws of any state within the United States; or (b) would enforce, in original actions, liabilities against such persons predicated upon civil liabilities under the federal securities laws of the United States or “blue sky” laws of any state within the United States.

Likewise, information in this Circular or in the documents incorporated by reference herein concerning the properties and operations of the Company and of Mega has been prepared in accordance with Canadian standards under applicable Canadian securities laws, which differ from the requirements of U.S. securities laws.  The terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” used in this Circular or in the documents incorporated by reference herein are Canadian mining terms as defined in accordance with NI 43-101 under guidelines set out in the CIM Standards.

While the terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are recognized and required by Canadian securities regulations, they are not recognized by the SEC.  Under United States standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made.  “Inferred mineral resource” has a great amount of uncertainty as to its existence, as to whether it can be mined and as to its economic and legal feasibility, except in rare cases.  It cannot be assumed that all or any part of an “inferred mineral resource” will ever be upgraded to a higher category.  Under Canadian securities regulations, estimates of inferred mineral resources may not form the basis of feasibility or other economic studies, except in rare cases.  Readers are cautioned not to assume that all or any part of measured or indicated resources will ever be converted into mineral reserves.  Readers are also cautioned not to assume that all or any part of an “inferred mineral resource” exists, or is economically or legally mineable.  Disclosure of contained ounces is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report resources as in place tonnage and grade without reference to unit measures.  As such, certain information contained in this Circular or in the documents incorporated by reference herein concerning descriptions of mineralization and resources under Canadian standards may not be comparable to similar information made public by U.S. companies subject to reporting and disclosure requirements of the SEC.

In addition, the definitions of “proven mineral reserves” and “probable mineral reserves” under CIM standards differ in certain respects from the U.S. standards.

Financial statements included or incorporated by reference herein have been prepared in accordance with Canadian GAAP and are subject to auditing and auditor independence standards in Canada, which differ from U.S. GAAP and auditing and auditor independence standards in the U.S. in certain material respects, and thus may not be comparable to financial statements of U.S. companies.  Securityholders should be aware that the exchange of their Shares for Mega Shares as described herein may have tax consequences in both the United States and Canada.  See “Certain Canadian Federal Income Tax Considerations”.

The securities to be issued pursuant to the Amalgamation will be unregistered “restricted securities” within the meaning of Rule 144 under the 1933 Act to the same extent and proportion that the securities exchanged by the holder in that transaction were restricted securities.  In addition, the 1933 Act imposes restrictions on the resale of securities received pursuant to the Amalgamation by persons who are “affiliates” of Mega after the Effective Date of the Amalgamation or who are “affiliates” of Mega at the time the Amalgamation is submitted to a vote.  As defined in Rule 144 under the 1933 Act, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the issuer.  See “Securities Laws Considerations - United States Securities Law Considerations”.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This Circular contains “forward-looking information” within the meaning of applicable Canadian securities laws. Forward-looking information is prospective and by its nature requires the Company or Mega, as the case may be, to make certain assumptions and is subject to inherent risks and uncertainties. There can be no assurance that forward-looking information will prove to be accurate, and readers are cautioned not to place undue reliance on the forward-looking information contained herein. Generally, but not always, forward-looking information is identifiable by use of the words “continue”, “expect”, “anticipate”, “estimate”, “forecast”, “believe”, “intend”, “schedule”, “budget”, “plan” or “project”, or the negative or other variations of these words or comparable terminology, or states that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved. Forward-looking information in this Circular includes, but is not limited to, statements about the Company, Mega and its business after completion of the Amalgamation, strategic plans, future operations, results of exploration, cost estimates, anticipated financial results, future work programs, capital expenditures and objectives, evolution and economic performance of development projects, exploration budgets and targets, continuity of favourable copper, molybdenum, silver and gold markets, contractual commitments, continuous availability of required manpower and continuous access to capital markets. In making such forward-looking statements, the Company or Mega, as the case may be, has made certain assumptions about its business, the integration of the Company’s operations into Mega’s business following the Amalgamation, the economy and the mineral exploration industry in general and has also assumed that there will be no significant events occurring outside of the Company’s or Mega’s normal course of business. Although the assumptions are considered reasonable by management of the Company or Mega, as the case may be, at the time the forward-looking information is given, there can be no assurance that such assumptions will prove to be accurate. In addition, the following are material factors that could cause actual results to differ materially from a conclusion, forecast or projection contained in the forward-looking information in this Circular: Mega’s inability to successfully integrate the Company’s operations following the Amalgamation, risks normally incidental to exploration and development of mineral properties, the inability of the Company or Mega to obtain additional financing when and as needed, economic and market uncertainties, loss of key personnel, title defects, the inability of the Company or Mega to obtain or comply with all required permits and licences, fluctuation in the price of copper, molybdenum, silver, gold and other metals and commodities, changes in governmental regulation adverse to the Company or Mega, First Nations consultations, environmental risks, competition from other mining businesses, and other related matters. Although the Company and Mega have attempted to identify material factors that could cause actual results to differ materially from a conclusion, forecast or projection contained in the forward-looking information, there may be other factors that could cause results to differ from what is anticipated, estimated or intended. Those factors are described or referred to below, in the section titled “Risk Factors of the Amalgamation” and in the section titled “Risk Factors” in Schedule “F” hereto, and elsewhere in the documents incorporated herein by reference, including under the heading “Risk Factors” in the Mega AIF. All forward-looking information contained in this Circular is given as of the date of the document in which the forward-looking information is contained, and the Company and Mega undertake no obligation to update or revise forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable laws.

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REPORTING CURRENCIES AND ACCOUNTING PRINCIPLES

Unless otherwise indicated, all references to “$” or “dollars” in this Circular refer to Canadian dollars.  The financial statements of Mega that are incorporated by reference herein are reported in Canadian dollars and are prepared in accordance with Canadian GAAP.

METRIC EQUIVALENTS

For ease of reference, the following factors for converting imperial measurements into metric equivalents are provided:

To convert from imperial	To metric	Multiply by
Acres	Hectares	0.404686
Feet	Metres	0.30480
Miles	Kilometres	1.609344
Tons	Tonnes	0.907185
Ounces (troy)/ton	Grams/Tonne	34.2857

INFORMATION CONTAINED IN THIS CIRCULAR

The information contained in this Circular is given as at November 5, 2010 except where otherwise noted and except that information in documents incorporated by reference is given as of the dates noted therein.

No person has been authorized to give any information or to make any representation in connection with the Amalgamation and other matters described herein other than those contained in this Circular and, if given or made, any such information or representation should be considered not to have been authorized by the Company.

This Circular does not constitute the solicitation of an offer to purchase any securities or the solicitation of a proxy by any person in any jurisdiction in which such solicitation is not authorized or in which the person making such solicitation is not qualified to do so or to any person to whom it is unlawful to make such solicitation.

Information contained in this Circular should not be construed as legal, tax or financial advice and Shareholders are urged to consult their own professional advisors in connection therewith.

INFORMATION PERTAINING TO MEGA

Certain information pertaining to Mega, including forward-looking statements made by Mega, included or incorporated by reference herein has been provided by Mega or is based on publicly available documents and records on file with the securities commissions or similar authorities in Canada, or other public sources.  Although the Company does not have any knowledge that would indicate that any such information is untrue or incomplete, the Company assumes no responsibility for the accuracy or completeness of such information, nor for the failure by such other persons to disclose events which may have occurred or which may affect the completeness or accuracy of such information but which is unknown to the Company.

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SUMMARY

The following information is a summary of certain information contained in this Circular.  This summary is provided for convenience only and the information contained in this summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information and financial data and statements contained elsewhere in this Circular, including the Schedules hereto and the documents incorporated by reference herein.  Capitalized terms in this Summary have the meanings set out in the Glossary of Terms or as set out in this Summary.

THE MEETING

The Meeting

This Circular is furnished in connection with the solicitation of proxies by management of the Company for use at the Meeting.

Date, Time and Place of Meeting

The Meeting will be held on December 7, 2010 at 9:00 a.m. (PST) at the offices of Axium Law Corporation, Suite 3350, Four Bentall Centre, 1055 Dunsmuir Street, Vancouver, British Columbia.

The Record Date

The Record Date for determining the Shareholders entitled to receive notice of and to vote at the Meeting is as of the close of business on October 27, 2010.

Purpose of the Meeting

The purpose of the Meeting is to consider the matters set forth in the accompanying Notice of Meeting including, among other things, for the Shareholders to consider, and, if thought appropriate, to pass, with or without variation, the Amalgamation Resolution approving the Amalgamation and the transactions contemplated thereby.

The full text of the Amalgamation Resolution is set out as Schedule “A” to this Circular.  The Amalgamation Resolution will require an affirmative vote of not less than 66⅔% of the votes cast by those Shareholders who, being entitled to do so, vote in person or by proxy in respect of that resolution at the Meeting.  In addition, the Amalgamation Resolution must be approved by a majority of the votes cast by Shareholders, after excluding the votes cast by persons whose votes may not be included in determining minority approval of a business combination pursuant to MI 61-101.

The Shareholders are also being asked to consider, and, if thought appropriate, to pass, with or without variation, an ordinary resolution approving an amendment to the terms of the existing Options.

THE AMALGAMATION

Mega Precious Metals Inc.

Mega is a Canadian-based mineral exploration company with several projects in Northwestern Ontario, Nunavut and the Yukon Territory.

Mega is a corporation existing under the laws of the Province of Ontario, Canada.  Mega’s head office and registered office is located at Suite 401, 1113 Jade Court, Thunder Bay, Ontario  P7B 6M7.  Mega is a reporting issuer in the provinces of British Columbia, Alberta, Ontario and Quebec.  The Mega Shares trade on the TSXV under the symbol “MGP”.  The closing price of the Mega Shares on the TSXV on September 23, 2010, being the last full trading day prior to the announcement of the proposed Amalgamation, was $0.59.

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See “Information Concerning Mega Precious Metals Inc.”.

The Amalgamation

The Business Combination Agreement is dated October 29, 2010, and is made among the Company, Mega and Mega Subco and provides for the Amalgamation.  The Amalgamation Agreement, substantially in the form attached as Schedule “B” to this Circular, is expected to be entered into among the Company, Mega and Mega Subco prior to the Effective Time in order to effect the Amalgamation.

The purpose of the Amalgamation is for Mega to effect the acquisition of all of the issued and outstanding Shares.  If the Shareholder Approvals are obtained at the Meeting and all other conditions precedent to the Amalgamation are satisfied or waived, the Amalgamation will be implemented by way of a three-cornered amalgamation whereby the Company will amalgamate with Mega Subco under the BCBCA to form Mergeco.  Mergeco will continue as a wholly-owned subsidiary of Mega and will continue the Company’s business and cease to be a publicly-traded company.  Pursuant to the Amalgamation, at the Effective Time, the following will be deemed to occur without any further act or formality:

•	The Amalgamating Companies shall be amalgamated and continue as one corporation, Mergeco, on the terms prescribed in the Business Combination Agreement and the Amalgamation Agreement.

●
The Shares outstanding immediately prior to the Effective Time, other than Shares held by a Dissenting Shareholder who is ultimately entitled to be paid the fair value of its Shares by the Company, shall be cancelled, and Former Shareholders (other than Mega and Mega Subco and Dissenting Shareholders (who are ultimately entitled to be paid the fair value of their Shares)), shall receive, in exchange for their Shares so cancelled, that number of Mega Shares equal to the product of (A) the number of Shares so cancelled, and (B) the Exchange Ratio.

•	Neither Mega nor Mega Subco shall receive any repayment of capital in respect of any Shares held by them that are cancelled as set out above.

•	The common shares of Mega Subco outstanding immediately prior to the Effective Time shall be cancelled and replaced with an equal number of common shares of Mergeco issued by Mergeco.

•	As consideration for the issuance of Mega Shares pursuant to the Amalgamation, Mergeco shall issue to Mega one common share of Mergeco for each Mega Share so issued.

Following the Effective Time, the following will occur:

•
Subject to the terms of the Business Combination Agreement and the Amalgamation Agreement, each Option outstanding immediately prior to the Effective Time shall be exchanged for a Mega Replacement Option to acquire that number of Mega Shares equal to the product of (A) the number of Shares subject to the Option immediately before the Effective Time and (B) the Exchange Ratio, and the exercise price per Mega Share subject to any Mega Replacement Option shall be equal to the quotient of (A) the exercise price per Share subject to such Option immediately before the Effective Time divided by (B) the Exchange Ratio.  Notwithstanding the acceleration provisions set out in section 10 of the Option Plan and subject to the approval of the Shareholders and the final approval of the TSXV, each Mega Replacement Option shall be exercisable until the earlier of (A) the original expiry date of the Option exchanged therefor, and (B) the later of (i) the date that is six months after the Effective Date and (ii) the date the holder of the Mega Replacement Option ceases to be an eligible participant under the stock option plan of Mega.  Except as set out above, the terms of each Mega Replacement Option shall be the same as the Option exchanged therefor.

•
Each Warrant outstanding immediately prior to the Effective Time shall remain outstanding in accordance with its terms, and, in accordance with its terms, the holder thereof will receive, upon the exercise thereof, in lieu of the number of Shares to which such holder was theretofore entitled to acquire upon such exercise, that number of Mega Shares equal to the product of (A) the number of Shares subject to such Warrant immediately before the Effective Time and (B) the Exchange Ratio.

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●
Each Finder’s Option outstanding immediately prior to the Effective Time shall remain outstanding in accordance with its terms, and, in accordance with its terms, the holder thereof will receive, upon the exercise thereof, in lieu of the number of Shares and share purchase warrants to acquire Shares to which such holder was theretofore entitled to acquire upon such exercise, (A) that number of Mega Shares equal to the product of (i) the number of options subject to such Finder’s Option immediately before the Effective Time and (ii) the Exchange Ratio, and (B) share purchase warrants to acquire that number of Mega Shares equal to the product of (i) the number of options subject to such Finder’s Option immediately before the Effective Time and (ii) the Exchange Ratio.

Following the completion of the Amalgamation, it is expected that the Shares will be delisted from the TSXV and the Company will apply to cease to be a reporting issuer under the securities laws of each province of Canada in which it is a reporting issuer.

Full particulars of the Amalgamation are contained in the Business Combination Agreement and the Amalgamation Agreement.  The Business Combination Agreement has been filed by the Company and Mega under their respective corporate profiles on SEDAR at www.sedar.com.  The Amalgamation Agreement is expected to be entered into among the Company, Mega and Mega Subco, substantially in the form attached as Schedule “B” to this Circular, prior to the Effective Time.

Assuming there are no Dissenting Shareholders and no Options, Warrants or Finder’s Options are exercised during the period between the date of this Circular and the Effective Date, on completion of the Amalgamation, approximately 17,110,000 Mega Shares will be issued to Shareholders pursuant to the Amalgamation.  As a result there will be approximately 61,303,780 Mega Shares issued and outstanding on the Effective Date (77,729,780 Mega Shares on a fully diluted basis) with Former Shareholders holding approximately 27.9% of the total number of issued and outstanding Mega Shares.  The Effective Date of the Amalgamation is expected to occur on or about December 14, 2010 or such other date as the Company, Mega and Mega Subco may agree.

See “The Amalgamation — Terms of the Amalgamation”.

Related Party Transaction

The Amalgamation constitutes a “related party transaction” for the Company under TSXV Policy 5.9 and MI 61-101, as Mega is an insider of the Company by virtue of beneficially owning, or controlling or directing, directly or indirectly, 9,900,000 Shares (approximately 18.79% of the issued and outstanding Shares).  In accordance with MI 61-101, as the Shares are listed solely on the TSXV, the Company is exempt from the valuation requirements of MI 61-101.  In accordance with the requirements of MI 61-101, the Company is seeking minority approval of the Shareholders for the Amalgamation at the Meeting.

Reasons and Benefits of the Amalgamation

The Rolling Rock Board believes that the Amalgamation will have the following advantages for Shareholders:

•
Premium to Shareholders.  Mega has offered Shareholders a significant premium to the pre-announcement Share price.  The consideration offered under the Amalgamation represents a premium of approximately 37% based on the volume-weighted average price of the Shares on the TSXV for the 20 trading day period prior to the announcement of the Amalgamation.

•
Continued Participation by Shareholders in the Monument Bay Property.  Shareholders, through their ownership of Mega Shares, will continue to participate in any value increases associated with the Company’s principal mineral property, the Monument Bay Property.

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●
Diversification of Assets.  The Amalgamation will combine the current assets of the Company and Mega to consolidate ownership and mitigate project risk.  Through the Mega Shares they will receive pursuant to the Amalgamation, Shareholders will participate in any increase in the value of mineral projects and assets

●
currently owned by Mega.  The principal mineral resource properties of Mega at the present time are its North Madsen gold project located in the Red Lake Mining Division in Ontario and its Blue Caribou project located in the Kitikmeot Region of the Nunavut Territory.  Former Shareholders will own approximately 27.9% of the outstanding Mega Shares upon completion of the Amalgamation.

●
Advancement of the Monument Bay Property.  Through the Amalgamation, Mega will acquire the Company’s 100% ownership in the Monument Bay Property, located in Northern Manitoba, Canada.  Mega has indicated that it intends to aggressively advance the Monument Bay Property.

●
Strong Management Ability and Skills.  The combined company will have a dedicated, experienced and entrepreneurial management team with significant complementary experience in project generation, evaluation and development.

See “The Amalgamation – Reasons and Benefits of the Amalgamation”.

Support by Principal Shareholders

The Supporting Shareholders, holding an aggregate of 10,291,989 Shares, representing approximately 19.5% of the Shares outstanding as at November 5, 2010, have agreed, among other things, to vote their Shares (together with any other Shares acquired by such Shareholders prior to the Meeting) in favour of the Amalgamation Resolution and to not take any action, directly or indirectly, which could reasonably be expected to affect the completion of the Amalgamation, except as otherwise permitted by the Support Agreements.

See “The Amalgamation – Support by Principal Shareholders”.

Recommendation of the Rolling Rock Board

The Rolling Rock Board has unanimously determined that the Amalgamation is fair to Shareholders and in the best interest of the Company and has authorized the submission of the Amalgamation Resolution to the Shareholders for their approval at the Meeting.  The Rolling Rock Board unanimously recommends that Shareholders vote FOR the Amalgamation Resolution.

See “The Amalgamation – Recommendation of the Rolling Rock Board”.

Fairness Opinion

The Company retained the Financial Advisor to consider the fairness, from a financial point of view, of the consideration to be received by the Shareholders (other than Mega and its affiliates) pursuant to the Amalgamation.

In deciding to approve the Business Combination Agreement, the Amalgamation Agreement and the terms of the Amalgamation, the Rolling Rock Board considered, among other things, the Fairness Opinion.  As at the date of the Fairness Opinion and subject to the assumptions, qualifications and limitations contained in the Fairness Opinion, the Financial Advisor has concluded that the consideration to be received by the Shareholders (other than Mega and its affiliates) pursuant to the Amalgamation is fair, from a financial point of view, to the Shareholders (other than Mega and its affiliates).  The Fairness Opinion is not a recommendation as to how Shareholders should vote at the Meeting and is not and should not be construed as a valuation of the Company or Mega or their respective assets or securities.  The summary of the Fairness Opinion in this Circular is qualified in its entirety by the full text of the Fairness Opinion which is attached as Schedule “D” to this Circular and Shareholders are urged to read the Fairness Opinion in its entirety.

See “The Amalgamation – The Fairness Opinion”.

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The Business Combination Agreement

 General

The Business Combination Agreement provides for the acquisition by Mega of all of the outstanding Shares by way of a three-cornered amalgamation pursuant to which the Company and Mega Subco will amalgamate under the provisions of the BCBCA pursuant to the Amalgamation Agreement to form Mergeco and Shareholders will receive Mega Shares in exchange for their Shares.  Mergeco will continue to be a wholly-owned subsidiary of Mega and continue the business of the Company.

 Conditions to the Amalgamation

Pursuant to the terms of the Business Combination Agreement and the Amalgamation Agreement, the completion of the Amalgamation is subject to the satisfaction or waiver of a number of conditions at or prior to the Effective Date, including, without limitation:

●	The Shareholder Approvals having been obtained at the Meeting.

●	The performance in all material respects by the Company and Mega of all covenants required to be performed under the Business Combination Agreement.

●	The representations and warranties of the Company and Mega contained in the Business Combination Agreement being true and correct in all material respects as of the Effective Date.

●	There having been no Material Adverse Effect in respect of the Company or Mega.

●	The Dissent Rights not having been exercised (and not withdrawn) in respect of, in the aggregate, more than 2% of the Shares.

●	The receipt of all regulatory approvals, including without limitation those of the TSXV in connection with the Amalgamation.

●	The Mega Board and the directors and sole shareholder of Mega Subco having adopted all necessary resolutions.

●	The Support Agreements having not been terminated.

●	The Rolling Rock Board having adopted all necessary resolutions.

See “The Business Combination Agreement – Conditions Precedent to the Amalgamation”.

 Non-Solicitation

The Company has agreed that, among other things, and except as contemplated by the Business Combination Agreement, it will not and it will not authorize or permit any officers, directors or employees, agents, advisers, consultants or other representatives of it to: (i) make, solicit, initiate, encourage promote or facilitate, including by way of furnishing information, permitting any visit to facilities or properties of the Company or entering into any form of agreement, written or verbal, any inquiries or the making of any proposal which does or could constitute an Acquisition Proposal or potential Acquisition Proposal; (ii) participate, directly or indirectly, in any discussions or negotiations regarding any Acquisition Proposal or potential Acquisition Proposal; (iii) withdraw, modify, qualify or change in a manner adverse to Mega, or publicly state that it intends to withdraw, modify, qualify or change in a manner adverse to Mega, the approval or recommendation of the Rolling Rock Board of the Amalgamation (it being understood that failing to affirm the approval or recommendation of the Rolling Rock Board of the Amalgamation after an Acquisition Proposal has been publicly announced shall be considered a modification which is adverse to

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Mega if the Rolling Rock Board has not affirmed the approval or recommendation of the Amalgamation on the date which is the earlier of (A) 15 calendar days after the date on which the Acquisition Proposal has been publicly announced and (B) five Business Days prior to the Meeting); (iv) approve or recommend any Acquisition Proposal; or (v) enter into any agreement, written or verbal, related to any Acquisition Proposal or requiring the Company to abandon, terminate or fail to consummate the Amalgamation or any other transaction contemplated herein or providing for the payment of any break, termination or other fee or expense to any person in the event that the Company completes the Amalgamation and the other transactions contemplated herein or any other transaction with Mega or any of the Mega Subsidiaries agreed to prior to the termination of this Agreement.  The Company shall not, directly or indirectly, consider, discuss, negotiate, accept, approve or recommend an Acquisition Proposal or provide information to any person proposing an Acquisition Proposal, in each case after the date of the approval of the Amalgamation by the Shareholders.

See “The Business Combination Agreement – Non-Solicitation Covenant”.

 Ability to Accept a Superior Proposal

Under the terms of the Business Combination Agreement, the Company remains able to respond, under certain stated circumstances and in accordance with its fiduciary duties, to unsolicited proposals that are more favourable to Shareholders than the Amalgamation.

See “The Business Combination Agreement – Ability to Accept a Superior Proposal”.

 Termination of Amalgamation Agreement

The Company and Mega may agree in writing to terminate the Business Combination Agreement and abandon the Amalgamation at any time prior to the Effective Date.  In addition, either the Company or Mega may terminate the Business Combination Agreement and abandon the Amalgamation at any time prior to the Effective Date if certain specified events occur.

See “The Business Combination Agreement — Termination of the Business Combination Agreement”.

 Termination Fee

The Business Combination Agreement provides that the Company will pay to Mega the Termination Fee of $450,000 in certain circumstances.

See “The Business Combination Agreement – Termination Fee”.

 Completion of the Amalgamation

The Effective Date of the Amalgamation is expected to occur on or about December 14, 2010 or such other date as the Company, Mega and Mega Subco may agree.

Approvals Required

 Shareholder Approvals

In order for the Amalgamation to become effective, as provided in Section 271 of the BCBCA, the Amalgamation must be approved by an affirmative vote of holders of not less than 66⅔% of the Shares represented in person or by proxy at the Meeting. In addition, the Amalgamation must be approved by a majority of the votes cast by Shareholders, after excluding the votes cast by persons whose votes may not be included in determining minority approval of a business combination pursuant to MI 61-101.  See “The Amalgamation – Shareholder Approvals of Amalgamation Resolution”.  The full text of the Amalgamation Resolution is set forth in Schedule “A” attached to this Circular.  If more than 2% of the issued and outstanding Shares become the subject of Dissent Rights, the

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Business Combination Agreement may be terminated by Mega.  In the event that the Shareholder Approvals are not obtained, the Business Combination Agreement may be terminated by either the Company or Mega.  See “The Business Combination Agreement – Conditions Precedent to the Amalgamation”.

 Regulatory Approvals

The Company is currently listed on the TSXV.  Mega is currently listed on the TSXV.  Conditional approval of the TSXV in respect of the Amalgamation and related transactions, including the listing of the Mega Shares to be issued pursuant to the Amalgamation on the TSXV has been obtained, subject only to compliance with the usual requirements of the TSXV.

See “Principal Legal Matters – Regulatory Matters”.

SHARE EXCHANGE PROCEDURES

Letter of Transmittal and Treatment of Fractional Shares

A Letter of Transmittal sent to Registered Shareholders with this Circular sets out the procedure to be followed by Registered Shareholders in depositing their Shares.  If the Amalgamation becomes effective, in order to receive the Mega Shares in exchange for Shares, a Shareholder must deliver or send the Letter of Transmittal, properly completed and duly executed, together with certificate(s) representing its Shares and all other required documents to the Depositary at the address set forth in the Letter of Transmittal. It is each Shareholder’s responsibility to ensure that the Letter of Transmittal is received by the Depositary. If the Amalgamation is not completed, the Letter of Transmittal will be of no effect and the Depositary will return all certificates representing Shares to the holders thereof as soon as possible.  Non-Registered Shareholders should consult with their Intermediaries for information on depositing their Shares pursuant to the Amalgamation.

No fractional Mega Shares will be issued to Shareholders.  Any Shareholder that would otherwise be entitled to receive a fraction of a Mega Share pursuant to the Amalgamation shall receive such number of Mega Shares rounded down to the nearest whole number without any further consideration or payment in lieu of such fractional Mega Share.

Until surrendered, each certificate on the Effective Date that represented Shares will be deemed, at any time after the Effective Date, to represent only the right to receive upon the surrender thereof a certificate representing the Mega Shares that the holder thereof has the right to receive in respect of the Amalgamation and, in the case of Dissenting Shareholders who have properly exercised their Dissent Rights in accordance with the Dissent Procedures, the right to be paid in accordance with such Dissent Rights.

See “The Amalgamation – Share Exchange Procedures – Letter of Transmittal and Treatment of Fractional Shares”.

Treatment of Options, Warrants and Finder’s Options

Persons holding outstanding Options on the Effective Date will receive notices and/or agreements from Mega acknowledging the Mega Replacement Options which they are receiving in exchange for their Options.  Persons holding outstanding Warrants and Finder’s Options on the Effective Date will not receive certificates representing common share purchase warrants or options of Mega; rather, all outstanding Warrants and Finder’s Options on the Effective Date will remain outstanding in accordance with their terms, and, in accordance with their terms, will be exercisable to acquire that number of Mega Shares which reflects the Exchange Ratio.

See “Share Exchange Procedures  – Treatment of Options, Warrants and Finder’s Options ”.

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Cancellation of Rights after Six Years

Pursuant to the Amalgamation, any share certificate which on the Effective Date represented outstanding Shares and which has not been surrendered, with all other documents required by the Depositary, on or before the sixth anniversary of the Effective Date, will cease to represent any claim against or interest of any kind or nature in Mega.  Accordingly, Former Shareholders who deposit with the Depositary certificates representing cancelled Shares after the sixth anniversary of the Effective Date will not receive Mega Shares or any other consideration in exchange therefor, will not own any interest in the Company or Mega and the certificates representing such Shares will be cancelled.

See “The Amalgamation – Share Exchange Procedures – Cancellation of Rights After Six Years”.

DISSENTING SHAREHOLDERS’ RIGHTS

Registered Shareholders are entitled to exercise Dissent Rights by providing written notice to the Company no later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time set for the Meeting or any adjournment or postponement thereof to the Company at Unit 1 - 15782 Marine Drive, White Rock, British Columbia  V4B 1E6, Attention:  Doris Meyer, Corporate Secretary, and in the manner described under the heading entitled “Dissenting Shareholders’ Rights” contained in this Circular.  If a Registered Shareholder dissents, and the Amalgamation is completed, the Company will acquire the Dissent Shares of the Dissenting Shareholder in exchange for the obligation of the Company to pay such Dissenting Shareholder the fair value of the Dissent Shares as determined immediately prior to the adoption of the Amalgamation Resolution.  Only Registered Shareholders are entitled to exercise Dissent Rights.  The notice and dissent procedure requirement must be strictly observed.  Shareholders should carefully read the section in this Circular entitled “Dissenting Shareholders’ Rights” if they wish to exercise Dissent Rights.  It is a condition of the completion of the Amalgamation that Dissent Rights not be exercised in respect of, in the aggregate, more than 2% of the issued and outstanding Shares.

A complete copy of Sections 237-247 of the BCBCA is attached to this Circular as Schedule “C”.  It is recommended that any Registered Shareholder wishing to avail itself of its Dissent Rights under those provisions seek legal advice, as failure to comply strictly with the provisions of the BCBCA may prejudice its Dissent Rights.

See “Dissenting Shareholders’ Rights”.

SECURITIES LAW CONSIDERATIONS

Securities Law Information for Canadian Shareholders

The Mega Shares to be issued under the Amalgamation will be issued in reliance on exemptions from the prospectus and registration requirements of Applicable Securities Law in all provinces and territories of Canada.  Mega Shares received pursuant to the Amalgamation by holders of Shares who are resident in Canada will generally be free from restrictions on resale provided that:

(a)	such trade is not a control distribution (within the meaning of applicable securities laws);

(b)	no unusual effort has been made to prepare the market or to create a demand for the Mega Shares;

(c)	no extraordinary commission is paid to a person or company in respect of such trade; and

(d)	if the selling security holder is an insider or officer of Mega, such holder has no reasonable grounds to believe that Mega is in default of securities legislation.

See “Securities Law Considerations – Canadian Securities Law Considerations”.

Securities Law Information for United States Securityholders

The Mega Shares and Mega Replacement Options to be issued or made issuable to the Shareholders and holders of Options, Warrants and Finder’s Options, as applicable, pursuant to the Amalgamation will not be registered under the 1933 Act or the securities laws of any state of the United States.  Such securities will be issued in reliance upon the exemption from registration provided by Rule 802 and exemptions provided under applicable securities laws.

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The Mega Shares and Mega Replacement Options to be issued pursuant to the Amalgamation will be unregistered “restricted securities” within the meaning of Rule 144 under the 1933 Act to the same extent and proportion that the securities exchanged by the holder in that transaction were restricted securities.  In addition, the 1933 Act imposes restrictions on the resale of securities received pursuant to the Amalgamation by persons who are “affiliates” of Mega after the Effective Date of the Amalgamation or who are “affiliates” of Mega at the time the Amalgamation is submitted to a vote.  As defined in Rule 144 under the 1933 Act, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the issuer.

Rule 802 does not exempt the issuance of securities upon the exercise of securities that were issued pursuant to Rule 802.  Therefore, the Mega Replacement Options and Mega Replacement Warrants deemed to be issued pursuant to the Amalgamation may not be exercised in the United States or by or on behalf of a U.S. person as defined in Rule 902(k) of Regulation S under the 1933 Act, nor may any Mega Shares issued upon such exercise be offered or resold, except pursuant to registration under the 1933 Act or an exemption from such registration requirements.

This Circular is being filed with the SEC on Form CB.

THE SECURITIES TO BE ISSUED PURSUANT TO THE AMALGAMATION HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR THE SECURITIES REGULATORY AUTHORITY IN ANY STATE OF THE UNITED STATES OR PROVINCE OF CANADA, NOR HAS THE SEC OR ANY SECURITIES REGULATORY AUTHORITY IN ANY STATE OF THE UNITED STATES OR PROVINCE OF CANADA PASSED UPON THE ACCURACY OR ADEQUACY OF THIS CIRCULAR.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

See “Securities Laws Considerations – United States Securities Law Considerations”.

Shareholders Resident In Other Jurisdictions

To the extent that holders of Shares reside in jurisdictions outside of Canada and the United States, the Mega Shares received by such Shareholders may be subject to certain additional trading restrictions under applicable securities laws.  All such holders of Shares residing outside Canada and the United States are advised to consult their own legal advisors regarding such resale restrictions.

SUMMARY OF CERTAIN INCOME TAX CONSIDERATIONS

Certain Canadian Federal Income Tax Considerations

For Canadian federal income tax purposes, Shareholders who are residents of Canada and whose Shares constitute capital property generally should be able to exchange the Shares for Mega Shares pursuant to the Amalgamation on a tax deferred basis.  Shareholders who are non residents of Canada and whose Shares do not constitute “taxable Canadian property” generally will not incur any liability for Canadian federal income tax as a result of the Amalgamation.

All Shareholders and holders of Options, Warrants and Finder’s Options should review the more detailed information under “Certain Canadian Federal Income Tax Considerations” in the Circular and should consult with their own tax advisors for specific advice regarding their own particular circumstances.

The foregoing summary is qualified in its entirety by the more detailed discussion of Canadian federal income tax consequences of the Amalgamation set forth under the heading “Certain Canadian Federal Income Tax Considerations”.

United States Federal Income Tax Warning

No United States income tax advice is being provided to Shareholders resident in the United States, or otherwise subject to U.S. tax laws. Such persons are urged to consult their own tax advisors regarding the tax consequences of participating in the Amalgamation, including the tax consequences under state, local and non-United States tax law and the possible effects of changes in tax law.

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PRO FORMA FINANCIAL INFORMATION

The unaudited pro-forma consolidated balance sheet of Mega as at June 30, 2010 and the unaudited pro-forma consolidated statement of operations of Mega for the year ended December 31, 2009 and the six months ended June 30, 2010, in each case giving effect to the Amalgamation, are attached as Schedule “E” to the Circular.  Such unaudited pro-forma consolidated financial statements are based on certain assumptions and adjustments and are not necessarily indicative of Mega’s consolidated financial position and results from operations if the events reflected therein were in effect for the periods presented, nor do they purport to project Mega’s consolidated financial position or results from operations for any future period.

Selected Pro Forma Consolidated Financial Information
June 30, 2010
Cash and cash equivalents	8,150,353
Total current assets	8,586,858
Mineral properties	25,616,555
Total assets	34,312,697
Total current liabilities	521,597
Future tax liability	645,418
Total shareholders’ equity	33,128,164

STOCK EXCHANGE LISTING AND APPROVAL

The Shares are listed and posted for trading on the TSXV under the symbol “RLL”.  The closing price of the Shares on the TSXV on September 23, 2010, the last complete trading day prior to the announcement of the Amalgamation, was $0.165 and as at the close of trading on November 5, 2010 was $0.19.

The Mega Shares are listed and posted for trading on the TSXV under the symbol “MGP”.  The closing price of the Mega Shares on the TSXV on September 23, 2010, the last complete trading day prior to the announcement of the Amalgamation, was $0.59 and as at the close of trading on November 5, 2010 was $0.49.

The Amalgamation and the issuance of the Mega Shares pursuant to the Amalgamation are subject to regulatory approval, including without limitation, the approval of the TSXV.  Conditional acceptance of the TSXV in respect of the Amalgamation and related transactions has been obtained by the Company and Mega.  The TSXV has conditionally approved the listing of the Mega Shares to be issued pursuant to the Amalgamation, including the Mega Shares issuable upon exercise of the Mega Replacement Options and the outstanding Warrants and Finder’s Options, subject only to compliance with the usual requirements of the TSXV.

The obligation of each of the Parties to complete the Amalgamation is subject to TSXV approval.

RISK FACTORS

There are certain risk factors relating to the Amalgamation and Mega which should be carefully considered by Shareholders, including the fact that the Amalgamation may not be completed if, among other things, the Amalgamation Resolution does not receive the requisite approval at the Meeting, or if any other conditions precedent to the completion of the Amalgamation are not satisfied or waived as applicable.  Additional risks include: (i) the termination of the Business Combination Agreement in certain circumstances, in which case the market price for the Shares may be adversely affected; (ii) the failure to successfully integrate the functions and operations of the Company and Mega; (iii) as Shareholders will receive Mega Shares based on the Exchange Ratio, which is fixed,

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Mega Shares received by Shareholders under the Amalgamation may have a market value lower than expected; (iv) the issue of Mega Shares under the Amalgamation and their subsequent sale may cause the market price of Mega Shares to decline; (v) the termination of the Business Combination Agreement, in certain circumstances, will require the Termination Fee to be paid by the Company which may adversely affect the Company’s financial condition; and (vi) possible adverse income tax consequences to Shareholders and the holders of the outstanding Options, Warrants and Finder’s Options.  See also “Risk Factors of the Amalgamation” in this Circular.

If the Amalgamation is completed, Shareholders will hold Mega Shares and, therefore, will hold an interest in the mineral properties and assets of Mega. There are numerous risks associated with an investment in the Mega Shares.  See also “Risk Factors” in Schedule “F” to this Circular and the risk factors set out in the documents incorporated by reference herein.

ACCOMPANYING DOCUMENTS

This Notice of Meeting and Circular are accompanied by several Schedules which are incorporated by reference into, form an integral part of, and should be read in conjunction with this Circular.  It is recommended that Shareholders read the Notice of Meeting, this Circular and the attached Schedules in their entirety.

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GENERAL INFORMATION RESPECTING THE MEETING

The Meeting

This Circular is furnished in connection with the solicitation of proxies by management of the Company for use at the Meeting.

Time, Date and Place

The Meeting will be held at the offices of Axium Law Corporation, Suite 3350, Four Bentall Centre, 1055 Dunsmuir Street, Vancouver, British Columbia on Tuesday, December 7, 2010 at 9:00 a.m. (PST) as set forth in the Notice of Meeting.

 Record Date and Shares Entitled to Vote

Registered Shareholders at the close of business on October 27, 2010, the Record Date, are entitled to receive notice of the Meeting and to vote at the Meeting in the manner and subject to the procedures described in this Circular.

 Matters to be Considered

At the Meeting, the Shareholders will be asked to consider and vote upon the matters set out in the Notice of Meeting, including the Amalgamation Resolution, and such other matters as may properly come before the Meeting.

It is a mutual condition of the completion of Amalgamation that the Amalgamation Resolution be approved by 66⅔% of the votes cast by Shareholders present in person or by proxy at the Meeting.  In addition, the Amalgamation must be approved by a majority of the votes cast by Shareholders, after excluding the votes cast by persons whose votes may not be included in determining minority approval of the Amalgamation pursuant to MI 61-101.  See “The Amalgamation – Shareholder Approvals of Amalgamation Resolution”.

The Shareholders are also being asked to consider, and, if thought appropriate, to pass, with or without variation, an ordinary resolution approving an amendment to the terms of the existing Options.  See “Proposed Amendment to Existing Options”.

 Quorum and Votes Required for Certain Matters

The presence of one Shareholder who holds, or one proxyholder representing Shareholders who, in the aggregate, hold, at least 5% of the issued and outstanding Shares entitled to be voted at the Meeting, will constitute a quorum for the Meeting.

GENERAL PROXY INFORMATION

Who can Vote?

If you were a Registered Shareholder as at October 27, 2010, you are entitled to attend the Meeting and cast a vote for each Share registered in your name as of such date on all resolutions put before the Meeting.  If the Shares are registered in the name of a corporation, a duly authorized officer of the corporation may attend on its behalf but documentation indicating such officer’s authority should be presented at the Meeting.  If you are a Registered Shareholder but do not wish to, or cannot, attend the Meeting in person you can appoint someone who will attend the Meeting and act as your proxyholder to vote in accordance with your instructions (see “Voting by Proxy”).  If your Shares are registered in the name of an Intermediary you should refer to the section entitled “Non-Registered Shareholders” set out below.

It is important that your Shares be represented at the Meeting regardless of the number of Shares you hold.  If you will not be attending the Meeting in person, we invite you to complete, date, sign and return your form of proxy as soon as possible so that your Shares will be represented.

Voting by Proxy

If you do not come to the Meeting, you can still vote by appointing someone who will be there to act as your proxyholder.  You can either tell that person how you want to vote or you can let him or her decide for you.  You can do this by completing the form of proxy accompanying this Circular.

In order to be valid, you must return the completed form of proxy to our Transfer Agent, Computershare Investor Services Inc., 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1.  You can vote: a) by phone - Registered Shareholders 1-866-732-VOTE (8683) or beneficial Shareholders 1-866-734-VOTE (8683); b) online at www.investorvote.com, or c) by mail or by hand not less than 48 hours (excluding Saturdays, Sundays and holidays) before the Meeting or the adjournment thereof at which the proxy is to be used.

What is a proxy?

A form of proxy is a document that authorizes someone to attend the Meeting and cast your votes for you.  A form of proxy is enclosed with this Circular.  You can use the enclosed form of proxy, or any other legal form of proxy, to appoint a proxyholder.

Appointing a proxyholder

You can choose any individual to be your proxyholder.  It is not necessary for the person whom you choose to be a Shareholder.  To make such an appointment, simply fill in the person’s name in the blank space provided in the enclosed form of proxy.  To vote your shares, your proxyholder must attend the Meeting.  If you do not fill a name in the blank space in the enclosed form of proxy, the persons named in the form of proxy are appointed to act as your proxyholder.  Those persons are directors and/or officers of the Company.

Instructing your proxyholder

You may indicate on your form of proxy how you wish your proxyholder to vote your Shares.  To do this, simply mark the appropriate boxes on the form of proxy.  If you do this, your proxyholder must vote your Shares in accordance with the instructions you have given.

If you do not give any instructions as to how to vote on a particular issue to be decided at the Meeting, your proxyholder can vote your Shares as he or she thinks fit.  If you have appointed the persons designated in the form of proxy as your proxyholder they will, unless you give contrary instructions, vote your Shares at the Meeting FOR the Amalgamation Resolution and FOR the resolution to amend the terms of the outstanding Options.

The enclosed form of proxy gives the persons named on it the authority to use their discretion in voting on amendments or variations to matters identified in the Notice of Meeting.  At the date of this Circular, the management of the Company is not aware of any other matter to be presented for action at the Meeting.  If, however, other matters do properly come before the Meeting, the persons named on the enclosed form of proxy will vote on them in accordance with their best judgment, pursuant to the discretionary authority conferred by the form of proxy with respect to such matters.

Changing your mind

If you want to revoke your proxy after you have delivered it, you can do so at any time before it is used.  You may do this by (a) attending the Meeting and voting in person; (b) signing a proxy bearing a later date; (c) signing a written statement which indicates, clearly, that you want to revoke your proxy and delivering this signed written statement to the Registered Office of the Company at Unit 1 – 15782 Marine Drive, White Rock, British Columbia  V4B 1E6; or (d) in any other manner permitted by law.

Your proxy will only be revoked if a revocation is received by 5:00 p.m. (Vancouver time) on the last business day before the day of the Meeting, or any adjournment thereof, or delivered to the person presiding at the Meeting before it (or any adjournment) commences.  If you revoke your proxy and do not replace it with another that is deposited with us before the deadline, you can still vote your Shares but to do so you must attend the Meeting in person.

Non-Registered Shareholders

If your Shares are not registered in your own name, they will be held in the name of an Intermediary and, as such, your Intermediary will be the entity legally entitled to vote your Shares and must seek your instructions as to how to vote your Shares.

Accordingly, unless you have previously informed your Intermediary that you do not wish to receive material relating to shareholders’ meetings, you will have received this Circular from your Intermediary, together with a form of proxy or a request for voting instruction form.  If that is the case, it is most important that you comply strictly with the instructions that have been given to you by your Intermediary on the voting instruction form.  If you have voted and wish to change your voting instructions, you should contact your Intermediary to discuss whether this is possible and what procedures you must follow.

If your Shares are not registered in your own name, the Company’s Transfer Agent will not have a record of your name and, as a result, unless your Intermediary has appointed you as a proxyholder, will have no knowledge of your entitlement to vote.  If you wish to vote in person at the Meeting, therefore, please insert your own name in the space provided on the form of proxy or voting instruction form that you have received from your Intermediary.  If you do this, you will be instructing your Intermediary to appoint you as proxyholder.  Please adhere strictly to the signature and return instructions provided by your Intermediary.  It is not necessary to complete the form in any other respect, since you will be voting at the Meeting in person.  Please register with the Company’s Transfer Agent, Computershare Investor Services Inc., upon arrival at the Meeting.

The Notice of Meeting and Circular are being sent to both Registered Shareholders and Non-Registered Shareholders .  If you are a Non-Registered Shareholder and we have sent these materials to you directly, your name and address and information about your holdings of Shares have been obtained in accordance with applicable securities regulatory requirements from the Intermediary holding the Shares on your behalf.  By choosing to send these materials to you directly, the Company (and not your Intermediary) has assumed responsibility for (i) delivering these materials to you, and (ii) executing your proper voting instructions.  Please return your voting instructions as specified in the request for voting instructions form.

Voting Shares and Principal Holders Thereof

The Company has an authorized capital of an unlimited number of Shares without par value.  Each Shareholder is entitled to one vote for each Share registered in his or her name at the close of business on October 27, 2010, the date fixed by the Rolling Rock Board as the Record Date for determining who is entitled to receive notice of and to vote at the Meeting.

At the close of business on October 27, 2010, 52,675,000 Shares were issued and outstanding. To the knowledge of the directors and senior officers of the Company, as at October 27, 2010, the only persons or companies who beneficially own, directly or indirectly or exercise control or direction over shares carrying more than 10% of the voting rights attached to all outstanding Shares of the Company are:

Name	No. of Shares	Percentage
Pinetree Capital Ltd.	9,076,500	17.23%
Mega Precious Metals Inc.	9,900,000	18.79%

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Other than as set forth below and in this Circular, no director or officer of the Company who has served in such capacity since April 1, 2009, the beginning of the last completed financial year of the Company, and none of the respective associates or affiliates of any of the foregoing, have any material interest in any matter to be acted upon at the Meeting.

In connection with the Amalgamation, Scott Angus, the President, Chief Executive Officer and a director of the Company, and Doris Meyer, Chief Financial Officer and Corporate Secretary of the Company, are expected to receive payments in respect of the termination of their services to the Company on or after the Effective Date.  The Company entered into a management services agreement with Scott Angus dated August 1, 2007, as amended August 1, 2009.  Pursuant to the terms of such management services agreement, in the event that Scott Angus is terminated within one year following the Effective Date or Mr. Angus delivers his written resignation to the Company within 90 days after the Effective Date, the Company must pay Mr. Angus a lump sum payment equal to two-times his then current annual service fee.  The Company also entered into a consulting agreement with Doris Meyer and Golden Oak Corporate Services Ltd. (“Golden Oak”), a wholly-owned company of Doris Meyer, dated January 1, 2008.  Pursuant to the terms of such consulting agreement, in the event that Golden Oak is terminated within one year following the Effective Date or Golden Oak delivers its intention to terminate to the Company within 90 days after the Effective Date, the Company must pay Golden Oak a lump sum payment equal to one-half of Golden Oak’s then current annual service fee.  The current annual service fees payable by the Company to Scott Angus and Golden Oak are set out in the section titled “Report on Executive Compensation” in the management information circular of the Company dated August 17, 2010 which is available on SEDAR under the Company’s profile.

It is a condition precedent to the completion of the Amalgamation for the benefit of Mega and Mega Subco that a written resignation or intention to terminate, as the case may be, is delivered by each of Scott Angus and Golden Oak effective as of the Effective Date and that each of Scott Angus and Doris Meyer enters into a consulting agreement with Mega to provide consulting services if, as and when required by Mega for a period of one year from the Effective Date at daily compensation rates consistent with their respective compensation rates prior to the Effective Date.  See “The Business Combination Agreement – Conditions Precedent to the Amalgamation – Conditions Precedent in Favour of Mega and Mega Subco” below.

In addition, certain officers and directors of the Company own Options which are proposed to be amended in connection with the Amalgamation, as set out under “Proposed Amendment to Existing Options” below.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Other than as set forth below and in this Circular and other than transactions carried out in the ordinary course of business of the Company, none of the directors or executive officers of the Company, a director or executive officer of a person or company that is itself an informed person or subsidiary of the Company, nor any Shareholder who beneficially owns, controls or directs, directly or indirectly, Shares, or a combination of both, carrying more than 10% of the voting rights attached to the outstanding Shares nor an associate or affiliate of any of the foregoing persons has since April 1, 2009, being the commencement of the Company’s last completed financial year, any material interest, direct or indirect, in any transactions or proposed transactions which materially affected or would materially affect the Company.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets out the number and the percentage of the outstanding Shares of the Company beneficially owned or over which control or direction is exercised by each director and officer of the Company as of November 5, 2010:

Name of Director, Officer or Insider	Number of Shares Beneficially Owned or Over Which Control or Direction is Exercised	Percentage of Issued and Outstanding Shares	Number of Options
Scott Angus President, Chief Executive Officer and Director	956,489	1.82%	1,175,000
Dwane Brosseau Director	Nil	N/A	475,000
Kevin Bullock Director	25,000	0.05%	415,000
Ian MacLean Director	134,000	0.25%	475,000
Doris Meyer Chief Financial Officer and Corporate Secretary	Nil	N/A	500,000
Len Goldsmith Controller	100,000	0.19%	Nil
TOTAL	1,215,489	2.31%	3,040,000

PRIOR SALES

During the 12 month period prior to the date of this Circular, the Company has issued an aggregate of 6,000,000 Shares and 7,600,000 securities convertible into Shares as follows:

Date of Issue	Number and Type of Security	Issue Price per Security
Shares
February 25, 2010	6,000,000 Shares(1)	$0.20
Warrants
February 25, 2010	6,000,000 Warrants(1)	$0.30 (2)
Options
August 30, 2010	1,000,000 Options(3)	$0.12 (4)
Finder’s Options
February 25, 2010	600,000 Finder’s Options(5)	$0.20(6)
_______________________

(1)
Non-brokered private placement of Units (each a “Unit”).  Each Unit consists of one Share and one Warrant.  Each Warrant entitles the holder thereof to purchase one additional Share at an exercise price of $0.30 per Share until February 25, 2012.

(2)	Represents the exercise price per Share of the Warrants.

(3)	Options granted pursuant to the terms of the Option Plan at an exercise price of $0.12 per Share until August 30, 2015 with immediate vesting.

(4)	Represents the exercise price per Share of the Options.

(5)
Each Finder’s Option is exercisable to acquire one unit at a price of $0.20 per unit with each unit being comprised of one Share and one Warrant.  Each Warrant will entitle the holder thereof to purchase one additional Share at an exercise price of $0.30 per Share until February 25, 2012.

(6)	Represents the exercise price per Share of the Finder’s Options.

No securities of the Company have been purchased by the Company during this period.

DIVIDENDS

The Company has never paid dividends and does not expect to pay any dividends in the near future.

AUDITOR

Davidson & Company LLP, Chartered Accountants, of 1200 – 609 Granville Street, Vancouver, British Columbia, V7Y 1G6, Canada, are the auditors of the Company.

MANAGEMENT CONTRACTS

There are no management functions of the Company that are to any substantial degree performed by a person other than the directors and executive officers of the Company.

ADDITIONAL INFORMATION

Additional information relating to the Company can be obtained on SEDAR at www.sedar.com.  Financial information for the Company is provided in its comparative financial statements and Management’s Discussion and Analysis for the year ended March 31, 2010, which are available on SEDAR or by request to the Company at Unit 1 – 15782 Marine Drive, White Rock, BC Canada V4B 1E6; telephone (604) 536-2711; fax (604) 536-2788.

PARTICULARS OF MATTERS TO BE ACTED UPON

Proposed Amalgamation with Mega Subco

Shareholders will be asked to consider, and if deemed advisable, to pass, with or without variation, the Amalgamation Resolution approving the Amalgamation pursuant to the Amalgamation Agreement.  A copy of the Amalgamation Resolution and the Amalgamation Agreement are attached as Schedules “A” and “B”, respectively, to this Circular.

Details of the Amalgamation and information concerning Mega are provided below.

Proposed Amendment to Existing Options

Shareholders will also be asked to consider, and, if thought appropriate, to pass, with or without variation, an ordinary resolution approving an amendment to the terms of the existing Options.

Details of the amendment to the terms of the existing Options are provided below.

THE AMALGAMATION

The Amalgamation will be carried out pursuant to the Business Combination Agreement and the Amalgamation Agreement.  The Amalgamation will result in the combination of the businesses, assets and liablilities of the Company and Mega.  Pursuant to the Amalgamation. the Company will amalgamate with Mega’s wholly-owned subsidiary, Mega Subco, and Shareholders will receive Mega Shares in exchange for their Shares.  The amalgamated company, Mergeco, will continue as a wholly-owned subsidiary of Mega and will continue the business of the Company.  Upon completion of the Amalgamation, Mergeco will retain the corporate name “Rolling Rock Resources Corporation”.  The following summary does not purport to be complete and is qualified in its entirety by reference to the Business Combination Agreement and the Amalgamation Agreement.  The Business Combination Agreement has been filed by the Company and Mega under their respective profiles on SEDAR at www.sedar.com.  The Amalgamation Agreement will be entered into prior to the Effective Time, substantially in the form set out in Schedule “B” to this Circular.

Shareholder Approvals of Amalgamation Resolution

At the Meeting, Shareholders will be asked to approve the Amalgamation Resolution.  The complete text of the Amalgamation Resolution to be presented to the Shareholders for approval is set forth in Schedule “A” attached to this Circular.

The Amalgamation Resolution must be approved by at least 66⅔% of the votes cast by the Shareholders present in person or represented by proxy at the Meeting.  In addition, the Amalgamation Resolution must be approved by a majority of the votes cast by Shareholders, after excluding the votes cast by persons whose votes may not be included in determining minority approval (as defined in MI 61-101) of the Amalgamation pursuant to MI 61-101.  In determining minority approval of the Amalgamation pursuant to MI 61-101, any Shares held by the following persons must be excluded from voting at the Meeting: (i) the Company; (ii) any interested party (as defined in MI 61-101); (iii) any related party (as defined in MI 61-101) of an interested party (subject to the exceptions set out in MI 61-101); and (iv) any joint actor with a person referred to in the foregoing clauses (ii) and (iii).

Interested parties, pursuant to MI 61-101, in respect of the Amalgamation include:  Mega, which would acquire the Company as a consequence of the completion of the Amalgamation; and, Scott Angus, who is entitled to receive a collateral benefit as a consequence of the completion of the Amalgamation in the form of a lump sum payment upon termination or resignation of his employment with the Company.  See “Interest of Certain Persons in Matters to be Acted Upon” above.  Pursuant to MI 61-101, the lump sum payment which is expected to be paid to Golden Oak as a consequence of the completion of the Amalgamation is not considered to be a collateral benefit to Doris Meyer, as she beneficially owns or exercises control or direction over less than one percent of the outstanding Shares.

Related parties of interested parties pursuant to MI 61-101 in respect of the Amalgamation include: the directors and officers of Mega; the affiliated entities (as defined in MI 61-101) of Mega; Pinetree Capital Ltd. (“Pinetree”), which beneficially owns, or controls or directs, directly or indirectly, over 10% of the issued and outstanding Mega Shares; the directors and officers of Pinetree; and the affiliated entities of Pinetree.

To the knowledge of the Company, the only Shares held by persons whose votes may not be included in determining minority approval of the Amalgamation pursuant to MI 61-101 are: 9,900,000 Shares held by Mega, representing 18.79% of the issued and outstanding Shares; 9,076,500 Shares held by Pinetree, representing 17.23% of the issued and outstanding Shares; and 956,489 Shares held by Scott Angus, representing 1.8% of the issued and outstanding Shares.

Background to the Amalgamation

The provisions of the Business Combination Agreement and the Amalgamation Agreement are the result of arm’s length negotiations conducted between the Company and Mega and their respective legal and financial advisors.  The following is a summary of the background to the execution of the Business Combination Agreement.

On December 23, 2009, Mega acquired 8,000,000 Shares (representing 17.3% of the issued and outstanding Shares as at December 23, 2009) from Kinross Gold Corporation and reported itself as an insider of the Company.  On February 25, 2010, Mega acquired an additional 1,900,000 Shares pursuant to a private placement.

From December, 2009 to September 23, 2010, the Rolling Rock Board engaged in several discussions regarding potential financing arrangements for the Company, the proposed business combination with Mega and other potential parties with which the Company might be able to pursue a merger transaction.  Based on such discussions, the Rolling Rock Board determined to pursue a transaction with Mega.

In September, 2010, a draft of the Letter Agreement setting out the terms of the Amalgamation was provided by Mega to the Company.  The Rolling Rock Board met shortly thereafter to discuss the terms of the Letter Agreement.  The Rolling Rock Board engaged in a review of the material legal and financial terms of the proposal with its advisors.  Based on its review, the Rolling Rock Board accepted the offer from Mega and entered into the Letter Agreement.  Pursuant to the terms of the Letter Agreement, the completion of the Amalgamation was subject to the provision of a fairness opinion by a financial advisor that the consideration to be received by the Shareholders, other than Mega, pursuant to the Amalgamation was fair, from a financial point of view, to the Shareholders.  The Letter Agreement was executed by the Company and Mega on September 23, 2010, after which, on September 24, 2010, Mega and the Company issued a joint press release announcing the Amalgamation.

The Company retained the Financial Advisor to provide the Fairness Opinion.

It was subsequently agreed that the business combination would be effected by way of a three-cornered amalgamation pursuant to Sections 269-282 of the BCBCA.

Between September, 2010 and October 29, 2010, the Company undertook a due diligence investigation in respect of Mega’s business and operations and negotiated the terms of the Business Combination Agreement and the Amalgamation Agreement.

On October 28, 2010, after receiving drafts of the Business Combination Agreement and the Amalgamation Agreement and results of the Company’s due diligence on Mega, the Rolling Rock Board met to discuss the results of the due diligence investigation and to consider developments with respect to the proposed transaction and to further consider the terms of the Amalgamation.  After receiving a detailed review of the transaction and the Financial Advisor having delivered the Fairness Opinion, the Rolling Rock Board recommended that the Shareholders vote in favour of the Amalgamation Resolution and that the Company enter into the Business Combination Agreement and the Amalgamation Agreement.

On October 29, 2010, the Company entered into the Business Combination Agreement with Mega and Mega Subco.

It is expected that the Company, Mega and Mega Subco will enter into the Amalgamation Agreement prior to the Effective Time.

Related Party Transaction

The Amalgamation constitutes a “related party transaction” under TSXV Policy 5.9 and MI 61-101, as Mega is an insider of the Company by virtue of beneficially owning, or controlling or directing, directly or indirectly, 9,900,000 Shares (approximately 18.79% of the issued and outstanding Shares).  In accordance with MI 61-101, as the Shares are listed solely on the TSXV, the Company is exempt from the valuation requirements of MI 61-101.  In accordance with the requirements of MI 61-101, the Company is seeking minority approval of the Shareholders.

Reasons and Benefits of the Amalgamation

The Rolling Rock Board believes that the Amalgamation will have the following advantages for Shareholders:

Premium to Shareholders.  Mega has offered Shareholders a significant premium to the Share price.  Based on the closing price of the Mega Shares on the TSXV on September 23, 2010, the consideration offered under the Amalgamation represents a premium of approximately 37% over the volume-weighted average price of the Shares on the TSXV for the 20 trading day period prior to the announcement of the Amalgamation.

●
Continued Participation by Shareholders in the Monument Bay Property.  Shareholders, through their ownership of Mega Shares, will continue to participate in any value increases associated with the Company’s principal mineral property, the Monument Bay Property.

●
Diversification of Assets.  The Amalgamation will combine the current assets of the Company and Mega to consolidate ownership and mitigate project risk.  Through the Mega Shares they will receive pursuant to the Amalgamation, Shareholders will participate in any increase in the value of mineral projects and assets currently owned by Mega.  The principal mineral resource properties of Mega at the present time are its North Madsen gold project located in the Red Lake Mining Division in Ontario and its Blue Caribou project located in the Kitikmeot Region of Nunavut Territory.  Shareholders will own approximately 27.9% of the outstanding Mega Shares upon completion of the Amalgamation.

●
Advancement of the Monument Bay Property.  Through the Amalgamation, Mega will acquire the Company’s 100% ownership in the Monument Bay Property, located in Northern Manitoba, Canada.  Mega has indicated that it intends to aggressively advance the Monument Bay Property.

●
Strong Management Ability and Skills.  The combined company will have a dedicated, experienced and entrepreneurial management team with significant complementary experience in project generation, evaluation and development.

The Fairness Opinion

Pursuant to the Engagement Letter, the Financial Advisor was retained by the Company to provide its opinion as to the fairness, from a financial point of view, of the consideration to be received by the Shareholders (other than Mega and its affiliates) pursuant to the Amalgamation.

On October 28, 2010, the Financial Advisor delivered its verbal report to the Rolling Rock Board to the effect that, as of such date, the consideration to be received by the Shareholders (other than Mega and its affiliates) pursuant to the Amalgamation is fair, from a financial point of view to the Shareholders (other than Mega and its affiliates).  The Financial Advisor subsequently delivered a written form of the Fairness Opinion to the Rolling Rock Board.  In the Fairness Opinion, the Financial Advisor concluded that subject to the assumptions, qualifications and limitations contained in the Fairness Opinion, as of October 28, 2010, the consideration to be received by the Shareholders (other than Mega and its affiliates) under the terms of the Amalgamation is fair, from a financial point of view, to the Shareholders (other than Mega and its affiliates).  The Fairness Opinion was provided to the Rolling Rock Board solely for the purpose of its consideration of the fairness, from a financial point of view, of the consideration to be received by the Shareholders (other than Mega and its affiliates) pursuant to the Amalgamation.

The full text of the Fairness Opinion, which sets forth, among other things, the assumptions, qualifications, considerations and limitations on the scope of review undertaken by the Financial Advisor in rendering the Fairness Opinion, is set forth in Schedule “D” attached to this Circular.  The Shareholders are urged to read the Fairness Opinion in its entirety.  The Fairness Opinion addresses only the fairness of the consideration to be received by the Shareholders (other than Mega and its affiliates) pursuant to the Amalgamation and does not constitute advice or a recommendation as to whether the Shareholders should vote in favour of the Amalgamation or any other transaction and is not and should not be construed as a valuation of the Company or Mega or their respective assets or securities.  The Fairness Opinion states that it may not be used or relied upon by any other person other than the Rolling Rock Board.  This summary of the Fairness Opinion is qualified in its entirety by reference to the full text of the Fairness Opinion.

The Fairness Opinion was rendered on the basis of securities markets, economic and general business and financial conditions prevailing as at the date of the Fairness Opinion and the conditions and prospects, financial and otherwise, of the Company and Mega as they were reflected in the information and documents reviewed by the Financial Advisor and as those relating to the Company were represented to the Financial Advisor in discussions with management of the Company.  Subsequent changes in fact may affect the Fairness Opinion and although the Financial Advisor has no obligation to do so, it reserves the right to change, modify or withdraw the Fairness Opinion, if there is a material change in any fact or matter affecting the Fairness Opinion.

Under the Engagement Letter, the Financial Advisor will receive a fee from the Company.  In addition, the Financial Advisor is to be reimbursed for its reasonable out-of-pocket expenses and is to be indemnified by the Company in certain circumstances.  The fees payable to the Financial Advisor with respect to the Fairness Opinion are not contingent in whole or in part upon the successful completion of the transactions contemplated by the Amalgamation nor are they dependent on the conclusions reached by the Financial Advisor.

The Financial Advisor is a leading Canadian investment dealer whose businesses include corporate finance, mergers and acquisitions, equity sales and trading and investment research.  The Fairness Opinion is the opinion of the Financial Advisor and the form and content of the Fairness Opinion has been reviewed and approved for release by a group of managing directors of the Financial Advisor, each of whom is experienced in merger, acquisition, divestiture and valuation matters.

Neither the Financial Advisor nor any of its associates or affiliates is an insider, associate or affiliate (as such terms are defined in the Securities Act (Ontario)) of the Company or Mega or any of their respective associates or affiliates.  The Financial Advisor acts as a trader and dealer, both as principal and agent, in major financial markets and, as such, may have had and may in the future have positions in the securities of the Company or Mega and, from time to time, may have executed or may execute transactions for such companies and clients from whom it received or may receive compensation. The Financial Advisor, as an investment dealer, conducts research on securities and may, in the ordinary course of its business, provide research reports and investment advice to its clients on investment matters, including with respect to the Company or Mega.

Support by Principal Shareholders

Pursuant to the terms of the Business Combination Agreement, the Supporting Shareholders entered into Support Agreements with Mega, whereby each Supporting Shareholder agreed, among other things, to vote its Shares (together with any other Shares acquired by such Shareholder prior to the Meeting) in favour of the Amalgamation Resolution at the Meeting and to not take any action, directly or indirectly, which could reasonably be expected to affect the completion of the Amalgamation, except as otherwise permitted by the Support Agreements.  The Supporting Shareholders consist of the directors and officers of the Company, who hold an aggregate of 1,215,489 Shares, representing approximately 2.3% of the Shares issued and outstanding as at November 5, 2010, and Pinetree Capital Ltd., who holds an aggregate of 9,076,500 Shares, representing approximately 17.23% of the Company’s issued and outstanding common shares as at November 5, 2010.

Mega may terminate any Support Agreement by written notice to the Supporting Shareholder if: (a) any of the representations and warranties of the Shareholder contained in the Support Agreement are not true and correct in all material respects; or (b) the Supporting Shareholder does not comply with its covenants to Mega contained in the Support Agreement in all material respects.

A Supporting Shareholder may terminate its Support Agreement with Mega by written notice to Mega if: (a) any of the representations and warranties of Mega contained in the Support Agreement are not true and correct in all material respects; (b) Mega amends the Business Combination Agreement to provide for lesser consideration per Share under the Amalgamation without the prior written consent of the Supporting Shareholder or in any respect which is adverse to the Supporting Shareholder without the prior written consent of the Supporting Shareholder, provided that Mega may, without the consent of the Supporting Shareholder, amend the terms of the Amalgamation (i) to increase the consideration (or the value of the consideration) for the Shares under the Amalgamation, or (ii) to extend the Effective Date to a date no later than January 31, 2011 or (iii) to the extent that Mega has the power to do so, to waive any condition of the Amalgamation or the Business Combination Agreement; or (c) Mega does not comply with its covenants to the Supporting Shareholder contained in the Support Agreement in all material respects.

A Support Agreement may also be terminated by a written instrument executed by each of Mega and the Supporting Shareholder.

The Support Agreements will automatically terminate in the event that the Business Combination Agreement is terminated in accordance with its terms.

Recommendation of the Rolling Rock Board

The Rolling Rock Board has unanimously determined that the Amalgamation is fair to Shareholders and in the best interest of the Company and has authorized the submission of the Amalgamation Resolution to the Shareholders for their approval at the Meeting.  The Rolling Rock Board has unanimously approved the Business Combination Agreement and the Amalgamation Agreement and unanimously recommends that Shareholders vote FOR the Amalgamation Resolution.  In evaluating and approving the Amalgamation and in recommending that the Shareholders vote in favour of the Amalgamation Resolution, the Rolling Rock Board considered the expected results of the Amalgamation as well as a number of factors including, among others, the following:

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Fairness Opinion.  The opinion of the Financial Advisor, to the effect that, as of October 28, 2010, and subject to the analyses, assumptions, qualifications and limitations set forth in the Fairness Opinion, the consideration to be received by the Shareholders (other than Mega and its affiliates) pursuant to the Amalgamation is fair, from a financial point of view, to the Shareholders (other than Mega and its affiliates).

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Ability to Accept a Superior Proposal.  Under the Business Combination Agreement, the Rolling Rock Board remains able to respond, in accordance with its fiduciary duties, to unsolicited proposals that are more favourable to Shareholders than the Amalgamation.

●	Shareholder Approvals. The Rolling Rock Board determined that the required Shareholder Approvals protect the rights of Shareholders. The Amalgamation Resolution must receive the Shareholder Approvals.

●	Dissent Rights. Registered Shareholders who oppose the Amalgamation may exercise Dissent Rights and receive the fair value of their Shares.

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Absence of Superior Proposal.  As at November 5, 2010, the Company has not received any expressions of interest or competing offers related to a merger or acquisition type transaction which might be superior in value to the Amalgamation.

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Outstanding Options, Warrants and Finder’s Options.  Outstanding Options which have not been exercised prior to the Effective Date will be exchanged for and replaced with Mega Replacement Options which will be exercisable for Mega Shares, adjusted on the basis of the Exchange Ratio.  Outstanding Warrants and Finder’s Options which have not been exercised prior to the Effective Date will, in accordance with their terms, become exercisable for Mega Shares adjusted on the basis of the Exchange Ratio.

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Canadian Federal Tax Treatment.  For Canadian federal income tax purposes, Canadian resident Shareholders who hold their Shares as capital property will generally not realize a capital gain or capital loss for purposes of the ITA on the exchange of their Shares for Mega Shares under the Amalgamation unless they choose to recognize the gain or loss.  See “Certain Canadian Federal Income Tax Considerations”.

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State of Equity Markets.  The Rolling Rock Board considered the state of the equity markets and the difficulty of the Company being able to raise the funds needed to advance the Monument Bay Property on its own.

In reaching its determination, the Rolling Rock Board also considered and evaluated, among other things:  (i) information with respect to the financial condition, business and operations of each of the Company and Mega on a historical, pro-forma and expected future basis; (ii) information with respect to the assets and properties of the Company and Mega; (iii) historical information regarding the trading prices and trading volumes of the Mega Shares and of the Shares; (iv) the other terms of the Amalgamation, including the structure of the Amalgamation; and (v) the risks associated with the completion of the Amalgamation.

This discussion of the information and factors considered and given weight by the Rolling Rock Board is not intended to be exhaustive, but is believed to include all material factors considered by the Rolling Rock Board.  In reaching the determination to approve and recommend the Amalgamation Resolution, the Rolling Rock Board did not assign any relative or specific weight to the factors which were considered, and individual directors may have given a different weight to each factor.  The Rolling Rock Board’s recommendation was made after consideration of all the above noted factors and in light of the Rolling Rock Board’s knowledge and expectations of the business, financial conditions and prospects of the Company and Mega.

Terms of the Amalgamation

The following is a summary of the terms of the Amalgamation.  Full particulars of the Amalgamation are contained in the Business Combination Agreement and the Amalgamation Agreement.  The Business Combination Agreement has been filed by the Company and Mega under their respective corporate profiles on SEDAR at www.sedar.com.  The Amalgamation Agreement is expected to be entered into among the Company, Mega and Mega Subco, substantially in the form attached as Schedule “B” to this Circular,  prior to the Effective Time.  Shareholders are urged to review the Business Combination Agreement and the Amalgamation Agreement in their entirety.

The purpose of the Amalgamation is for Mega to effect Mega’s acquisition of all of the issued and outstanding Shares.  If the Shareholder Approvals are obtained at the Meeting and all other conditions precedent to the Amalgamation are satisfied or waived, the Amalgamation will be implemented by way of a three-cornered amalgamation whereby the Company will amalgamate with Mega Subco under the BCBCA to form Mergeco.  Mergeco will continue as a wholly-owned subsidiary of Mega and will continue the Company’s business.  Pursuant to the Amalgamation, at the Effective Time, the following will be deemed to occur without any further act or formality:

●	The Amalgamating Companies shall be amalgamated and continue as one corporation, Mergeco, on the terms prescribed in the Business Combination Agreement and the Amalgamation Agreement.

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The Shares outstanding immediately prior to the Effective Time shall be cancelled, and Former Shareholders (other than Mega and Mega Subco and Dissenting Shareholders (who are ultimately entitled to be paid the fair value of their Shares)), shall receive, in exchange for their Shares so cancelled, that number of Mega Shares equal to the product of (A) the number of Shares so cancelled, and (B) the Exchange Ratio.

●	Neither Mega nor Mega Subco shall receive any repayment of capital in respect of any Shares held by them that are cancelled as set out above.

●	The common shares of Mega Subco outstanding immediately prior to the Effective Time shall be cancelled and replaced with an equal number of common shares of Mergeco issued by Mergeco.

●	As consideration for the issuance of Mega Shares pursuant to the Amalgamation, Mergeco shall issue to Mega one common share of Mergeco for each Mega Share so issued.

●	Following the Effective Time, the following will occur:

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Subject to the terms of the Business Combination Agreement and the Amalgamation Agreement, each Option outstanding immediately prior to the Effective Time, whether vested or not, shall be exchanged for a Mega Replacement Option to acquire that number of Mega Shares equal to the product of (A) the number of Shares subject to the Option immediately before the Effective Time and (B) the Exchange Ratio, and the exercise price per Mega Share subject to any Mega Replacement Option shall be equal to the quotient of (A) the exercise price per Share subject to such Option immediately before the Effective Time divided by (B) the Exchange Ratio.  Notwithstanding the acceleration provisions set out in section 10 of the Option Plan and subject to the approval of the Shareholders and the final approval of the TSXV, each Mega Replacement Option shall be exercisable until the earlier of (A) the original expiry date of the Option exchanged therefor, and (B) the later of (i) the date that is six months after the Effective Date and (ii) the date the holder of the Mega Replacement Option ceases to be an eligible participant under the stock option plan of Mega.  Except as set out above, the terms of each Mega Replacement Option shall be the same as the Option exchanged therefor.

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Each Warrant outstanding immediately prior to the Effective Time shall remain outstanding in accordance with its terms, and, in accordance with its terms, the holder thereof will receive, upon the exercise thereof, in lieu of the number of Shares to which such holder was theretofore entitled to acquire upon such exercise, that number of Mega Shares equal to the product of (A) the number of Shares subject to such Warrant immediately before the Effective Time and (B) the Exchange Ratio.

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Each Finder’s Option outstanding immediately prior to the Effective Time shall remain outstanding in accordance with its terms, and, in accordance with its terms, the holder thereof will receive, upon the exercise thereof, in lieu of the number of Shares and share purchase warrants to acquire Shares to which such holder was theretofore entitled to acquire upon such exercise, (A) that number of Mega Shares equal to the product of (i) the number of options subject to such Finder’s Option immediately before the Effective Time and (ii) the Exchange Ratio, and (B) share purchase warrants to acquire that number of Mega Shares equal to the product of (i) the number of options subject to such Finder’s Option immediately before the Effective Time and (ii) the Exchange Ratio.

Assuming there are no Dissenting Shareholders and no Options, Warrants or Finder’s Options are exercised during the period between the date of this Circular and the Effective Date, on completion of the Amalgamation, approximately 17,110,000 Mega Shares will be issued to Shareholders pursuant to the Amalgamation.  As a result there will be approximately 61,303,780 Mega Shares issued and outstanding on the Effective Date and (77,729,780 Mega Shares on a fully diluted basis) with Former Shareholders holding approximately 27.9% of the total number of issued and outstanding Mega Shares.

To the extent permitted by Applicable Securities Laws, Mega intends to cause the Company to apply to delist the Shares from the TSXV as soon as practicable following the Effective Date and to apply to cease to be a reporting issuer under the securities laws of each province of Canada in which it is a reporting issuer.

Effective Date of the Amalgamation

If the Amalgamation Resolution is passed, every other requirement of the BCBCA relating to the Amalgamation is complied with and all other conditions precedent to the Amalgamation contained in the Business Combination Agreement and the Amalgamation Agreement are satisfied or waived, the Amalgamation will become effective on the Effective Date.  The Company and Mega currently expect that the Effective Date will be on or about December 14, 2010 or such other date as the Parties may agree.

Share Exchange Procedures

 Letter of Transmittal and Treatment of Fractional Shares

A Letter of Transmittal sent to Registered Shareholders with this Circular sets out the procedure to be followed by Registered Shareholders of the Company in depositing their Shares. If the Amalgamation becomes effective, in order to receive the Mega Shares to which a Registered Shareholder is entitled in exchange for its Shares, the Registered Shareholder must deliver or send the Letter of Transmittal, properly completed and duly executed, together with certificate(s) representing its Shares and all other required documents to the Depositary at the address set forth in the Letter of Transmittal.  It is each Shareholder’s responsibility to ensure that the Letter of Transmittal is received by the Depositary.  If the Amalgamation is not completed, the Letter of Transmittal will be of no effect and the Depositary will return all certificates representing the Shares to the holders thereof as soon as possible.  Non-Registered Shareholders should consult their Intermediaries for information on depositing their Shares pursuant to the Amalgamation.

No fractional Mega Shares will be issued to Shareholders.  Any Shareholder that would otherwise be entitled to receive a fraction of a Mega Share pursuant to the Amalgamation shall receive such number of Mega Shares rounded down to the nearest whole number without any further consideration or payment in lieu of such fractional Mega Share.

Certificates representing the Mega Shares to be issued pursuant to the Amalgamation, will, as soon as practicable after the Effective Date, be sent to the former Registered Shareholders of the Company who have complied with the procedures set out in the Letter of Transmittal at the address specified in the Letter of Transmittal. Until surrendered, each certificate which on the Effective Date represented Shares will be deemed, at any time after the Effective Date, to represent only the right to receive upon the surrender thereof the certificate representing Mega Shares that the holder thereof has the right to receive in respect of the Amalgamation and, in the case of Dissenting Shareholders, who have properly exercised their Dissent Rights in accordance with the Dissent Procedures, the right to be paid in accordance with such Dissent Rights.

No dividends or other distributions declared or made on or after the Effective Date with respect to Mega Shares, with a record date on or after the Effective Date, will be delivered to any former Registered Shareholder who holds any unsurrendered certificate that on the Effective Date represented outstanding Shares that were exchanged pursuant to the Amalgamation, unless and until such former Registered Shareholder surrenders such certificate (together with a Letter of Transmittal which has been duly completed and signed in the manner required thereby in respect of such certificate) or complies with the required procedures in respect of any certificate that has been lost, stolen or destroyed.  Subject to applicable law, at the time of such surrender of any such certificate or compliance with the required procedures in respect of lost, stolen or destroyed certificates, the Depositary will deliver to the former Registered Shareholder, the certificate representing Mega Shares and the amount of dividends or other distributions (without interest), paid with respect to such Mega Shares having a record date on or after the Effective Date but prior to the date of such surrender.

Mega, the Company and the Depositary are entitled to deduct and withhold from any dividend or distribution otherwise payable to any holder of Shares such amounts as the Company, Mega or the Depositary are required or permitted to deduct and withhold with respect to such payment under the ITA, the United States Internal Revenue Code of 1986, as amended, or any other provisions of applicable provincial, U.S. state or local or foreign tax laws.  To the extent that amounts are so withheld, such withheld amounts will be treated for all purposes hereof as having been paid to the Shareholder in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority.

 Lost Certificates

If a certificate representing Shares has been lost, stolen or destroyed, the Letter of Transmittal should be completed as fully as possible and forwarded, together with a letter describing the loss, theft or destruction, to the Depositary.  The Depositary will respond with the replacement requirements necessary for the former Registered Shareholder to receive the Mega Shares under the Amalgamation, which may include a requirement to provide a bond satisfactory to Mega and the Depositary in such amount as Mega and the Depositary may direct or otherwise indemnify Mega, the Company and the Depositary in a manner satisfactory to Mega and the Depositary against any claim that may be made against Mega, the Company or the Depositary with respect to the certificate alleged to have been lost, stolen or destroyed.  If a certificate representing Shares has been lost, stolen or destroyed, the Shareholder should ensure that his or her telephone number is provided in the Letter of Transmittal so that the Depositary may contact such Shareholder.

 Cancellation of Rights after Six Years

Any certificate which on the Effective Date represented outstanding Shares and which has not been surrendered by a Former Shareholder, with all other documents required by the Depositary, on or before the sixth anniversary of the Effective Date, will cease to represent any claim against or interest of any kind or nature in Mega.  Accordingly, Former Shareholders who deposit with the Depositary certificates representing Shares after the sixth anniversary of the Effective Date will not receive Mega Shares or any other consideration in exchange therefor, will not own any interest in the Company or Mega, and the certificates representing the Shares will be cancelled.

 Delivery Requirements

The method of delivery of certificates representing the Shares, the Letter of Transmittal and all other required documents is at the option and risk of the Shareholder surrendering them. The Company recommends that such documents be delivered by hand to the Depositary, at the office noted in the Letter of Transmittal, and a receipt obtained therefor or, if mailed, that registered mail, with return receipt requested, be used and that proper insurance be obtained.  Non-Registered Shareholders of the Company must contact their Intermediaries to arrange for the deposit with the Depositary of their Shares.

Fees, Costs and Expenses

All expenses incurred in connection with the Amalgamation and the transactions contemplated by the Business Combination Agreement and the Amalgamation Agreement will be paid by the Party incurring those expenses.  The estimated costs to be incurred by the Company relating to the Amalgamation including, without limitation, financial advisory, accounting and legal fees and the preparation and printing of this Circular are expected to aggregate approximately $310,000.

Treatment of Options, Warrants and Finder’s Options

Persons holding outstanding Options on the Effective Date will receive notices and/or agreements from Mega acknowledging the Mega Replacement Options which they are receiving in exchange for their Options.  Persons holding outstanding Warrants and Finder’s Options on the Effective Date will not receive certificates representing common share purchase warrants or options of Mega; rather, all outstanding Warrants and Finder’s Options on the Effective Date will remain outstanding in accordance with their terms, and, in accordance with their terms, will be exercisable to acquire that number of Mega Shares which reflects the Exchange Ratio.

Risk Factors in Relation to the Amalgamation

There are certain risk factors relating to the Company, Mega and the Amalgamation which should be carefully considered by the Shareholders, including the fact that the Amalgamation may not be completed if, among other things, the Amalgamation Resolution does not receive the Shareholder Approvals at the Meeting, or if any other conditions precedent to the completion of the Amalgamation are not satisfied or waived as applicable.  Additional risks include: (i) the termination of the Business Combination Agreement in certain circumstances, in which case the market price for the Shares may be adversely affected; (ii) the failure to successfully integrate the functions and operations of the Company and Mega; (iii) as Shareholders will receive Mega Shares based on the Exchange Ratio, which is fixed, Mega Shares received by Shareholders under the Amalgamation may have a market value lower than expected; (iv) the issue of Mega Shares under the Amalgamation and their subsequent sale may cause the market price of Mega Shares to decline; (v) the termination of the Business Combination Agreement, in certain circumstances, will require the Termination Fee to be paid by the Company which will adversely affect the Company’s financial condition; and (vi) possible adverse income tax consequences to Shareholders and the holders of the outstanding Options, Warrants and Finder’s Options.

If the Amalgamation is completed, Shareholders will hold Mega Shares and, therefore, will hold an interest in the mineral properties and assets of Mega. There are numerous risks associated with an investment in the Mega Shares.

In assessing the Amalgamation, the Shareholders should carefully consider the risk factors which exist with respect to the Amalgamation and for Mega, as described in this Circular.  See “Risk Factors of the Amalgamation” in this Circular, “Risk Factors” in Schedule “F” to this Circular and the risk factors set out in the documents incorporated by reference herein.

THE BUSINESS COMBINATION AGREEMENT

The following is a summary of certain provisions of the Business Combination Agreement.  It does not purport to be complete and is subject to, and is qualified in its entirety by reference to, provisions of the Business Combination Agreement.

General

The Business Combination Agreement is dated October 29, 2010, and is made among the Company, Mega and Mega Subco.  The Business Combination Agreement provides for the acquisition by Mega of all of the outstanding Shares by way of a three-cornered amalgamation pursuant to which the Company and Mega Subco will amalgamate under the provisions of the BCBCA.  Mergeco will continue as a wholly-owned subsidiary of Mega and continue the business of the Company.

Exchange Ratio

Under the Amalgamation, each Shareholder (other than the Dissenting Shareholders, Mega and Mega Subco) will receive 0.4 of a Mega Share for each one Share based on the Exchange Ratio.  The Options will be exchanged for Mega Replacement Options which will be exercisable to acquire Mega Shares in a number and for an exercise price reflecting the Exchange Ratio.  The Warrants and Finder’s Options will remain outstanding in accordance with their terms, and, in accordance with their terms, will be exercisable to acquire that number of Mega Shares which reflects the Exchange Ratio.  See “The Amalgamation – Terms of the Amalgamation”.

Conditions Precedent to the Amalgamation

 Mutual Conditions Precedent

The respective obligations of the Parties to complete the Amalgamation are subject to the satisfaction or waiver by mutual consent of the following conditions at or before the Effective Time:

●	the Shareholder Approvals shall have been obtained;

●	the TSXV shall have granted the acceptance of the TSXV with respect to the Company required to close the Amalgamation;

●	the TSXV shall have granted the acceptance of the TSXV with respect to Mega required to close the Amalgamation; and

●	the Business Combination Agreement shall not have been terminated in accordance with its terms.

●	Conditions Precedent in Favour of the Company

The obligation of the Company to complete the Amalgamation is subject to the satisfaction or waiver by the Company of the following conditions, as more particularly described in the Business Combination Agreement, at or before the Effective Time:

●	there shall not have been any event, change, occurrence or state of facts that, either individually or in the aggregate, have or could reasonably be expected to have a Material Adverse Effect on Mega;

●
the representations and warranties made by each of Mega and Mega Subco in the Business Combination Agreement that are qualified by the expression “Material Adverse Change” or “Material Adverse Effect” shall be true and correct as of the Effective Time as if made at and as of such time (except to the extent that such representations and warranties speak as of an earlier time, in which event such representations and warranties shall be true and correct as of such earlier time), and all other representations and warranties made by each of Mega and Mega Subco in the Business Combination Agreement shall be true and correct in all material respects as of the Effective Time as if made at and as of such time (except to the extent that such representations and warranties speak as of an earlier time, in which event such representations and warranties shall be true and correct as of such earlier time), in either case, except where any failures or breaches of representations and warranties would not, either individually or in the aggregate, in the reasonable judgment of the Company, have a Material Adverse Effect on, or constitute a Material Adverse Change in respect of, Mega;

●	each of Mega and Mega Subco shall have complied in all material respects with its covenants in the Business Combination Agreement;

●
(i) all consents, waivers, permits, exemptions, orders and approvals of, and any registrations and filings with, any Governmental Entity and the expiry of any waiting periods, in connection with, or required to permit, the completion of the Amalgamation, and (ii) all third person and other consents, waivers, permits, exemptions, orders, approvals, agreements and amendments and modifications to agreements, indentures or arrangements, the failure of which to obtain or the non-expiry of which, either individually or in the aggregate would, or could reasonably be expected to have, a Material Adverse Effect on Mega or materially impede the completion of the Amalgamation, shall have been obtained or received on terms that are reasonably satisfactory to the Company;

●
there shall have been no action taken under any applicable law or by any Governmental Entity which (i) makes it illegal or otherwise directly or indirectly restrains, enjoins or prohibits the completion of the Amalgamation, or (ii) results or could reasonably be expected to result in a judgment, order, decree or assessment of damages, directly or indirectly, relating to the Amalgamation which has, or could reasonably be expected to have, a Material Adverse Effect on Mega subsequent to the Effective Date; and

●
the Mega Board and the directors and sole shareholder of Mega Subco shall have adopted all necessary resolutions and all other necessary corporate action shall have been taken by Mega and Mega Subco to permit the consummation of the Amalgamation.

 Conditions Precedent in Favour of Mega and Mega Subco

The obligation of each of Mega and Mega Subco to complete the Amalgamation is subject to the satisfaction or waiver by Mega and Mega Subco of the following conditions, as more particularly described in the Business Combination Agreement, at or before the Effective Time:

●
there shall not have been any event, change, occurrence or state of facts that, either individually or in the aggregate, have or could reasonably be expected to have a Material Adverse Effect on the Company;

●
the representations and warranties made by the Company in the Business Combination Agreement that are qualified by the expression “Material Adverse Change” or “Material Adverse Effect” shall be true and correct as of the Effective Time as if made at and as of such time (except to the extent that such representations and

●
warranties speak as of an earlier time, in which event such representations and warranties shall be true and correct as of such earlier time), and all other representations and warranties made by the Company in the Business Combination Agreement that are not so qualified shall be true and correct in all material respects as of the Effective Time as if made at and as of such time (except to the extent that such representations and warranties speak as of an earlier time, in which event such representations and warranties shall be true and correct as of such earlier time), in either case, except where any failures or breaches of representations and warranties would not, either individually or in the aggregate, in the reasonable judgment of Mega, have a Material Adverse Effect on, or constitute a Material Adverse Change in respect of, the Company;

●	the Company shall have complied in all material respects with its covenants in the Business Combination Agreement;

●	Shareholders holding no more than 2% of the outstanding Shares shall have exercised their Dissent Rights (and not withdrawn such exercise);

●	the Support Agreements shall not have been terminated;

●	Mega shall have obtained title opinions, in form and substance satisfactory to Mega, acting reasonably, addressed to Mega relating to the Monument Bay Property and the Domain Property;

●	the Company shall have prepared and filed interim financial statements of the Company for the three and six months ended September 30, 2010;

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(i) all consents, waivers, permits, exemptions, orders and approvals of, and any registrations and filings with, any Governmental Entity and the expiry of any waiting periods, in connection with, or required to permit, the completion of the Amalgamation, and (ii) all third person and other consents, waivers, permits, exemptions, orders, approvals, agreements and amendments, supplements and modifications to agreements, indentures or arrangements, in each case considered necessary or desirable by Mega, acting reasonably, shall have been obtained or received on terms that are reasonably satisfactory to Mega;

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the distribution of the Mega Shares and any other securities of Mega issued in exchange for securities of the Company in the United States pursuant to the Amalgamation shall be exempt from registration requirements under the 1933 Act;

•
Mega and the Company shall have entered into an agreement, in a form satisfactory to Mega, acting reasonably, with Kinross Gold Corporation (“Kinross”) pursuant to which Kinross (as successor in interest to Bema Gold Corporation (“Bema”)) has agreed to accept Mega Shares in lieu of the up to 7,000,000 Shares issuable to it pursuant to the Monument Bay property purchase agreement dated July 5, 2006 between the Company and Bema on the basis of the Exchange Ratio;

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Scott Angus shall have delivered to the Company his written resignation, in a form satisfactory to Mega, acting reasonably, under the Management Services Agreement dated August 1, 2007, as amended, between the Company and Scott Angus effective as of the Closing Date, together with a full and final release, in a form satisfactory to Mega, acting reasonably, in favour of the Company, Mergeco and Mega, and Mega shall have entered into a consulting agreement, in a form satisfactory to Mega, acting reasonably, with Scott Angus or a company or other entity wholly-owned by him, to the effect that Scott Angus or his company shall provide consulting services to Mega if, as and when required by Mega for a period of one-year following the Effective Date at daily compensation rates consistent with his compensation prior to the Effective Date;

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Golden Oak shall have delivered to the Company its intention to terminate, in a form satisfactory to Mega, acting reasonably, the Consulting Agreement dated August 1, 2008 between the Company, Golden Oak and Doris Meyer effective as of the Closing Date, together with a full and final release, in a form satisfactory to Mega, acting reasonably, in favour of the Company, Mergeco and Mega, and Mega shall have entered into a consulting agreement, in a form satisfactory to Mega, acting reasonably, with Doris Meyer, or a company or

●
other entity wholly-owned by her, to the effect that Doris Meyer or her company shall provide consulting services to Mega if, as and when required by Mega for a period of one-year following the Effective Date at daily compensation rates consistent with her compensation prior to the Effective Date;

●
there shall have been no action taken under any applicable law or by any Governmental Entity which (i) makes it illegal or otherwise directly or indirectly restrains, enjoins or prohibits the completion of the Amalgamation, or (ii) results or could reasonably be expected to result in a judgment, order, decree or assessment of damages, directly or indirectly, relating to the Amalgamation which has, or could have, a Material Adverse Effect on Mega, the Company, the Monument Bay Property or the Domain Property, subsequent to the Effective Date;

●
the Rolling Rock Board shall have adopted all necessary resolutions and all other necessary corporate action shall have been taken by the Company to permit, or required in connection with, the completion of the Amalgamation; and

●
subject to the terms of the Business Combination Agreement, the Rolling Rock Board shall not have withdrawn, modified, qualified or changed in a manner adverse to Mega, or publicly stated that it intends to withdraw, modify, qualify or change in a manner adverse to Mega its recommendation to the Shareholders that they vote in favour of the Amalgamation Resolution.

Non-Solicitation Covenant

The Company has agreed that, except as contemplated by the Business Combination Agreement, it will not, and it will not authorize or permit any of its representatives, to:

●
make, solicit, initiate, encourage, entertain, promote or facilitate, including by way of furnishing information, permitting any visit to facilities or properties of the Company or entering into any form of agreement, written or verbal, any inquiries or the making of any proposal which does or could constitute an Acquisition Proposal or potential Acquisition Proposal;

●	participate, directly or indirectly, in any discussions or negotiations regarding any Acquisition Proposal or potential Acquisition Proposal;

●
withdraw, modify, qualify or change in a manner adverse to Mega, or publicly state that it intends to withdraw, modify, qualify or change in a manner adverse to Mega, the approval or recommendation of the Rolling Rock Board of the Amalgamation (it being understood that failing to affirm the approval or recommendation of the Rolling Rock Board of the Amalgamation after an Acquisition Proposal has been publicly announced shall be considered a modification which is adverse to Mega for the purposes of this subsection if the Rolling Rock Board has not affirmed the approval or recommendation of the Amalgamation on the date which is the earlier of (A) 15 calendar days after the date on which the Acquisition Proposal has been publicly announced and (B) five Business Days prior to the Meeting);

●	approve or recommend any Acquisition Proposal; or

●
enter into any agreement, written or verbal, related to any Acquisition Proposal or requiring the Company to abandon, terminate or fail to consummate the Amalgamation or any other transaction contemplated herein or providing for the payment of any break, termination or other fee or expense to any person in the event that the Company completes the Amalgamation and the other transactions contemplated herein or any other transaction with Mega or any of the Mega Subsidiaries agreed to prior to the termination of this Agreement.

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The Company has agreed to, and will direct or cause its representatives to immediately cease and cause to be terminated any solicitation, encouragement, activity, discussion, negotiation or process with any person that may be ongoing with respect to any proposal that constitutes, or may reasonably be expected to constitute, an Acquisition Proposal whether or not initiated by the Company.  The Company has also agreed to request the return of all confidential information regarding the Company previously provided to any person (other than Mega or any Mega Subsidiary) relating to any transaction that constitutes, or could reasonably be expected to constitute, an Acquisition Proposal.  The Company further agreed not to release any such person from any standstill or confidentiality agreement or provision to which such person is a party with the Company and to take all required actions to enforce such standstill and confidentiality agreements and provisions.

The Rolling Rock Board may, prior to the approval of the Amalgamation Resolution by the Shareholders, consider and participate, directly or indirectly, in any discussions or negotiations with, or provide information to, or permit any visit to the properties or facilities of the Company by, any person who has delivered a bona fide written Acquisition Proposal (i) that was not solicited or encouraged after the date of the Business Combination Agreement, (ii) did not otherwise result from a breach of the above non-solicitation covenants, and (iii) that the Rolling Rock Board determines in good faith, after consultation with the Financial Advisor and outside legal counsel, is or would, if completed, reasonably be expected to constitute, a Superior Proposal, provided, however, that prior to taking any such action, the Company must (iv) give notice to Mega of such Acquisition Proposal, and (iv) obtain a confidentiality agreement from the person making such Acquisition Proposal containing terms typical for a transaction of this nature, including a standstill provision that is typical of a transaction of this nature.

The Company has agreed to promptly notify Mega of any inquiry, proposal or offer relating to or constituting an Acquisition Proposal, or any request for non-public information relating to the Company.

Ability to Accept a Superior Proposal

If the Company has complied with the above non-solicitation covenants of the Business Combination Agreement, the Company may accept, approve, recommend or enter into any agreement, understanding or arrangement in respect of a Superior Proposal prior to the approval of the Amalgamation Resolution by the Shareholders and terminate the Business Combination Agreement if, and only if: (i) the Company has provided Mega with a copy of the document containing the Superior Proposal; (ii) five Business Days have elapsed from the later of (A) the date Mega received written notice advising Mega that the Rolling Rock Board has resolved to accept, approve, recommend or enter into an agreement in respect of such Superior Proposal, specifying the terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal, and (B) the date Mega received a copy of the document containing such Superior Proposal; (iii) the Rolling Rock Board has determined in good faith (after consultation with outside legal counsel) that it is necessary for the Rolling Rock Board to take such action in order to discharge properly its fiduciary duties; (iv) such Superior Proposal does not provide for the payment of any break, termination or other fee or expense to the person making the Superior Proposal in the event that the Company completes the Amalgamation or any other transaction with Mega or any of the Mega Subsidiaries agreed to prior to the termination of the Business Combination Agreement; (v) taking into account any revised proposal made by Mega since receipt of the written notice as set out in above, such Superior Proposal remains a Superior Proposal and the Rolling Rock Board has again made the determination to accept, approve, recommend or enter into an agreement, understanding or arrangement in respect of such Superior Proposal; and (vi) the Company has previously or concurrently paid or caused to be paid to Mega the Termination Fee (as described below).

Right to Match

Each of the Company and Mega has agreed that during the five Business Day period referred to above under “Ability to Accept a Superior Proposal”, Mega will have the right, but not the obligation, to offer to amend the terms of the Business Combination Agreement.  The Rolling Rock Board will review any such proposal by Mega, in order to determine in good faith whether Mega’s amended proposal would result in the Superior Proposal to which Mega is responding ceasing to be a Superior Proposal.

Reaffirmation of Recommendation by the Rolling Rock Board

If the Rolling Rock Board determines that Mega’s amended proposal, upon acceptance by the Company, would result in the Superior Proposal ceasing to be a Superior Proposal, the Company will enter into an amended agreement with Mega reflecting Mega’s amended proposal.  If the Rolling Rock Board continues to believe, in consultation with the Financial Advisor and legal counsel, that such Superior Proposal remains a Superior Proposal and therefore rejects Mega’s amended proposal, the Company may, on termination of the Business Combination Agreement and payment of the Termination Fee, accept, approve, recommend or enter into an agreement, understanding or arrangement in respect of such Superior Proposal.

Termination of the Business Combination Agreement

The Business Combination Agreement may be terminated at any time prior to the Effective Date:

(a)	by the mutual written consent and agreement of the Parties;

(b)
by Mega if (i) the Rolling Rock Board shall have withdrawn or modified in a manner adverse to Mega its approval or recommendation of the Amalgamation or (ii) the Rolling Rock Board shall have approved or recommended an Acquisition Proposal;

(c)
by Mega if the Company shall have failed to hold the Meeting on or before December 24, 2010, unless such failure results from (i) delays in obtaining all required regulatory approvals that are beyond the control of the Company, or (ii) an adjournment or postponement of the Meeting for not more than ten Business Days in the event that the Company provides Mega with written notice of a Superior Proposal on a date that is less than five Business Days prior to the Meeting;

(d)
by Mega if there is a breach by the Company or any of its directors, officers, agents or any other representative thereof of any of the non-solicitation covenants or covenant to not adopt any resolution or enter into any agreement providing for an amalgamation, merger, consolidation, reorganization, liquidation, dissolution or other extraordinary transaction, adopt any plan of liquidation or reorganize, amalgamate or merge with any other person, as more particularly set out in the Business Combination Agreement, in each case, prior to the Effective Date;

(e)	by the Company in order to enter into a definitive written agreement with respect to a Superior Proposal;

(f)	by any Party if the Shareholder Approvals shall not have been obtained at the Meeting; or

(g)	by any Party if any of the conditions precedent for the benefit of the terminating Party is not satisfied or waived in accordance with those sections.

In addition, the Business Combination Agreement will terminate and the obligations of the Parties thereunder will terminate if the Effective Date does not occur by January 31, 2011 (the “Termination Deadline”), unless the Parties agree to extend such deadline.  Any Party will have the one-time right, upon written notice to the other Parties, to extend the Termination Deadline for a period of 30 days beyond the Termination Deadline.

Termination Fee

Pursuant to the Business Combination Agreement, Mega shall be entitled to a payment of $450,000 (the “Termination Fee”) in the event that:

(a)	Mega shall terminate the Business Combination Agreement pursuant to paragraph (b) above under “Termination of the Business Combination Agreement”;

(b)	Mega shall terminate the Business Combination Agreement pursuant to paragraph (c) above under “Termination of the Business Combination Agreement”;

(c)	Mega shall terminate the Business Combination Agreement pursuant to paragraph (d) above under “Termination of the Business Combination Agreement”;

(d)	the Company shall terminate the Business Combination Agreement pursuant to paragraph (e) above under “Termination of the Business Combination Agreement”; or

(e)
any Party shall terminate the Business Combination Agreement pursuant to paragraph (f) above under “Termination of the Business Combination Agreement” in circumstances where the Amalgamation Resolution has not received the required Shareholder Approvals at the Meeting and (i) a bona fide Acquisition Proposal has been publicly announced or made by any person other than Mega prior to the Meeting and not publicly withdrawn more than five Business Days prior to the Meeting, and (ii) the Company enters into an agreement with respect to such Acquisition Proposal, or such Acquisition Proposal is completed, after the date of the Business Combination Agreement and prior to the expiration of 12 months following the termination of the Business Combination Agreement.

The Company shall pay the Termination Fee to Mega at the time of termination in the circumstances set out in paragraphs (a), (b), (c) or (d) above, and, in the circumstances set forth in paragraph (e) above, the Termination Fee shall be payable within three Business Days following the earlier of the date on which the Company enters into an agreement in respect of an Acquisition Proposal or the date on which the Company consummates an Acquisition Proposal.

Representations and Warranties

The Business Combination Agreement contains a number of customary representations and warranties of each of the Parties relating to, among other things, corporate status, the corporate authorization and enforceability of, and board approval of, the Business Combination Agreement and the Amalgamation and the business, operations and properties of Mega and the Company, including: capitalization; fair presentation of financial statements; liabilities; absence of any Material Adverse Change; absence of litigation; employment matters and absence of employee severance payments triggered by the Amalgamation, tax matters, mineral interests and rights, insurance and environmental matters.

Conduct of Business

The Company has agreed that, prior to the Effective Date, except with the written consent of Mega or as expressly contemplated or permitted by the Business Combination Agreement, the Company will carry on its business in the ordinary course and in a manner consistent with past practice.  Each of the Company and Mega has also agreed that it will not take certain actions specified in the Business Combination Agreement, including entering into any transaction or performing any act that might interfere with, delay or be inconsistent with the consummation of the transactions contemplated by the Business Combination Agreement.

Other Covenants

Each of the Company and Mega has agreed to a number of covenants, including to: (a) not take any action which is inconsistent with the provisions of the Business Combination Agreement or which would reasonably be expected to materially impede the completion of the transactions contemplated thereby; and (b) use its commercially reasonable efforts to obtain all consents, approvals, authorizations or waivers required or advisable to be obtained by it from Governmental Entities in respect of the Amalgamation.

STOCK EXCHANGE LISTING AND APPROVAL

The Shares are listed and posted for trading on the TSXV under the symbol “RLL”.  The closing price of the Shares on September 23, 2010, the last complete trading day prior to the announcement of the Amalgamation, was $0.165 and as at the close of trading on November 5, 2010 was $0.19.

The following table sets forth information relating to the trading of the Shares on the TSXV for the months indicated.

Month	High ($)	Low ($)	Volume
November 2010 (to November 5)	0.19	0.175	238,235
October 2010	0.205	0.170	1,116,300
September 2010	0.235	0.140	6,051,580
August 2010	0.155	0.115	543,000
July 2010	0.180	0.100	1,455,400
June 2010	0.165	0.110	727,300
May 2010	0.175	0.125	2,028,500

The Mega Shares are listed and posted for trading on the TSXV under the symbol “MGP”.  The closing price of the Mega Shares on the TSXV on September 23, 2010, the last complete trading day prior to the announcement of the Amalgamation, was $0.59 and as at the close of trading on November 5, 2010 was $0.49.

The Amalgamation and the issuance of the Mega Shares pursuant to the Amalgamation are subject to regulatory approval, including without limitation, the approval of the TSXV.  Conditional acceptance of the TSXV in respect of the Amalgamation and related transactions has been obtained by the Company and Mega.  The TSXV has conditionally approved the listing of the Mega Shares to be issued pursuant to the Amalgamation, including the Mega Shares issuable upon exercise of the Mega Replacement Options and the exercise of outstanding Warrants and Finder’s Options, subject only to compliance with the usual requirements of the TSXV.  The Company and Mega have the right to terminate the Amalgamation Agreement if all regulatory approvals have not been obtained on terms and conditions satisfactory to each Party, acting reasonably.

DISSENTING SHAREHOLDERS’ RIGHTS

The following description of a Shareholder’s Dissent Rights is not a comprehensive statement of the procedures to be followed by a Dissenting Shareholder and is qualified entirely by reference to the full text of Sections 237 to 247 of the BCBCA annexed as Schedule “C” to this Circular.

In general, any Registered Shareholder who dissents from the Amalgamation Resolution in compliance with Sections 237 to 247 of the BCBCA will be entitled, in the event that the Amalgamation becomes effective, to be paid by the Company the fair value of the Shares held by such Dissenting Shareholder determined as at the point in time immediately before the passing of the Amalgamation Resolution.

A Dissenting Shareholder shall, on the Effective Date, and notwithstanding any provision of Sections 237 to 247 of the BCBCA, be deemed to have sold to the Company the Dissent Shares and may not vote, or exercise or assert any rights of a Shareholder other than the entitlement to be paid fair value for such Shares in accordance with the Dissent Procedures.  In no event shall the Company be required to recognize a Dissenting Shareholder as a securityholder of the Company after the Effective Date.  In addition, in accordance with the restrictions set forth in Sections 237 to 247 of the BCBCA, no Shareholder who has voted in favour of the Amalgamation Resolution shall be entitled to dissent.

A Dissenting Shareholder who, for any reason, does not properly fulfill each of the Dissent Procedures in accordance with the requirements set out in Sections 237 to 247 of the BCBCA, acts inconsistently with such dissent or who for any other reason is not entitled to be paid the fair value of the holder’s Shares shall be treated as if the Shareholder had participated in the Amalgamation on the same basis as a non-dissenting Shareholder.

The filing of a Dissent Notice deprives a Dissenting Shareholder of the right to vote at the Meeting, except if such Dissenting Shareholder ceases to be a Dissenting Shareholder in accordance with the Dissent Procedures.  For greater certainty, a Shareholder who wishes to exercise Dissent Rights may not vote in favour of the Amalgamation.

A Shareholder who wishes to dissent must deliver a Dissent Notice to the head office of the Company at Unit 1, 15782 Marine Drive, White Rock, British Columbia V4B 1E6 Canada, Attention:  Corporate Secretary, not less than 48 hours prior (excluding Saturdays, Sundays and holidays) to the time of the Meeting or any adjournment or postponement thereof.  If a Dissenting Shareholder also holds a beneficial interest in Shares, the registered owner of such Shares must also dissent.

The Dissent Notice must set out the number of Shares in respect of which the Dissent Notice is being sent and:

(a)	if such Shares constitute all of the Shares of which the Shareholder is both the registered and beneficial owner and the Shareholder owns no other Shares, a statement to that effect;

(b)
if such Shares constitute all of the Shares of which the Shareholder is both the registered and beneficial owner but if the Shareholder owns additional Shares beneficially, a statement to that effect and the names of the registered owners of such Shares, the number of Shares held by such registered owners and a statement that Dissent Notices have or will be sent with respect to such securities; or

(c)
if the Dissent Rights are being exercised by a registered owner who is not also the beneficial owner of such Shares, a statement to that effect and the name of the beneficial owner and a statement that the registered owner is dissenting with respect to all Shares of the beneficial owner registered in such registered owner’s name.

The Company is required, promptly after the later of: (i) the date on which the Company forms the intention to proceed with the Amalgamation; and (ii) the date on which the Dissent Notice was received, to notify each Dissenting Shareholder of its intention to act on the Amalgamation.  The Company expects that it will be in a position to deliver such notification on or before the Effective Date.  Upon receipt of such notification, each Dissenting Shareholder is then required, if the Dissenting Shareholder wishes to proceed with the dissent, within one month after the date of such notice to send to the Company: (a) a written statement that the Dissenting Shareholder requires the Company to purchase all of its Shares; (b) the certificates representing such Shares; and (c) if the Dissent Right is being exercised by the Dissenting Shareholder on behalf of a beneficial owner who is not the registered owner, a statement to that effect and the name of the beneficial owner and a statement that the registered owner is dissenting with respect to all Shares of the beneficial owner registered in such registered owner’s name.  A Shareholder who fails to send to the Company within the required time frame, the written statements described above and the certificates representing the Shares in respect of which the Dissenting Shareholder dissents, forfeits the Shareholder’s right to dissent.

On sending the required documentation to the Company, the fair value for the Dissenting Shares will be determined as follows:

(a)
if the Company and a Dissenting Shareholder agree on the fair value of the Shares, then the Company must promptly pay that amount to the Dissenting Shareholder unless the Company is insolvent or payment would render the Company insolvent in which case it must promptly send notice to the Dissenting Shareholder that the Company is lawfully unable to pay the Dissenting Shareholder for its Shares; or

(b)
if a Dissenting Shareholder and the Company are unable to agree on a fair value, the Dissenting Shareholder may apply to the Court to determine the fair value of the Shares, and the Company must pay to the Shareholder the fair value determined by the Court unless the Company is insolvent or payment would render the Company insolvent in which case it must promptly send notice to the Dissenting Shareholder that the Company is lawfully unable to pay the Dissenting Shareholder for its Shares.

If the Company is insolvent or would be rendered insolvent by making the payment to the Dissenting Shareholders, Dissenting Shareholders will have 30 days to elect to either: (a) withdraw their dissent and receive the consideration applicable to Shareholders under the Amalgamation; or (b) retain their status as a claimant and be paid as soon as the Company is lawfully able to do so or, in a liquidation, be ranked subordinate to its creditors but in priority to its Shareholders.

If the Amalgamation is not implemented for any reason, Dissenting Shareholders will not be entitled to be paid the fair value for their Shares, and such Shares will not be deemed to be transferred to the Company.

The discussion above is only a summary of the Dissent Procedures which are technical and complex.  A Shareholder who intends to exercise his or her Dissent Right should carefully consider and comply with the provisions of Sections 237 to 247 of the BCBCA.  Persons who are Non-Registered Shareholders whose Shares are registered in the name of an Intermediary, or in some other name, who wish to dissent should be aware that only the Registered Shareholders of such Shares are entitled to dissent.  It is suggested that any Shareholder wishing to avail himself or herself of the Dissent Rights seek his or her own legal advice, as failure to comply strictly with the applicable provisions of the BCBCA may prejudice the availability of such Dissent Rights.  Dissenting Shareholders should note that the exercise of Dissent Rights can be a complex, time consuming and expensive process.

PRINCIPAL LEGAL MATTERS

Shareholder Approvals

The Amalgamation Resolution must be approved by at least 66⅔% of the votes cast on the Amalgamation Resolution by the Shareholders present in person or represented by proxy at the Meeting.  In addition, the Amalgamation must be approved by a majority of the votes cast by Shareholders, after excluding the votes cast by persons whose votes may not be included in determining minority approval of a business combination pursuant to TSXV Policy 5.9 and MI 61-101.  See “The Amalgamation – Shareholder Approvals of Amalgamation Resolution”.  The presence of one Shareholder who, or one proxyholder representing Shareholders, who, in the aggregate, holds at least 5% of the issued and outstanding Shares entitled to be voted at the Meeting, will constitute a quorum for the Meeting.

Regulatory Matters

Other than the final approval of the TSXV, there are no material filings, consents, waiting periods or approvals required to be made with, applicable to, or required to be received from any Governmental Entity in connection with the Amalgamation prior to the Effective Date.

Stock Exchange Approvals

The Shares are listed on the TSXV.  The TSXV has conditionally approved the Amalgamation, subject to approval by the Shareholders.

The Mega Shares are listed on the TSXV.  The TSXV has conditionally approved the listing of the Mega Shares to be issued pursuant to the Amalgamation, including without limitation the Mega Shares to be issued upon exercise of the Mega Replacement Options and the exercise of the outstanding Warrants and Finder’s Options, subject only to compliance with the usual requirements of the TSXV.

The Company and Mega have the right to terminate the Business Combination Agreement if all regulatory approvals have not been obtained on terms and conditions satisfactory to each Party, acting reasonably.

See “Stock Exchange Listing and Approval”.

RISK FACTORS OF THE AMALGAMATION

Shareholders should carefully consider the following risk factors relating to the Amalgamation before deciding to vote or instruct their vote to be cast to approve the matters relating to the Amalgamation.  In addition to the risk factors relating to the Amalgamation set out below, Shareholders should also carefully consider the risk factors applicable to Mega set out in Schedule “F” and the documents incorporated by reference herein.  Additional risks and uncertainties, including those currently unknown or considered immaterial by the Company, may also adversely affect the business of Mega following completion of the Amalgamation.  All of the risk factors described below and in Schedule “F” and the documents incorporated by reference herein should be considered by Shareholders in conjunction with the other information included in this Circular, including the schedules hereto.

 Risks Related to the Amalgamation

The Amalgamation may be terminated by the Company or Mega in certain circumstances, in which case the market price for the Shares may be adversely affected.

Each of the Company and Mega has the right to terminate the Business Combination Agreement in certain circumstances.  Accordingly, there is no certainty, nor can the Company provide any assurance, that the Business Combination Agreement will not be terminated by either the Company or Mega before the completion of the Amalgamation.  In addition, the completion of the Amalgamation is subject to a number of conditions precedent, certain of which are outside the control of the Company or Mega, including Shareholders approving the Amalgamation and all required regulatory approvals being obtained by the Company and Mega.  There is no certainty, nor can the Company provide any assurance, that these conditions will be satisfied.  If for any reason the Amalgamation is not completed, the market price of the Shares may be adversely affected.  Moreover, if the Business Combination Agreement is terminated, there is no assurance that the Rolling Rock Board will be able to find a party willing to pay equivalent consideration or a more attractive price for Shares than the consideration being offered pursuant to the terms of the Business Combination Agreement.

 Risks Associated with Fixed Share Exchange Ratio

Pursuant to the provisions of the Amalgamation, each Share will be exchanged for 0.4 Mega Shares.  This Share Exchange Ratio is fixed and will not increase or decrease due to fluctuations in the market price of the Shares or Mega Shares. The market value of the consideration that Shareholders will receive pursuant to the Amalgamation will depend on the market price of the Mega Shares on the Effective Date.  If the market price of the Mega Shares increases or decreases, the market value of the Mega Shares that Shareholders receive will correspondingly increase or decrease.  The number of Mega Shares being issued in connection with the Amalgamation will not change despite decreases or increases in the market price of Shares or Mega Shares.  Many of the factors that affect the market price of the Shares or Mega Shares are beyond the control of the Company and Mega.  These factors include fluctuations in the price of gold, silver and other minerals, changes in the regulatory environment, adverse political developments, prevailing conditions in the capital markets, and interest rate and exchange rate fluctuations.

 Possible Failure to Realize Anticipated Benefits of the Amalgamation

The success of Mega following completion of the Amalgamation will depend in large part on successfully consolidating functions and integrating operations, projects, procedures and personnel in a timely and efficient manner as well as Mega’s ability to realize the anticipated growth opportunities and synergies from combining the acquired business and operations of the Company with those of Mega.  The failure of Mega to achieve such integration could result in the failure of Mega to realize any of the anticipated benefits of the Amalgamation and could impair the results of operations, profitability and financial results of Mega.  The integration will require the dedication of management effort, time and resources which may divert management’s focus and resources from other strategic opportunities and from operational matters during this process.

The issue of Mega Shares under the Amalgamation and their subsequent sale may cause the market price of Mega Shares to decline

As of November 5, 2010, 44,193,780 Mega Shares were outstanding and an aggregate of 12,240,000 Mega Shares were subject to outstanding convertible securities to purchase or acquire Mega Shares.  Mega currently expects that in connection with the Amalgamation it will issue approximately 17.1 million Mega Shares (assuming that no Shareholder exercises Dissent Rights) and reserve approximately 4,186,000 Mega Shares for issue on exercise of the Mega Replacement Options and the outstanding Warrants and Finder’s Options to be assumed by Mega.  The issue of these Mega Shares and the sale of Mega Shares that may become eligible for sale in the public market from time to time could depress the market price for Mega Shares.

 Payment of the Termination Fee may Adversely Affect the Company’s Financial Condition

In certain circumstances set out in the Business Combination Agreement, the Company may be required to pay the Termination Fee to Mega.  If the Company is required to pay the Termination Fee, the Company’s financial condition will be materially adversely affected.

 Risks Related to Income Taxation

The Amalgamation may give rise to adverse tax consequences to Shareholders and the holders of Options, Warrants and Finder’s Options and each of the Shareholders and holders of Options, Warrants and Finder’s Options is urged to consult its own tax advisor.

SECURITIES LAW CONSIDERATIONS

Canadian Securities Law Considerations

The Mega Shares to be issued under the Amalgamation will be issued in reliance on exemptions from the prospectus and registration requirements of Applicable Securities Laws in all provinces and territories of Canada.  The first trade by holders of the Mega Shares received pursuant to the Amalgamation will generally be free from restrictions on resale provided that:

(a)	such trade is not a control distribution (within the meaning of applicable securities laws);

(b)	no unusual effort has been made to prepare the market or to create a demand for the Mega Shares;

(c)	no extraordinary commission is paid to a person or company in respect of such trade; and

(d)	if the selling security holder is an insider or officer of Mega, such holder has no reasonable grounds to believe that Mega is in default of securities laws.

United States Securities Law Considerations

The Mega Shares and Mega Replacement Options to be issued under the Amalgamation have not been registered under the 1933 Act or the securities laws of any state of the United States.  Such securities are being issued in reliance on the exemption from registration set forth in Rule 802 and exemptions provided under the securities laws of each applicable state of the United States.  Rule 802 provides an exemption from registration under the 1933 Act for offers and sales of securities issued in exchange for one or more outstanding securities where:

•	the subject company (the Company in this transaction) is a Foreign Private Issuer;

•	U.S. Holders hold no more than 10 percent of the securities that are the subject of the business combination;

•	U.S. Holders participate in the business combination on terms at least as favorable as those offered to any other holder of the subject securities;

•
the issuer publishes or otherwise disseminates an informational document to the holders of the subject securities in connection with the business combination complying with disclosure requirements set forth in Rule 802; and

•	the issuer furnishes the informational document, including any amendments thereto, to the SEC on Form CB together with a Form F-X to appoint an agent for service in the United States.

This Circular is being filed with the SEC on Form CB.

Company securityholders are urged to consult with their own legal counsel to ensure that the resale of Mega securities issued to them pursuant to the Amalgamation complies with applicable securities legislation.

Exchange of Rule 144 Restricted Securities

The securities to be issued pursuant to the Amalgamation will be unregistered “restricted securities” within the meaning of Rule 144 under the 1933 Act to the same extent and proportion that the securities exchanged by the holder in that transaction were restricted securities.

Holders of the Company’s Shares that are not restricted securities under Rule 144 under the 1933 Act will receive Mega Shares that are unrestricted securities.  Holders that are not deemed to be affiliates of Mega after completion of the Amalgamation may freely resale their securities under U.S. Securities Laws.  As defined in Rule 144 under the 1933 Act, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the issuer.

Holders of the Company’s Shares that are restricted securities under Rule 144 under the 1933 Act will receive Mega Shares that are restricted securities  under Rule 144 under the 1933 Act.  Restricted securities may be resold in compliance with exemptions under the 1933 Act.

 Affiliates of Mega

Shareholders who are affiliates of Mega within 90 days before the Amalgamation or who will be affiliates of Mega after the Amalgamation will be subject to restrictions on resale imposed by the 1933 Act with respect to Mega Shares issued pursuant to the Amalgamation.  These affiliates may not resell their Mega Shares unless such shares are registered under the 1933 Act or an exemption from registration is available.  In general, under Rule 144, persons who are affiliates of Mega after the Amalgamation will be entitled to sell in the United States, during any three-month period, a portion of the Mega Shares that they receive in connection with the Amalgamation, provided that the number of such shares sold does not exceed one percent of the then outstanding class of Mega Shares, subject to specific restrictions on manner of sale, notice requirements, aggregation rules and the availability of current public information about Mega.

 Resale of Mega Shares Pursuant to Regulation S

Subject to certain limitations, at any time that Mega is a “foreign private issuer” (as defined in Rule 405 under the 1933 Act), Shareholders holding restricted securities and Shareholders who are affiliates (solely by virtue of his or her status as an officer or director) of Mega after the Amalgamation or of Mega within 90 days before the Amalgamation may immediately resell the Shares they receive under the Amalgamation outside the United States without registration under the 1933 Act pursuant to Regulation S under the 1933 Act.  Generally, such persons may resell such securities in an “offshore transaction” if (i) no offer is made to a person in the United States, (ii) either (A) at the time the buyer’s buy order is originated, the buyer is outside the United States, or the seller and any person acting on its behalf reasonably believes that the buyer is outside the United States, or (B) the transaction is executed in, on or through a “designated offshore securities market” (which would include a sale through the TSX) if neither the seller nor any person acting on its behalf knows that the transaction has been pre-arranged with a buyer in the United States, and (iii) neither the seller, any affiliate of the seller or any person acting on any of their behalf engages in any “directed selling efforts” in the United States.  For the purposes of Regulation S, “directed selling efforts” means “any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the securities being offered” in the resale transaction.  Certain additional restrictions will apply to a person who is an affiliate of Mega after the Amalgamation or of Mega within 90 days before the Amalgamation other than solely by virtue of his or her status as an officer or director of the applicable entity.  Mega is under no obligation to remain a foreign private issuer.

 Exercise of the Mega Replacement Options and Mega Replacement Warrants

Rule 802 does not exempt the issuance of securities upon the exercise of securities that were issued pursuant to Rule 802.  Therefore, the Warrants and Finder’s Options assumed by Mega pursuant to the Amalgamation may not be exercised in the United States or by or on behalf of a U.S. person as defined in Rule 902(k) of Regulation S under the 1933 Act, nor may any Mega Shares issued upon such exercise be offered or resold, except pursuant to registration under the 1933 Act or an exemption from such registration requirements.

Company securityholders are urged to consult with their own legal counsel to ensure that the resale of Mega securities issued to them pursuant to the Amalgamation complies with applicable securities legislation.

The securities issuable in connection with the Amalgamation have not been approved or disapproved by the SEC or the securities regulatory authorities in any state, nor has the SEC or the securities regulatory authorities in any state passed on the fairness or merits of the Amalgamation or the adequacy or accuracy of this Circular. Any representation to the contrary is a criminal offence.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a general summary, as of the date hereof, of the principal Canadian federal income tax considerations generally applicable to a Shareholder who disposes of Shares under the Amalgamation (or who duly dissents under the Amalgamation and is paid the fair value for the shares by Company) and who, for purposes of the ITA and at all relevant times:  (i) holds the Shares and will hold the Mega Shares acquired pursuant to the Amalgamation as capital property, and (ii) deals at arm’s length and is not affiliated with each of Mega and Company.  Shareholders meeting all such applicable requirements are referred to as a “Holder” or “Holders” herein, and this summary only addresses such Holders.  This summary is not applicable to a Holder (i) that is a “financial institution” (as defined in the ITA for purposes of the mark-to-market rules), (ii) that is a “specified financial institution” or “restricted financial institution” as defined in the ITA; (iii) to whom the financial currency reporting rules contained in subsection 261(4) of the ITA would apply; or (iv) a Holder an interest in which is a “tax shelter investment” for purposes of the ITA, and does not address other special situations.

This summary is based on the facts as set out in this Circular, the provisions of the ITA and regulations thereunder (in this summary, the “Regulations”) in force as at the date hereof, all proposed amendments to the ITA or the Regulations publicly announced by or on behalf of the Minister of Finance before the date hereof, and the current published administrative and assessing practices of the CRA.  No assurance can be given that any proposed amendments to the ITA or Regulations will be enacted or promulgated in the form proposed, or at all.  This summary does not otherwise take into account or anticipate changes in law, whether by judicial, governmental or legislative decision or action, nor does it take into account provincial, territorial or foreign tax legislation or considerations, which may differ significantly from those discussed herein.  An advance income tax ruling will not be sought from the CRA in respect of the Amalgamation.

This summary also assumes that Shares will remain TSXV listed until the completion of the Amalgamation, and that Mega Shares will be listed on the TSXV as of the Effective Date.

THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT EXHAUSTIVE OF ALL POSSIBLE CANADIAN FEDERAL INCOME TAX CONSIDERATIONS APPLICABLE TO HOLDERS IN ALL CIRCUMSTANCES.  THIS SUMMARY IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER.  ACCORDINGLY, ALL HOLDERS SHOULD CONSULT THEIR OWN INDEPENDENT TAX ADVISORS FOR ADVICE WITH RESPECT TO THE INCOME TAX CONSEQUENCES APPLICABLE TO THEM HAVING REGARD TO THEIR OWN PARTICULAR CIRCUMSTANCES.  THE DISCUSSION BELOW IS QUALIFIED ACCORDINGLY.

Shareholders Resident in Canada

The following portion of the summary is applicable only to Holders (as defined above under the heading “General”) who are resident or deemed to be resident in Canada at all relevant times for purposes of the ITA (a “Resident Holder” or “Resident Holders”).  Shares will generally be considered to be capital property to a Resident Holder unless the shares are held in the course of carrying on a business or were acquired in a transaction considered to be an adventure or concern in the nature of trade.  Certain Resident Holders whose Shares might not otherwise qualify as capital property may, in certain circumstances, make an irrevocable election in accordance with subsection 39(4) of the ITA to have their Shares and every “Canadian security” (as defined in the ITA) owned by such Resident Holders in the taxation year of the election and in all subsequent taxation years deemed to be capital property.  Resident Holders contemplating an election under subsection 39(4) of the ITA should seek advice from their own tax advisers as to whether this would be beneficial.

 Resident Holders Participating in the Amalgamation

A Resident Holder who receives Mega Shares in exchange for the Shares pursuant to the Amalgamation will be deemed to have disposed of such Shares for proceeds of disposition equal to the Resident Holder’s adjusted cost base thereof immediately before the Amalgamation. As a result, such a Resident Holder will not recognize a capital gain or capital loss in respect of the exchange. The Resident Holder will also be deemed to have acquired the Mega Shares received in exchange for such Shares at a cost equal to the Resident Holder’s adjusted cost base of the Shares immediately before the Amalgamation.  If the Resident Holder owns any other Mega Shares as capital property at the time of the exchange, the adjusted cost base of all Mega Shares owned by the Resident Holder immediately after the exchange will be determined in accordance with certain rules in the ITA by averaging the cost of the shares acquired on the exchange with the adjusted cost base of those other shares.

 Resident Holders who Dissent

A Resident Holder who duly dissents to the Amalgamation Resolution and whose Shares are acquired by the Company for payment of fair value (a “Resident Dissenter”) will be considered to have disposed of such Shares for proceeds of disposition equal to the amount paid.  Such a disposition could result in a deemed dividend to the Resident Dissenter and a capital gain or capital loss. In computing the capital gain or loss arising from such a disposition, any such deemed dividend is not considered to be part of the proceeds of disposition of the Shares. The taxation of any such capital gain or capital loss will be generally as described below under the heading “Taxation of Capital Gains and Capital Losses”.  Any interest awarded by a court must also be included in computing the Resident Dissenter’s income for purposes of the ITA.

 Taxation of Capital Gains and Capital Losses

As outlined above, a capital gain (or capital loss) will be realized by a Resident Holder who dissents on the exchange of Shares for Mega Shares pursuant to the Amalgamation.  The capital gain (or capital loss) will be equal to the amount by which the amount paid less any deemed dividend exceeds (or is less than) the aggregate of the adjusted cost base of the Resident Holder’s Shares so exchanged and any reasonable costs of making the disposition.  One-half of any capital gain so realized must be included as a taxable capital gain in computing the Resident Holder’s income for such year, and one-half of any such capital loss may be deducted as an allowable capital loss by the Resident Holder against taxable capital gains realized by the Resident Holder for the year.  An allowable capital loss in excess of taxable capital gains for the year of disposition generally may be carried back and deducted against net taxable capital gains for any of the three preceding taxation years or carried forward and deducted against net taxable capital gains in any subsequent taxation year (in accordance with and subject to the rules contained in the ITA).

Capital gains realized by an individual (including a trust, other than certain specified trusts) will be relevant in computing the individual’s possible liability for alternative minimum tax.  A Resident Holder that is a “Canadian-controlled private corporation” (as defined in the ITA) may be liable to pay an additional 6⅔% refundable tax on certain investment income, including amounts in respect of net taxable capital gains and dividends or deemed dividends not deductible in computing taxable income.  The amount of any capital loss realized by a Resident Holder that is a corporation, or certain partnerships or trusts of which the corporation is a member or beneficiary, may be reduced in certain circumstances in respect of dividends, if any, previously received or deemed to have been received on Shares to the extent and in the circumstances set out in the ITA.

 Resident Option Holders

The following portion of the summary is applicable only to holders of Options who, for purposes of the ITA, are resident in Canada at all relevant times, hold their Options as capital property, hold any Shares and will hold the Mega Shares acquired pursuant to the Options as capital property, and deal at arm’s length with Mega and the Company. Holders of Options meeting all such requirements are referred to as “Resident Option Holders”, and this portion of the summary only addresses such Resident Option Holders.

Options will generally be considered to be capital property to a Resident Option Holder unless the Options are held in the course of carrying on a business or were acquired in a transaction considered to be an adventure in the nature of trade.

The exchange of Options for Mega Replacement Options results in a disposition of the Options and an acquisition of different options.  A Resident Option Holder will realize a capital gain (or capital loss) equal to the amount by which the proceeds of disposition of the Options exceeds (or are less than) the aggregate of the adjusted cost base of the Options to the Resident Option Holder and reasonable costs of the disposition.  The proceeds of disposition of the Options and the cost of any different options will be equal to the fair market value of the different options received in exchange at the time the Amalgamation becomes effective.  The taxation of any such capital gain or capital loss is generally as described above under the heading “Taxation of Capital Gains and Capital Losses”.

A Resident Option Holder employee of the Company who acquired Options in respect of, in the course of, or by virtue of, employment will be deemed not to have disposed of the exchanged option and not to have acquired the new option for purposes of calculating any stock option benefit.  The new option is deemed to be the same option as, and a continuation of, the exchanged option.

Resident Option Holders who duly dissent to the Amalgamation Resolution should consult their own tax advisors.

A Resident Option Holder will not realize a gain or loss upon the exercise of an Option or a Mega Replacement Option.  However, the exercise of an Option or a Mega Replacement Option may trigger a stock option benefit for any Resident Option Holder who acquired their Options in respect of, in the course of, or by virtue of, employment.  The Resident Option Holder’s cost of Mega Shares acquired by exercising an option after the Amalgamation becomes effective will be equal to the aggregate of the adjusted cost base of the option to that holder plus the exercise price paid for the Mega Shares plus any stock option benefit realized with respect to the option.  The cost of the Mega Shares acquired on the exercise of an option will be averaged with the adjusted cost base of any other Mega Shares owned by the Resident Option Holder at that time.

In the event of the expiry of an unexercised option, the Resident Option Holder will generally realize a capital loss equal to the adjusted cost base of the option to the Resident Option Holder.

Resident Warrant Holders

The following portion of the summary is applicable only to holders of Warrants who, for purposes of the ITA, are resident in Canada at all relevant times, hold their Warrants as capital property, hold any Shares and will hold the Mega Shares acquired pursuant to the Warrants as capital property, deal at arm’s length with Mega and the Company, and who did not acquire their Warrants in respect of, in the course of, or by virtue of, employment. Holders of Warrants meeting all such requirements are referred to as “Resident Warrant Holders”, and this portion of the summary only addresses such Resident Warrant Holders.

Warrants will generally be considered to be capital property to a Resident Warrant Holder unless the Warrants are held in the course of carrying on a business or were acquired in a transaction considered to be an adventure in the nature of trade.

Although the matter is not free from doubt, the adjustments to the Warrants contemplated by the Amalgamation pursuant to which Resident Warrant Holders will be entitled to receive certain Mega Shares in lieu of the number of Shares otherwise issuable upon the exercise of the Warrants, should not constitute substantial changes to the fundamental terms of the Warrants and accordingly should not result, in and of themselves, in a disposition of the Warrants by the Resident Warrant Holders for purposes of the ITA.  In the event that the adjustments to the Warrants contemplated in the Amalgamation are held to be so fundamental that their adoption results in a disposition of the Warrants and an acquisition of different warrants, then a Resident Warrant Holder would realize a capital gain (or capital loss) equal to the amount by which the proceeds of disposition of the Warrants exceeds (or are less than) the aggregate of the adjusted cost base of the Warrants to the Resident Warrant Holder and reasonable costs of the disposition.  The proceeds of disposition of the Warrants and the cost of any different warrants would be equal to the fair market value of the different warrants received in exchange at the time the Amalgamation becomes effective.  The taxation of any such capital gain or capital loss is generally as described above under the heading “Taxation of Capital Gains and Capital Losses”.

Resident Warrant Holders who duly dissent to the Amalgamation Resolution should consult their own tax advisors.

The remainder of this portion of the summary assumes that the adjustments contemplated by the Amalgamation, in and of themselves, will not result in a disposition of the Warrants for purposes of the ITA. If this assumption is not correct, then the tax consequences to Resident Warrant Holders may be materially different.

A Resident Warrant Holder will not realize a gain or loss upon the exercise of a Company Warrant.  The Resident Warrant Holder’s cost of Mega Shares acquired by exercising a Company Warrant after the Amalgamation becomes effective will be equal to the aggregate of the adjusted cost base of the Company Warrant to that holder plus the exercise price paid for the Mega Shares.  The cost of the Mega Shares acquired on the exercise of a Company Warrant will be averaged with the adjusted cost base of any other Mega Shares owned by the Resident Warrant Holder at that time.

In the event of the expiry of an unexercised Company Warrant, the Resident Warrant Holder will generally realize a capital loss equal to the adjusted cost base of the Company Warrant to the Resident Warrant Holder.

Resident Finder’s Option Holders

The following portion of the summary is applicable only to holders of Finder’s Options who, for purposes of the ITA, are resident in Canada at all relevant times, hold their Finder’s Options as capital property, hold any Shares and will hold the Mega Shares acquired pursuant to the Finder’s Options as capital property, deal at arm’s length with Mega and the Company, and who did not acquire their Finder’s Options in respect of, in the course of, or by virtue of, employment. Holders of Finder’s Options meeting all such requirements are referred to as “Resident Finder’s Option Holders”, and this portion of the summary only addresses such Resident Finder’s Option Holders.

Finder’s Options will generally be considered to be capital property to a Resident Finder’s Option Holder unless the Finder’s Options are held in the course of carrying on a business or were acquired in a transaction considered to be an adventure in the nature of trade.

Although the matter is not free from doubt, the adjustments to the Finder’s Options contemplated by the Amalgamation pursuant to which Resident Finder’s Option Holders will be entitled to receive certain Mega Shares and warrants to acquire additional Mega Shares in lieu of the number of Shares and Warrants otherwise issuable upon the exercise of the Finder’s Options, should not constitute substantial changes to the fundamental terms of the Finder’s Options and accordingly should not result, in and of themselves, in a disposition of the Finder’s Options by the Resident Finder’s Option Holders for purposes of the ITA.  In the event that the adjustments to the Finder’s Options contemplated in the Amalgamation are held to be so fundamental that their adoption results in a disposition of the Finder’s Options and an acquisition of different finder’s options, then a Resident Finder’s Option Holder would realize a capital gain (or capital loss) equal to the amount by which the proceeds of disposition of the Finder’s Options exceeds (or are less than) the aggregate of the adjusted cost base of the Finder’s Options to the Resident Finder’s Option Holder and reasonable costs of the disposition.  The proceeds of disposition of the Finder’s Options and the cost of any different finder’s options would be equal to the fair market value of the different finder’s options received in exchange at the time the Amalgamation becomes effective.  The taxation of any such capital gain or capital loss is generally as described above under the heading “Taxation of Capital Gains and Capital Losses”.

Resident Finder’s Option Holders who duly dissent to the Amalgamation Resolution should consult their own tax advisors.

The remainder of this portion of the summary assumes that the adjustments contemplated by the Amalgamation, in and of themselves, will not result in a disposition of the Finder’s Options for purposes of the ITA. If this assumption is not correct, then the tax consequences to Resident Finder’s Option Holders may be materially different.

A Resident Finder’s Option Holder will not realize a gain or loss upon the exercise of a Finder’s Option.  The Resident Finder’s Option Holder’s cost of Mega Shares and the share purchase warrants to acquire Mega Shares acquired by exercising a Finder’s Option after the Amalgamation becomes effective will be equal to the aggregate of the adjusted cost base of the Finder’s Option to that holder plus the exercise price paid for the Mega Shares.  The cost will be prorated between the Mega Shares and the share purchase warrants based upon the respective fair market values of the Mega Shares and the share purchase warrants.  The cost of the Mega Shares acquired on the exercise of a Finder’s Option will be averaged with the adjusted cost base of any other Mega Shares owned by the Resident Finder’s Option Holder at that time.

The taxation of the share purchase warrants to acquire Mega Shares received upon the exercise of a Finder’s Option is generally as described above under the heading “Resident Warrant Holders”.

In the event of the expiry of an unexercised Finder’s Option, the Resident Finder’s Option Holder will generally realize a capital loss equal to the adjusted cost base of the Finder’s Option to the Resident Finder Option Holder.

 Resident Holders Holding and Disposing of Mega Shares

In the case of a Resident Holder who is an individual, dividends received or deemed to be received on Mega Shares will be included in computing the individual’s income for tax purposes, and will be subject to the gross-up and dividend tax credit rules normally applicable to dividends received from taxable Canadian corporations, including the enhanced dividend tax credit rules applicable to dividends properly designated by Mega as “eligible dividends” (as defined in the ITA).

In the case of a Resident Holder that is a corporation, dividends received or deemed to be received on Mega Shares will be included in computing the corporation’s income for tax purposes, and will generally be deductible in computing its taxable income. A Resident Holder that is a “private corporation” or a “subject corporation” (as defined in the ITA) may be liable under Part IV of the ITA to pay a refundable tax of 33⅓% of the dividends received or deemed to be received on Mega Shares to the extent such dividends are deductible in computing such corporation’s taxable income.

In general, a disposition or deemed disposition of Mega Shares by a Resident Holder may give rise to a capital gain (or capital loss) equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the holder of such Mega Shares.  The taxation of capital gains and capital losses is generally as described above under the heading “Taxation of Capital Gains and Capital Losses”.

Eligibility for Investment

The Mega Shares will be qualified investments under the ITA and the Regulations on the Effective Date for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans, registered education savings plans, tax free saving account plans and registered disability savings plans, subject to the specific provisions of such plans, provided that, at that time, the Mega Shares are listed on a “designated stock exchange” (as defined in the ITA), which includes the TSX and the TSXV (Tiers 1 and 2).

Shareholders Not Resident in Canada

The following portion of the summary is applicable only to Holders (as defined above under the heading “General”) who, at all relevant times for purposes of the ITA, have not been and are not resident in Canada nor deemed to be resident in Canada, and do not use or hold and are not deemed to use or hold their Shares in carrying on a business in Canada (a “Non-Resident Holder” or “Non-Resident Holders”).

 Non-Resident Holders Participating in the Amalgamation

A Non-Resident Holder who receives Mega Shares in exchange for the Shares pursuant to the Amalgamation will be deemed to have disposed of such Shares for proceeds of disposition equal to the Non-Resident Holder’s adjusted cost base thereof immediately before the amalgamation. As a result, such a Non-Resident Holder will not recognize a capital gain or capital loss in respect of the exchange. The Non-Resident Holder will also be deemed to have acquired the Mega Shares received in exchange for such Shares at a cost equal to the Non-Resident Holder’s adjusted cost base of the Shares immediately before the amalgamation.  If the Non-Resident Holder owns any other Mega Shares as capital property at the time of the exchange, the adjusted cost base of all Mega Shares owned by the Non-Resident Holder immediately after the exchange will be determined in accordance with certain rules in the ITA by averaging the cost of the shares acquired on the exchange with the adjusted cost base of those other shares.

 Non-Resident Holders who Dissent

A Non-Resident Holder who duly dissents to the Amalgamation Resolution and whose Shares are acquired by the Company for payment of fair value (a “Non-Resident Dissenter”) will be considered to have disposed of such Shares for proceeds of disposition equal to the amount paid.  Such a disposition could result in a deemed dividend to the Non-Resident Dissenter and a capital gain or capital loss. In computing the capital gain or capital loss arising from such a disposition, any such deemed dividend is not considered to be part of the proceeds of disposition of the Shares.  Subject to applicable international tax treaties, any such deemed dividend will generally be subject to Canadian withholding tax at a rate of 25% of the gross amount. Such rate is generally reduced under the Canada-United States Income Tax Convention, 1980 (the “U.S. Treaty”) to 15% if the beneficial owner of such dividend is a resident of the United States and entitled to the benefits of the U.S. Treaty. The rate of withholding tax is further reduced to 5% if the beneficial owner of such dividend is a United States resident company that owns at least 10% of the voting stock of Company.

A Non-Resident Holder will generally not be subject to tax under the ITA in respect of any capital gain realized on a disposition of Shares pursuant to the Amalgamation unless (a) such shares are or are deemed to be “taxable Canadian property”; and (b) the Shares are not “treaty-protected property”, (both as defined in the ITA) of the Non-Resident Holder on the Effective Date.

Generally, Shares will not constitute taxable Canadian property of a Non-Resident Holder at a particular time provided that such shares are listed on a designated stock exchange for purposes of the ITA (which includes the TSX and the TSXV Tiers 1 and 2), unless:

(a)
at any time during the 60-month period ending at the time of disposition of the Shares by such Non-Resident Holder, (i) the Non-Resident Holder, persons not dealing at arm’s length with such Non-Resident Holder, or such Non-Resident Holder together with such persons, owned 25% or more of the issued shares of any class or series of the capital stock of Company; (ii) and more than 50% of the value of the Shares was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, Canadian resource properties, Canadian timber resource properties or an option in respect of or an interest in, or for civil law a right in, such properties; or

(b)	the Non-Resident Holder’s Shares were acquired in certain types of tax-deferred exchanges in consideration for property that was itself taxable Canadian property.

If the Shares are taxable Canadian property to a Non-Resident Holder, and are not treaty-protected property, the capital gain (or capital loss) realized on a disposition of such Shares will generally be equal to the amount by which the amount paid in excess of the deemed dividend exceeds (or is less than) the aggregate of the adjusted cost base of the Non-Resident Holder’s Shares so exchanged and any reasonable costs of making the disposition.

Any interest awarded by a court should not be subject to withholding tax under the ITA.

 Non-Resident Option Holders

The consequences under the ITA in respect of the Amalgamation which are applicable to a non-resident holder of Options will depend on whether such options were granted in respect of, in the course of, or by virtue of employment, whether the holder received such options as a consultant or independent contractor, whether the holder performed services in respect of the Options in Canada or elsewhere, whether such services were rendered to the Company directly or to a subsidiary or affiliate, the residence history of the holder, the applicability of any relevant tax treaty relief, and other circumstances. All non-resident holders of Options, whether or not they obtained their Options in respect of employment, should consult with their own tax advisors having regard to their particular circumstances.

The consequences under the ITA applicable to a Non-Resident Option Holder resulting from the exchange of the Options contemplated by the Amalgamation are generally the same as those described above for Resident Option Holders under the heading “Resident Option Holders”.

Any capital gain (or capital loss) realized by a Non-Resident Option Holder in respect of the Options will generally not be subject to tax under the ITA unless (a) the Shares are or are deemed to be “taxable Canadian property”; and (b) the Shares are not “treaty-protected property”, both as defined in the ITA.

The consequences under the ITA applicable to a Non-Resident Option Holder of the exercise of an Option are generally the same as those described above for Resident Option Holders under the heading “Resident Option Holders”.  A Non-Resident Option Holder may be subject to tax under the ITA on any stock option benefit realized relating to employment services rendered within Canada.

 Non-Resident Warrant Holders

The following portion of the summary is applicable only to holders of Warrants who, at all relevant times for purposes of the ITA, are not and have never been resident in Canada nor deemed to be resident in Canada, hold their Warrants as capital property and deal at arm’s length with Mega and the Company. Holders of Warrants meeting all such requirements are referred to as “Non-Resident Warrant Holders”, and this portion of the summary only addresses such Non-Resident Warrant Holders.

The consequences under the ITA applicable to a Non-Resident Warrant Holder resulting from the adjustments to the Warrants contemplated by the Amalgamation are generally the same as those described above for Resident Warrant Holders under the heading “Resident Warrant Holders”.

The consequences under the ITA applicable to a Non-Resident Warrant Holder of the exercise of a Company Warrant are generally the same as those described above for Resident Warrant Holders under the heading “Resident Warrant Holders”.

Non-Resident Finder’s Option Holders

The following portion of the summary is applicable only to holders of Finder’s Options who, at all relevant times for purposes of the ITA, are not and have never been resident in Canada nor deemed to be resident in Canada, hold their Finder’s Options as capital property and deal at arm’s length with Mega and the Company. Holders of Finder’s Options meeting all such requirements are referred to as “Non-Resident Finder’s Option Holders”, and this portion of the summary only addresses such Non-Resident Finder’s Option Holders.

The consequences under the ITA applicable to a Non-Resident Finder’s Option Holder resulting from the adjustments to the Finder’s Option contemplated by the Amalgamation are generally the same as those described above for Resident Finder’s Option Holders under the heading “Resident Finder’s Option Holders”.

The consequences under the ITA applicable to a Non-Resident Finder’s Option Holder of the exercise of a Company Finder’s Option are generally the same as those described above for Resident Finder’s Option Holders under the heading “Resident Finder’s Option Holders”.

 Non-Resident Holders Holding and Disposing of Mega Shares

Subject to applicable international tax treaties, dividends paid or deemed to be paid on the Mega Shares to a Non-Resident Holder will generally be subject to Canadian withholding tax at a rate of 25% of the gross amount.  Such rate is generally reduced under the U.S. Treaty to 15% if the beneficial owner of such dividend is a resident of the United States and entitled to the benefits of the U.S. Treaty.  The rate of withholding tax is further reduced to 5% if the beneficial owner of such dividend is a United States resident company that owns at least 10% of the voting stock of Mega.

A Non-Resident Holder will generally not be subject to tax under the ITA in respect of a capital gain on the disposition or deemed disposition of Mega Shares unless (a) the Non-Resident Holder’s Mega Shares are or are deemed to be “taxable Canadian property” of the Non-Resident Holder; and (b) the Mega Shares are not “treaty-protected tax property” (both as defined in the ITA).  The consequences under the ITA applicable to a Non-Resident Holder of a disposition or deemed disposition of Mega Shares will be generally as described above under the heading “Non-Resident Holders who Dissent”.

United States Federal Income Tax Warning

No United States income tax advice is being provided to Shareholders resident in the United States, or otherwise subject to U.S. tax laws. Such persons are urged to consult their own tax advisors regarding the tax consequences of participating in the Amalgamation, including the tax consequences under state, local and non-United States tax law and the possible effects of changes in tax law.

INFORMATION CONCERNING MEGA PRECIOUS METALS INC.

See Schedule “F” attached to this Circular.

PROPOSED AMENDMENT TO EXISTING OPTIONS

The Company has an aggregate of 3,265,000 Options outstanding under its Option Plan which were granted to directors, officers, employees and consultants of the Company, as follows:

Number of Options	Exercise Price	Expiry Date
315,000	$0.26	January 6, 2011
775,000	$0.75	August 21, 2011
250,000	$0.35	March 1, 2012
400,000	$0.35	July 24, 2012
525,000	$0.16	July 21, 2013
1,000,000	$0.12	August 30, 2015

Upon the completion of the Amalgamation, in accordance with the terms of the Option Plan, such Options which are held by directors, officers, employees or consultants who cease to hold such positions with the Company will currently expire (the “Accelerated Expiry”) on the earlier of (i)  90 days after the option holder ceases to be a director, officer, employee of consultant,  or (ii) the original expiry date of the Options as set out above.

Pursuant to the terms of the Business Combination Agreement, Mega has agreed to exchange such Options for Mega Replacement Options on the basis of the Exchange Ratio.  Notwithstanding the Accelerated Expiry provisions of the Option Plan and subject to the approval of the Shareholders and the TSXV, each such Mega Replacement Option would be exercisable until the earlier of (A) the original expiry date of the Option, and (B) the later of (i) the date that is six months after the Effective Date and (ii) the date the holder of the Mega Replacement Option ceases to be an eligible participant under the stock option plan of Mega.

Accordingly, the Shareholders will be asked at the Meeting to pass an ordinary resolution in the following terms:

“WHEREAS Rolling Rock Resources Corporation (the “Company”) has an aggregate of 3,265,000 stock options (the “Options”) outstanding under its stock option plan (the “Option Plan”) which were granted to directors, officers, employees and consultants of the Company.

AND WHEREAS the Company has entered into a business combination agreement (the “Business Combination Agreement”) dated October 29, 2010 among the Company, Mega Precious Metals Inc. (“Mega”) and 0893573 B.C. Ltd. (“Mega Subco”) to complete the Amalgamation (as defined in the Business Combination Agreement), and upon completion of the Amalgamation, in accordance with the terms of the Option Plan, such Options which are held by directors, officers, employees or consultants who cease to hold such positions with the Company will expire (the “Accelerated Expiry”) on the earlier of (i)  90 days after the holder of such Options ceases to be a director, officer, employee of consultant, or (ii) the original expiry date of such Options.

AND WHEREAS pursuant to the terms of the Business Combination Agreement, Mega has agreed to exchange such Options for Mega Replacement Options (as defined in the Business Combination Agreement) on the basis of the Exchange Ratio (as defined in the Business Combination Agreement).  Notwithstanding the Accelerated Expiry provisions of the Option Plan and subject to the approval of the shareholders of the Company and the TSX Venture Exchange, each such Mega Replacement Option would be exercisable until the earlier of (A) the original expiry date of the Option, and (B) the later of (i) the date that is six months after the Effective Date (as defined in the Business Combination Agreement) and (ii) the date the holder of the Mega Replacement Option ceases to be an eligible participant under the stock option plan of Mega.

BE IT RESOLVED AS AN ORDINARY RESOLUTION THAT:

1.
The amendment to the 3,265,000 outstanding Options previously granted to directors, officers, employees and consultants of the Company extending the term of the Options to the earlier of (A) the original expiry date of such Options and (B) the later of (i) the date that is six months after the Effective Date and (ii) the date the holder of the Mega Replacement Option ceases to be an eligible participant under the stock option plan of Mega, is hereby approved.

2.
Notwithstanding that this ordinary resolution has been duly passed by the shareholders of the Company, the directors of the Company may determine not to proceed with the amendment to the Options as set out in this resolution without further approval of the shareholders of the Company.”

The Rolling Rock Board recommends that Shareholders vote FOR the foregoing ordinary resolution.  An ordinary resolution is a resolution passed by a majority of greater than 50% of the votes cast by those Shareholders, who being entitled to do so, vote in person or by proxy in respect of that resolution at the Meeting.

APPROVAL OF ROLLING ROCK RESOURCES CORPORATION

The contents and sending of this Circular to the Shareholders has been approved by the Rolling Rock Board.

Mega has provided the information contained in this Circular concerning Mega, its subsidiaries and mineral properties, including information incorporated herein by reference and certain financial information and financial statements of Mega.  The Company assumes no responsibility for accuracy or completeness of such information nor for any omission on the part of Mega to disclose facts or events which may affect the accuracy of any such information.

DATED this 5th day of November, 2010.

BY ORDER OF THE BOARD

“Scott Angus”

Scott Angus

President, Chief Executive Officer and a Director

CONSENT OF DUNDEE SECURITIES CORPORATION

To:           The Board of Directors of Rolling Rock Resources Corporation

We refer to our fairness opinion dated October 28, 2010 (the "Fairness Opinion"), prepared for the board of directors of Rolling Rock Resources Corporation ("Rolling Rock") which provides an opinion as to the fairness of the consideration offered under the Amalgamation (as defined in Rolling Rock’s management information circular dated November 5, 2010 (the "Circular")), from a financial point of view, to the shareholders of Rolling Rock (other than Mega Precious Metals Ltd. and its affiliates).

We consent to the filing of the Fairness Opinion with the securities commissions (and other applicable securities regulatory authorities) in each of the Provinces of Canada and the inclusion of the Fairness Opinion, and all references thereto, in the Circular.  In providing such consent, we do not intend that any person other than the board of directors of Rolling Rock shall rely upon the Fairness Opinion.

(Signed) “Dundee Securities Corporation”

Vancouver, British Columbia

November 5, 2010

CONSENT OF GRANT THORNTON LLP CHARTERED ACCOUNTANTS

We have read the Notice and Management Information Circular (the “Circular”) of Rolling Rock Resources Corporation (the “Company”) dated November 5, 2010 relating to the special meeting of shareholders of the Company to approve the amalgamation between the Company and 0893573 B.C. Ltd., a wholly-owned subsidiary of Mega Precious Metals Inc. (“Mega”), whereby Mega will acquire all of the issued and outstanding common shares of the Company.  We have complied with Canadian generally accepted standards for an auditor’s involvement with offering documents.

We consent to the incorporation by reference in the Circular of our report to the shareholders of Mega on the consolidated balance sheets of Mega as at December 31, 2009 and 2008, and the consolidated statements of operations, comprehensive loss and deficit and cash flows for each of the years then ended.  Our report is dated April 22, 2010.

Signed “Grant Thornton LLP”

Chartered Accountants, Licensed Public Accountants

Thunder Bay, Canada

November 5, 2010

SCHEDULE “A”

AMALGAMATION RESOLUTION

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1.
The amalgamation (the “Amalgamation”) under Sections 269 – 282 of the Business Corporations Act (British Columbia) (the “BCBCA”) involving Rolling Rock Resources Corporation (the “Company”), Mega Precious Metals Inc. (“Mega”) and 0893573 B.C. Ltd. (“Mega Subco”) a wholly-owned subsidiary of Mega, pursuant to the terms and conditions set out in the business combination agreement dated October 29, 2010 (as the same may be or has been modified or amended), among the Company, Mega and Mega Subco and the amalgamation agreement (as the same may be modified or amended) to be entered into among the Company, Mega and Mega Subco prior to the time the Amalgamation is deemed to have been completed (the “Amalgamation Agreement”), as more particularly described in the management information circular (the “Circular”) of the Company dated November 5, 2010, is hereby authorized and approved.

2.
The execution and delivery by the Company of the Amalgamation Agreement, substantially in the form set forth as Schedule “B” to the Circular, is hereby authorized and approved, and the Amalgamation Agreement is hereby adopted.

3.
Any director or officer of the Company is hereby authorized and directed, on behalf of the Company, to execute and deliver an amalgamation application to the registrar appointed under Section 400 of the BCBCA with respect to the Amalgamation.

4.
Notwithstanding that this special resolution has been passed (and the Amalgamation Agreement adopted) by the shareholders of the Company, the directors of the Company are hereby authorized and empowered without further approval of the shareholders of the Company at any time prior to the issuance by the registrar under the BCBCA of a certificate of amalgamation in respect of the Amalgamation (i) to amend the Amalgamation Agreement to the extent permitted by the Amalgamation Agreement, and (ii) not to proceed with the Amalgamation to the extent permitted by the Amalgamation Agreement or otherwise give effect to these resolutions.

5.
Any officer or director of the Company is hereby authorized and directed for and on behalf of and in the name of the Company to execute, under the seal of the Company or otherwise, and to deliver, the Amalgamation Agreement and all such other documents, agreements and instruments and to do all such other acts and things, including delivering all such documents as are necessary or desirable to the registrar appointed under Section 400 of the BCBCA for filing in accordance with the Amalgamation Agreement, as such officer or director, in his absolute discretion, determines to be necessary or desirable to give full effect to the foregoing resolutions and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of any such documents, agreements or instruments or the doing of any such act or thing.

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SCHEDULE B

AMALGAMATION AGREEMENT

THIS AGREEMENT is dated the ● day of ●, 201●.

("**Mega**")

("**Mega Subco**")

("**Rolling Rock**")

WHEREAS:

A. Mega, Mega Subco and Rolling Rock have entered into the Business Combination Agreement (as hereinafter defined).

B. Mega Subco is a wholly-owned subsidiary of Mega.

C. Mega Subco and Rolling Rock have agreed to amalgamate in accordance with the *Business Corporations Act* (British Columbia) upon the terms and subject to the conditions hereinafter set out.

D. The amalgamation of Mega Subco and Rolling Rock involves, among other things, the issue of common shares of Mega to the shareholders of Rolling Rock.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT, in consideration of the respective covenants and agreements hereinafter contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1 Definitions

In this Amalgamation Agreement, unless the context otherwise requires, the following words and terms with the initial letter or letters thereof capitalized shall have the meanings ascribed to them below:

(a) "**Amalgamating Companies**" means Rolling Rock and Mega Subco;

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(b) "**Amalgamation**" means the amalgamation of the Amalgamating Companies pursuant to section 269 of the BCBCA to form Mergeco, upon the terms and subject to the conditions set forth in this Amalgamation Agreement;

(c) "**Amalgamation Agreement**" means this amalgamation agreement, including any schedules attached hereto, as amended or supplemented from time to time;

(d) "**Amalgamation Application**" means the amalgamation application that will be filed with the Registrar under subsection 275(1)(a) of the BCBCA in order to give effect to the Amalgamation, such application to be in the form set out in schedule B attached hereto;

(e) "**Articles of Mergeco**" means the articles of Mergeco in the form attached hereto as schedule A;

(g) "**Business Combination Agreement**" means the business combination agreement dated October 29, 2010 between Mega, Mega Subco and Rolling Rock, including any schedules attached thereto, as amended or supplemented from time to time in accordance with the provisions thereof;

(h) "**Certificate of Amalgamation**" means the certificate of amalgamation issued by the Registrar in accordance with section 281 of the BCBCA in respect of the Amalgamation;

(i) "**Depositary**" means Computershare Investor Services Inc., the registrar and transfer agent for the Mega Shares;

(j) "**Effective Date**" means the date shown on the Certificate of Amalgamation issued by the Registrar in accordance with section 281 of the BCBCA in respect of the Amalgamation;

(l) "**Exchange Ratio**" means 0.4 (being 0.4 of a Mega Share in exchange for each one Rolling Rock Share);

(m) "**Former Rolling Rock Shareholders**" means the holders of Rolling Rock Shares immediately prior to the Effective Time;

(o) "**Mega Replacement Option**" has the meaning ascribed to such term in subsection 3.2(a) hereof;

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(r) "**Mergco**" means the corporation resulting from the Amalgamation with the name "Rolling Rock Resources Corporation";

(s) "**Mergeco Shares**" means the common shares which Mergeco will be authorized to issue upon completion of the Amalgamation;

(u) "**Rolling Rock**" means Rolling Rock Resources Corporation, a company existing under the BCBCA;

(v) "**Rolling Rock Convertible Securities**" means the Rolling Rock Warrants and the Rolling Rock Finder's Options;

(w) "**Rolling Rock Finder's Options**" means the options to acquire up to 600,000 units of Rolling Rock (with each unit consisting of one Rolling Rock Share and one share purchase warrant) as listed in schedule E attached to the Business Combination Agreement;

(x) "**Rolling Rock Options**" means the outstanding options to acquire up to 3,265,000 Rolling Rock Shares as listed in schedule E attached to the Business Combination Agreement and which have been issued pursuant to the Rolling Rock Stock Option Plan;

(y) "**Rolling Rock Shareholders**" means holders of outstanding Rolling Rock Shares;

(z) "**Rolling Rock Shares**" means the common shares which Rolling Rock is authorized to issue as presently constituted;

(aa) "**Rolling Rock Stock Option Plan**" means the stock option plan of Rolling Rock as approved by the Rolling Rock Board on January 6, 2006 and by the Rolling Rock Shareholders on June 28, 2006;

(bb) "**Rolling Rock Warrants**" means the share purchase warrants to acquire up to 6,000,000 Rolling Rock Shares as listed in schedule E attached to the Business Combination Agreement; and

(cc) "**U.S. Securities Act**" means the United States Securities Act of 1933, as amended.

In addition, words and phrases used but not defined herein and defined in the BCBCA shall have the same meaning herein as in the BCBCA unless the context otherwise requires.

1.2 Interpretation Not Affected by Headings

The division of this Amalgamation Agreement into articles, sections, subsections, paragraphs and subparagraphs and the insertion of headings herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Amalgamation Agreement. The terms "this Amalgamation Agreement", "hereof", "herein", "hereto", "hereunder" and similar expressions refer to

B-3

this Amalgamation Agreement and the schedules attached hereto and not to any particular article, section or other portion hereof and include any agreement, schedule or instrument supplementary or ancillary hereto or thereto. The word "including", when following a general statement or term, is not to be construed as limiting the general statement or term to any specific item or matter set forth or to similar items or matters, but rather as permitting the general statement or term to refer also to all other items or matters that could reasonably fall within its broadest possible scope.

1.3 Number and Gender

In this Amalgamation Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa, words importing gender or neuter include both genders and neuter, and the word "person" and all words importing persons shall include a natural person, firm, trust, partnership, association, corporation, joint venture or government (including any governmental agency, political subdivision or instrumentality thereof) and any other entity of any kind or nature whatsoever.

1.4 Date for Action

If the date on which any action is required to be taken hereunder by any party hereto is not a business day in the place where the action is required to be taken, that action will be required to be taken on the next succeeding day which is a business day in that place.

1.5 Statutory References

A reference to a statute includes all regulations made thereunder, all amendments to the statute or regulations in force from time to time, and every statute or regulation that supplements or supersedes such statute or regulations.

ARTICLE 2
AGREEMENT TO AMALGAMATE

2.1 Agreement to Amalgamate

Each of the parties hereto hereby agrees to the Amalgamation, such that the Amalgamating Companies shall continue as one corporation under the BCBCA, upon the terms and subject to the conditions set forth in this Amalgamation Agreement.

2.2 Business Combination Agreement

This Amalgamation Agreement is made pursuant to, and is subject to the provisions of the Business Combination Agreement. In the event of any conflict between the provisions of this Amalgamation Agreement and the provisions of the Business Combination Agreement, the provisions of the Business Combination Agreement shall prevail.

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ARTICLE 3
THE AMALGAMATION

3.1 The Amalgamation

(a) The Amalgamating Companies shall be amalgamated and continue as one corporation, Mergeco, on the terms prescribed in this Amalgamation Agreement.

(c) Neither Mega nor Mega Subco shall receive any repayment of capital in respect of any Rolling Rock Shares held by them that are cancelled pursuant to subsection 3.1(b) hereof.

(e) As consideration for the issuance of Mega Shares pursuant to subsection 3.1(b) hereof, Mergeco shall issue to Mega one Mergeco Share for each Mega Share so issued.

As a result of the foregoing, (i) in accordance with section 282 of the BCBCA, among other things, the property, rights and interests of each of Rolling Rock and Mega Subco will continue to be the property, rights and interests of Mergeco, and Mergco will continue to be liable for the obligations of each of Rolling Rock and Mega Subco, and (ii) Mergeco will be a wholly-owned subsidiary of Mega.

3.2 Rolling Rock Convertible Securities

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the same as the Rolling Rock Option exchanged therefor. **[The foregoing is subject to the approvals set out in subsection 4.4(h) of the Business Combination Agreement.]**

3.3 Fractional Securities

No fractional Mega Shares will be issued under the Amalgamation. Where the aggregate number of Mega Shares to be issued to any Former Rolling Rock Shareholders pursuant to subsection 3.1(b) hereof, or to any holder of Mega Replacement Options or Rolling Rock Convertible Securities upon the exercise thereof after the Effective Time, would result in a fraction of a Mega Share being issuable, the number of Mega Shares to be issued to such holder shall be rounded down to the next whole number, and no cash or other consideration shall be paid or payable in lieu of such fraction of a Mega Share, unless, in the case of Rolling Rock Convertible Securities being exercised, the terms of such Rolling Rock Convertible Securities provide that cash or other consideration shall be payable in lieu of such fraction of a Mega Share, in which case the cash or other consideration payable in lieu of such fraction of a Mega Share shall be paid in accordance with the terms of such Rolling Rock Convertible Securities.

ARTICLE 4
MERGECO

4.1 Name

The name of Mergeco shall be "Rolling Rock Resources Corporation".

4.2 Registered Office

The address of the registered and records office of Mergeco shall be Suite 1500, 1040 West Georgia Street, Vancouver, British Columbia V6E 4H8.

B-6

4.3 Authorized Capital

Mergeco shall be authorized to issue an unlimited number of common shares (being the Mergeco Shares). The capital account in the records of Mergeco for the Mergeco Shares shall be equal to the capital attributed to the Rolling Rock Shares (other than any Rolling Rock Shares held by Mega or Mega Subco) and the common shares of Mega Subco.

4.4 Initial Directors

The first directors of Mergeco shall be the persons whose names and residential addresses appear below:

Name	Address	Resident Canadian
●	●	●

4.5 Articles of Mergeco

The articles of Mergeco shall be the Articles of Mergeco, which shall be signed by one of the first directors of Mergeco referred to in section 4.4 hereof.

ARTICLE 5
AMALGAMATION APPLICATION

5.1 Filing

Upon the terms and subject to the conditions of the Business Combination Agreement, including the conditions precedent set forth in the Business Combination Agreement, Rolling Rock shall file the Amalgamation Application with the Registrar as provided for under the BCBCA.

ARTICLE 6
DELIVERY OF MEGA SHARES

6.1 Right to Delivery

Subject to the provisions of this Article 6, Former Rolling Rock Shareholders shall be entitled to receive delivery of the Mega Shares to which they are entitled pursuant to subsection 3.1(b) hereof, subject to section 3.3 hereof.

6.2 Certificates Representing Rolling Rock Shares

Former Rolling Rock Shareholders whose Rolling Rock Shares are evidenced by an outstanding certificate shall not be entitled to receive delivery of the Mega Shares to which they are entitled pursuant to section 6.1 hereof until such certificate has been surrendered for cancellation as contemplated by section 6.3 hereof. After the Effective Time and until surrendered for cancellation as contemplated by subsection 6.3 hereof, each certificate which immediately prior to the Effective Time represented one or more Rolling Rock Shares shall be deemed at all times to represent only the right to receive in exchange therefor a certificate representing the Mega Shares which the holder of such certificate is entitled to receive in accordance with section 6.1 hereof.

B-7

6.3 Delivery to Depositary

Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented one or more outstanding Rolling Rock Shares which were exchanged for Mega Shares in accordance with subsection 3.1(b) hereof, together with a completed letter of transmittal and, if required by the Depositary, such other documents and instruments as would have been required to effect the transfer of the Rolling Rock Shares formerly represented by such certificate under the BCBCA and the articles of Rolling Rock and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing the Mega Shares which such holder is entitled to receive in accordance with section 6.1 hereof; provided, however, that the Depository shall not deliver such certificate until the Effective Time has occurred.

6.4 Lost Certificates

In the event that any certificate which immediately prior to the Effective Time represented one or more outstanding Rolling Rock Shares which were exchanged for Mega Shares in accordance with subsection 3.1(b) hereof shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder claiming such certificate to be lost, stolen or destroyed, the Depositary shall deliver in exchange for such lost, stolen or destroyed certificate, a certificate representing the Mega Shares which such holder is entitled to receive in accordance with section 6.1 hereof. When authorizing such delivery of a certificate representing the Mega Shares which such holder is entitled to receive in exchange for such lost, stolen or destroyed certificate, the holder to whom a certificate representing such Mega Shares is to be delivered shall, as a condition precedent to the delivery of such Mega Shares, give a bond satisfactory to Mega and the Depositary in such amount as Mega and the Depositary may direct, or otherwise indemnify Mega, Mergeco and the Depositary in a manner satisfactory to Mega and the Depositary, against any claim that may be made against Mega, Mergeco or the Depositary with respect to the certificate alleged to have been lost, stolen or destroyed and shall otherwise take such actions as may be required by the articles of Mergeco.

6.5 Distributions with Respect to Unsurrendered Certificates

No dividend or other distribution declared or made after the Effective Time with respect to the Mega Shares with a record date after the Effective Time shall be delivered to the holder of any unsurrendered certificate which, immediately prior to the Effective Time, represented outstanding Rolling Rock Shares unless and until the holder of such certificate shall have complied with the provisions of section 6.3 or 6.4 hereof. Subject to applicable law and to section 6.6 hereof, at the time of such compliance, there shall, in addition to the delivery of a certificate representing the Mega Shares to which such holder is thereby entitled, be delivered to such holder, without interest, the amount of the dividend or other distribution with a record date after the Effective Time theretofore paid with respect to such Mega Shares.

6.6 Withholding Rights

Mega, Mergeco and the Depositary shall be entitled to deduct and withhold from all dividends or other distributions otherwise payable to any Former Rolling Rock Shareholder such amounts as Mega, Mergeco or the Depositary is required or permitted to deduct and withhold with respect to such

B-8

payment under the *Income Tax Act* (Canada), the United States Internal Revenue Code of 1986 or any provision of any applicable federal, provincial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the Former Rolling Rock Shareholder in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority.

6.7 Limitation and Proscription

To the extent that a Former Rolling Rock Shareholder shall not have complied with the provisions of section 6.3 hereof on or before the date which is six years after the Effective Date (the "final proscription date"), then the Mega Shares which such Former Rolling Rock Shareholder was entitled to receive shall be automatically cancelled without any repayment of capital in respect thereof and the certificates representing such Mega Shares shall be delivered to Mega by the Depositary for cancellation and shall be cancelled by Mega, and the interest of the Former Rolling Rock Shareholder in such Mega Shares shall be terminated as of such final proscription date.

6.8 Non-Certificated Rolling Rock Shares

In the case of Rolling Rock Shares that are not evidenced by a certificate, the Depositary shall deliver the Mega Shares to which the Former Rolling Rock Shareholders holding such Rolling Rock Shares are entitled pursuant to section 6.1 hereof upon the written direction of Mega to the Depositary.

6.9 Treatment of Restricted Securities under the U.S. Securities Act

The Mega Shares and Mega Replacement Options issued to Former Rolling Rock Shareholders and holders of Rolling Rock Options, respectively, in connection with the Amalgamation will be "restricted securities" within the meaning of Rule 144(a)(3) of the 1933 Act to the same extent and proportion that the Rolling Rock Shares or Rolling Rock Options, as applicable, exchanged therefor were restricted securities as of the Effective Time and will bear a restrictive legend to such effect.

ARTICLE 7
AMENDMENT AND TERMINATION

7.1 Amendment

This Amalgamation Agreement may be amended at any time and from time to time prior to the Effective Date by mutual written agreement of the parties hereto.

7.2 Termination

Subject to the provisions of the Business Combination Agreement, this Amalgamation Agreement may be terminated by the board of directors of each of the Amalgamating Companies, notwithstanding the adoption of this Amalgamation Agreement by the shareholders of the Amalgamating Companies, at any time prior to the issuance of the Certificate of Amalgamation and shall be conclusively deemed to have been so terminated upon the termination of the Business Combination Agreement in accordance with the provisions thereof, without any recourse by any party hereto or any of their shareholders or other persons, except as provided in the Business Combination Agreement.

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ARTICLE 8
GENERAL

8.1 Governing Law

This Amalgamation Agreement shall be governed by, and be construed in accordance with, the laws of the Province of British Columbia and the laws of Canada applicable therein. Each party hereto hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under or in relation to this Amalgamation Agreement.

8.2 Execution in Counterparts

This Amalgamation Agreement may be executed in counterparts, each of which when delivered (whether in originally executed form or by facsimile or other electronic transmission) shall be deemed to be an original and all of which together shall constitute one and the same document.

IN WITNESS WHEREOF the Parties have executed this Amalgamation Agreement as of the date first above written.

MEGA PRECIOUS METALS INC.

Per: ______________________________
James A. Rogers
President and Chief Executive Officer

0893573 B.C. LTD.

Per: ______________________________
James A. Rogers
President and Chief Executive Officer

ROLLING ROCK RESOURCES CORPORATION

Per: ______________________________
Scott Angus
President and Chief Executive Officer

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SCHEDULE A
to the Amalgamation Agreement

ARTICLES OF MERGECO

SCHEDULE A

Incorporation Number: ________

ARTICLES

ROLLING ROCK RESOURCES CORPORATION

(the "Company")

The Company has as its Articles the following Articles.

Full Name and Signature of Director	Date of Signing
______________________________ Director Name: ____________________	______________________

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION 1
- 1.1 Definitions 1
- 1.2 Statutory Definitions Applicable 1

ARTICLE 2 SHARES AND SHARE CERTIFICATES 2
- 2.1 Authorized Share Structure 2
- 2.2 Form of Share Certificate 2
- 2.3 Shareholder Entitled to Certificate or Acknowledgment 2
- 2.4 Delivery by Mail 2
- 2.5 Replacement of Worn Out or Defaced Certificate or Acknowledgment 2
- 2.6 Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgment 3
- 2.7 Splitting Share Certificates 3
- 2.8 Certificate Fee 3
- 2.9 Recognition of Trusts 3

ARTICLE 3 ISSUE OF SHARES 4
- 3.1 Directors Authorized 4
- 3.2 Commissions and Discounts 4
- 3.3 Brokerage 4
- 3.4 Conditions of Issue 4
- 3.5 Share Purchase Warrants and Rights 5

ARTICLE 4 SHARE REGISTERS 5
- 4.1 Central Securities Register 5
- 4.2 Closing Register 5

ARTICLE 5 SHARE TRANSFERS 5
- 5.1 Registering Transfers 5

5.2	Form of Instrument of Transfer	6
5.3	Transferor Remains Shareholder	6
5.4	Signing of Instrument of Transfer	6
5.5	Enquiry as to Title Not Required	6
5.6	Transfer Fee	7
ARTICLE 6	**TRANSMISSION OF SHARES**	**7**
6.1	Recognition on Death	7
6.2	Rights of Legal Personal Representative or Trustee in Bankruptcy	7
ARTICLE 7	**PURCHASE OF SHARES**	**7**
7.1	Company Authorized to Purchase Shares	7
7.2	Purchase When Insolvent	8
7.3	Sale and Voting of Purchased Shares	8
ARTICLE 8	**BORROWING POWERS**	**8**
8.1	Borrowing Powers	8
ARTICLE 9	**ALTERATIONS**	**9**
9.1	Alteration of Authorized Share Structure	9
9.2	Special Rights and Restrictions	10
9.3	Change of Name	10
9.4	Other Alterations	10
ARTICLE 10	**MEETINGS OF SHAREHOLDERS**	**10**
10.1	Annual General Meetings	10
10.2	Resolution Instead of Annual General Meeting	10
10.3	Calling of Meetings of Shareholders	11
10.4	Notice for Meetings of Shareholders	11
10.5	Record Date for Notice	11
10.6	Record Date for Voting	11
10.7	Failure to Give Notice and Waiver of Notice	12
10.8	Notice of Special Business at Meetings of Shareholders	12
ARTICLE 11	**PROCEEDINGS AT MEETINGS OF SHAREHOLDERS**	**12**
11.1	Special Business	12
11.2	Special Majority	13
11.3	Quorum	13
11.4	One Shareholder May Constitute Quorum	13
11.5	Other Persons May Attend	14
11.6	Requirement of Quorum	14
11.7	Lack of Quorum	14
11.8	Lack of Quorum at Succeeding Meeting	14
11.9	Chair	14
11.10	Selection of Alternate Chair	15
11.11	Adjournments	15
11.12	Notice of Adjourned Meeting	15

ii

11.13 Decisions by Show of Hands or Poll 16
11.14 Declaration of Result 16
11.15 Motion Need Not be Seconded 16
11.16 Casting Vote 16
11.17 Manner of Taking Poll 16
11.18 Demand for Poll on Adjournment 17
11.19 Chair Must Resolve Dispute 17
11.20 Casting of Votes 17
11.21 No Demand for Poll 17
11.22 Demand for Poll Not to Prevent Continuance of Meeting 17
11.23 Retention of Ballots and Proxies 17

ARTICLE 12 VOTES OF SHAREHOLDERS 18

12.1 Number of Votes by Shareholder or by Shares 18
12.2 Votes of Persons in Representative Capacity 18
12.3 Votes by Joint Holders 18
12.4 Legal Personal Representatives as Joint Shareholders 18
12.5 Representative of a Corporate Shareholder 19
12.6 Appointment of Proxy Holders 19
12.7 Alternate Proxy Holders 20
12.8 Who May Act as Proxy Holder 20
12.9 Deposit of Proxy 20
12.10 Validity of Proxy Vote 20
12.11 Form of Proxy 21
12.12 Revocation of Proxy 21
12.13 Revocation of Proxy Must be Signed 21
12.14 Production of Evidence of Authority to Vote 22

ARTICLE 13 DIRECTORS 22

13.1 First Directors; Number of Directors 22
13.2 Change in Number of Directors 23
13.3 Directors' Acts Valid Despite Vacancy 23
13.4 Qualifications of Directors 23
13.5 Remuneration of Directors 23
13.6 Reimbursement of Expenses of Directors 23
13.7 Special Remuneration for Directors 23
13.8 Gratuity, Pension or Allowance on Retirement of Director 24

ARTICLE 14 ELECTION AND REMOVAL OF DIRECTORS 24

14.1 Election at Annual General Meeting 24
14.2 Consent to be a Director 24
14.3 Failure to Elect or Appoint Directors 25
14.4 Places of Retiring Directors Not Filled 25
14.5 Directors May Fill Casual Vacancies 25
14.6 Remaining Directors Power to Act 25
14.7 Shareholders May Fill Vacancies 26

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14.8 Additional Directors 26
14.9 Ceasing to be a Director 26
14.10 Removal of Director by Shareholders 26
14.11 Removal of Director by Directors 27

ARTICLE 15 ALTERNATE DIRECTORS 27
15.1 Appointment of Alternate Director 27
15.2 Notice of Meetings 27
15.3 Alternate for More Than One Director Attending Meetings 27
15.4 Consent Resolutions 28
15.5 Alternate Director Not an Agent 28
15.6 Revocation of Appointment of Alternate Director 28
15.7 Ceasing to be an Alternate Director 28
15.8 Remuneration and Expenses of Alternate Director 29

ARTICLE 16 POWERS AND DUTIES OF DIRECTORS 29
16.1 Powers of Management 29
16.2 Appointment of Attorney of Company 29

ARTICLE 17 DISCLOSURE OF INTEREST OF DIRECTORS 29
17.1 Obligation to Account for Profits 29
17.2 Restrictions on Voting by Reason of Interest 30
17.3 Interested Director Counted in Quorum 30
17.4 Disclosure of Conflict of Interest or Property 30
17.5 Director Holding Other Office in the Company 30
17.6 No Disqualification 30
17.7 Professional Services by Director or Officer 31
17.8 Director or Officer in Other Corporations 31

ARTICLE 18 PROCEEDINGS OF DIRECTORS 31
18.1 Meetings of Directors 31
18.2 Voting at Meetings 31
18.3 Chair of Meetings 31
18.4 Meetings by Telephone or Other Communications Medium 32
18.5 Calling of Meetings 32
18.6 Notice of Meetings 33
18.7 When Notice Not Required 33
18.8 Meeting Valid Despite Failure to Give Notice 33
18.9 Waiver of Notice of Meetings 33
18.10 Quorum 33
18.11 Validity of Acts Where Appointment Defective 34
18.12 Consent Resolutions in Writing 34

ARTICLE 19 EXECUTIVE AND OTHER COMMITTEES 34
19.1 Appointment and Powers of Executive Committee 34
19.2 Appointment and Powers of Other Committees 35
19.3 Obligations of Committees 35

iv

19.4	Powers of Board	36
19.5	Committee Meetings	36
ARTICLE 20	**OFFICERS**	**37**
20.1	Directors May Appoint Officers	37
20.2	Functions, Duties and Powers of Officers	37
20.3	Qualifications	37
20.4	Remuneration and Terms of Appointment	37
ARTICLE 21	**INDEMNIFICATION**	**38**
21.1	Definitions	38
21.2	Mandatory Indemnification of Eligible Party	39
21.3	Indemnification of Other Persons	39
21.4	Non-Compliance with the *Act*	39
21.5	Company May Purchase Insurance	39
ARTICLE 22	**DIVIDENDS**	**40**
22.1	Payment of Dividends Subject to Special Rights	40
22.2	Declaration of Dividends	40
22.3	No Notice Required	40
22.4	Record Date	40
22.5	Manner of Paying Dividend	40
22.6	Settlement of Difficulties	40
22.7	When Dividend Payable	41
22.8	Dividends to be Paid in Accordance With Number of Shares	41
22.9	Receipt by Joint Shareholders	41
22.10	Dividend Bears No Interest	41
22.11	Fractional Dividends	41
22.12	Payment of Dividends	41
22.13	Capitalization of Surplus	41
ARTICLE 23	**FINANCIAL RECORDS AND AUDITS**	**42**
23.1	Recording of Financial Affairs	42
23.2	Inspection of Accounting Records	42
23.3	Remuneration of Auditor	42
ARTICLE 24	**NOTICES**	**42**
24.1	Method of Giving Notice	42
24.2	Deemed Receipt of Mailing	43
24.3	Certificate of Sending	43
24.4	Notice to Joint Shareholders	43
24.5	Notice to Trustees	44
ARTICLE 25	**SEAL**	**44**
25.1	Who May Attest Seal	44
25.2	Sealing Copies	44
25.3	Mechanical Reproduction of Seal	45

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ARTICLE 26 PROHIBITIONS 45
26.1 Definitions 45
26.2 Application 46
26.3 Consent Required for Transfer of Shares or Designated Securities 46

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ARTICLE 2
SHARES AND SHARE CERTIFICATES

2.1 Authorized Share Structure

The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

2.2 Form of Share Certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the *Act*.

2.3 Shareholder Entitled to Certificate or Acknowledgment

Each shareholder is entitled, without charge, to one share certificate representing the shares of each class or series of shares registered in the shareholder's name. At its option, the Company may, in lieu of a share certificate, issue to the shareholder a non-transferable written acknowledgment of the shareholder's right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate and delivery of a share certificate for a share to one of several joint shareholders or to one of the shareholders' duly authorized agents will be sufficient delivery to all.

2.4 Delivery by Mail

Any share certificate or non-transferable written acknowledgment of a shareholder's right to obtain a share certificate may be sent to the shareholder by mail at the shareholder's registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgment is lost in the mail or stolen.

2.5 Replacement of Worn Out or Defaced Certificate or Acknowledgment

If the directors are satisfied that a share certificate or a non-transferable written acknowledgment of the shareholder's right to obtain a share certificate is worn out or defaced, they must, on production to them of the share certificate or acknowledgment, as the case may be, and on such other terms, if any, as they think fit:

(a) order the share certificate or acknowledgment, as the case may be, to be cancelled; and

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(b) issue a replacement share certificate or acknowledgment, as the case may be.

2.6 Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgment

If a share certificate or a non-transferable written acknowledgment of a shareholder's right to obtain a share certificate is lost, stolen or destroyed, a replacement share certificate or acknowledgment, as the case may be, must be issued to the person entitled to that share certificate or acknowledgment, as the case may be, if the directors receive:

(a) proof satisfactory to them that the share certificate or acknowledgment is lost, stolen or destroyed; and

(b) any indemnity the directors consider adequate.

2.7 Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder's name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

2.8 Certificate Fee

There must be paid to the Company, in relation to the issue of any share certificate under Article 2.5, 2.6 or 2.7, the amount, if any and which must not exceed the amount prescribed under the *Act*, determined by the directors.

2.9 Recognition of Trusts

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as by law or statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

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ARTICLE 3
ISSUE OF SHARES

3.1 Directors Authorized

Subject to the *Act* and the rights of the holders of issued shares of the Company, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

3.2 Commissions and Discounts

The directors may authorize the Company to pay at any time a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person, or procuring or agreeing to procure purchasers for shares of the Company.

3.3 Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4 Conditions of Issue

Except as provided for by the *Act*, no share may be issued until it is fully paid. A share is fully paid when:

(a) consideration is provided to the Company for the issue of the share by one or more of the following:

  (i) past services performed for the Company;

  (ii) property; or

  (iii) money; and

(b) the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

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3.5 **Share Purchase Warrants and Rights**

Subject to the *Act*, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

ARTICLE 4
SHARE REGISTERS

4.1 **Central Securities Register**

As required by and subject to the *Act*, the Company must maintain in British Columbia a central securities register. The directors may, subject to the *Act*, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

4.2 **Closing Register**

The Company must not at any time close its central securities register.

ARTICLE 5
SHARE TRANSFERS

5.1 **Registering Transfers**

In addition to any other restrictions set forth in these Articles, a transfer of a share of the Company must not be registered unless:

(a) a duly signed instrument of transfer in respect of the share has been received by the Company;

(b) if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate has been surrendered to the Company; and

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(c) if a non-transferable written acknowledgment of the shareholder's right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgment has been surrendered to the Company.

5.2 Form of Instrument of Transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company's share certificates or in any other form that may be approved by the directors from time to time.

5.3 Transferor Remains Shareholder

Except to the extent that the *Act* otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company as the registered owner of the transferred shares.

5.4 Signing of Instrument of Transfer

If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgments deposited with the instrument of transfer:

(a) in the name of the person named as transferee in that instrument of transfer; or

(b) if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.5 Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

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5.6 Transfer Fee

There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors from time to time.

ARTICLE 6
TRANSMISSION OF SHARES

6.1 Recognition on Death

In case of the death of a shareholder, the legal personal representative, or if the shareholder was a joint holder, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder's interest in the shares. Before recognizing a person as a legal personal representative, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate.

6.2 Rights of Legal Personal Representative or Trustee in Bankruptcy

The legal personal representative or trustee in bankruptcy of a shareholder, as the case may be, has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the *Act* and the directors have been deposited with the Company.

ARTICLE 7
PURCHASE OF SHARES

7.1 Company Authorized to Purchase Shares

Subject to Article 7.2, the special rights and restrictions attached to the shares of any class or series and the *Act*, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and upon the terms specified in such resolution.

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7.2 Purchase When Insolvent

The Company must not make a payment or provide any other consideration to purchase or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(a) the Company is insolvent; or

(b) making the payment or providing the consideration would render the Company insolvent.

7.3 Sale and Voting of Purchased Shares

If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(a) is not entitled to vote the share at a meeting of its shareholders;

(b) must not pay a dividend in respect of the share; and

(c) must not make any other distribution in respect of the share.

ARTICLE 8
BORROWING POWERS

8.1 Borrowing Powers

The Company, if authorized by the directors, may:

(a) borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(b) issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as the directors consider appropriate;

(c) guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

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(d) mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

ARTICLE 9
ALTERATIONS

9.1 Alteration of Authorized Share Structure

Subject to Article 9.2 and the *Act*, the Company may by special resolution:

(a) create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(b) increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(c) subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

(d) if the Company is authorized to issue shares of a class of shares with par value:

(i) decrease the par value of those shares; or

(ii) if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(e) change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(f) alter the identifying name of any of its shares; or

(g) otherwise alter its shares or authorized share structure when required or permitted to do so by the *Act*.

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9.2 Special Rights and Restrictions

Subject to the *Act*, the Company may by special resolution:

(a) create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(b) vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued.

9.3 Change of Name

The Company may by special resolution authorize an alteration of its Notice of Articles in order to change its name.

9.4 Other Alterations

If the *Act* does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by special resolution alter these Articles.

ARTICLE 10
MEETINGS OF SHAREHOLDERS

10.1 Annual General Meetings

Unless an annual general meeting is deferred or waived in accordance with the *Act*, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place, within or outside British Columbia, as may be determined by the directors.

10.2 Resolution Instead of Annual General Meeting

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the *Act* to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company's annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

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10.3 Calling of Meetings of Shareholders

The directors may, whenever they think fit, call a meeting of shareholders at such time and place, within or outside British Columbia, as may be determined by the directors.

10.4 Notice for Meetings of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(a) if and for so long as the Company is a public company, 21 days; or

(b) otherwise, 10 days.

10.5 Record Date for Notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the *Act*, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(a) if and for so long as the Company is a public company, 21 days; or

(b) otherwise, 10 days.

If no record date is set, the record date is 5:00 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.6 Record Date for Voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the *Act*, by more than four months. If

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no record date is set, the record date is 5:00 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.7 Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

10.8 Notice of Special Business at Meetings of Shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must state the general nature of the special business. If the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, then, in lieu of attaching a copy of the document to the notice of meeting, the notice may state that a copy of the document will be available for inspection by shareholders who are entitled to vote at the meeting:

(a) at the Company's records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(b) during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

ARTICLE 11
PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1 Special Business

At a meeting of shareholders, the following business is special business:

(a) at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting; and

(b) at an annual general meeting, all business is special business except for the following:

(i) business relating to the conduct of or voting at the meeting;

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(ii) consideration of any financial statements of the Company presented to the meeting;

(iii) consideration of any reports of the directors or auditor;

(iv) the setting or changing of the number of directors;

(v) the election or appointment of directors;

(vi) the appointment of an auditor;

(vii) the setting of the remuneration of an auditor;

(viii) business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution; and

(ix) any other business which, under these Articles or the *Act*, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2 Special Majority

The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution.

11.3 Quorum

Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is one or more persons who are, or who represent by proxy, one or more shareholders who, in the aggregate, hold at least 10% of the issued shares of the Company entitled to be voted at the meeting.

11.4 One Shareholder May Constitute Quorum

If there is only one shareholder entitled to vote at a meeting of shareholders:

(a) the quorum is one person who is, or who represents by proxy, that shareholder; and

(b) that shareholder, present in person or by proxy, may constitute the meeting.

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11.5 Other Persons May Attend

The directors, the chief executive officer (if any), the president (if any), the secretary (if any), the assistant secretary (if any and only in the absence of the secretary), the auditor of the Company (if any), and any other persons invited by the directors are entitled to attend any meeting of shareholders, but if any of those persons does attend a meeting of shareholders, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder otherwise entitled to vote at the meeting.

11.6 Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.7 Lack of Quorum

If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(a) in the case of a general meeting requisitioned by shareholders, the meeting is dissolved; and

(b) in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

11.8 Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Article 11.7(b) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.9 Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(a) the chair of the board, if any;

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(b) if the chair of the board is absent or unwilling to act as chair of the meeting, the vice chair of the board, if any;

(c) if the vice chair of the board is absent or unwilling to act as chair of the meeting, the chief executive officer, if any; or

(d) if the chief executive officer is absent or unwilling to act as chair of the meeting, the president, if any.

11.10 Selection of Alternate Chair

If, at any meeting of shareholders, there is no chair of the board, vice chair of the board, chief executive officer or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board, vice chair of the board, chief executive officer and president are unwilling to act as chair of the meeting, or if the chair of the board, vice chair of the board, chief executive officer and president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present may choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.11 Adjournments

The chair of a meeting of shareholders may, with the consent of any meeting at which a quorum is present, and must, if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.12 Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

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11.13 Decisions by Show of Hands or Poll

Subject to the *Act*, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by at least one shareholder entitled to vote who is present in person or by proxy.

11.14 Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.13, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.15 Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.16 Casting Vote

In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.17 Manner of Taking Poll

Subject to Article 11.18, if a poll is duly demanded at a meeting of shareholders:

(a) the poll must be taken:

(i) at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(ii) in the manner, at the time and at the place that the chair of the meeting directs;

(b) the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

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(c) the demand for the poll may be withdrawn by the person who demanded it.

11.18 Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.19 Chair Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and his or her determination made in good faith is final and conclusive.

11.20 Casting of Votes

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.21 No Demand for Poll

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.22 Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

11.23 Retention of Ballots and Proxies

The Company must, for at least three months after a meeting of shareholders, keep at its record office each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three-month period, the Company may destroy such ballots and proxies.

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ARTICLE 12
VOTES OF SHAREHOLDERS

12.1 Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(a) on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(b) on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2 Votes of Persons in Representative Capacity

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3 Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(a) any one of the joint shareholders may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(b) if more than one of the joint shareholders is present at any meeting, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4 Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders.

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12.5 Representative of a Corporate Shareholder

If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(a) for that purpose, the instrument appointing a representative must:

(i) be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(ii) if the notice so provides, be provided at the meeting to the chair of the meeting or to a person designated by the chair of the meeting;

(b) if a representative is appointed under this Article 12.5:

(i) the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(ii) the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.6 Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

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12.7 Alternate Proxy Holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.8 Who May Act as Proxy Holder

Any person having attained the age of majority may act as proxy holder whether or not he or she is entitled on his or her own behalf to be present and to vote at the meeting at which he or she acts as proxy holder. The proxy may authorize the person so appointed to act as proxy holder for the appointor for the period, at any meeting or meetings and to the extent permitted by the *Act*.

12.9 Deposit of Proxy

A proxy for a meeting of shareholders must:

(a) be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(b) if the notice so provides, be provided at the meeting to the chair of the meeting or to a person designated by the chair of the meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.10 Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(a) at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of revocations, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b) by the chair of the meeting, before the vote is taken.

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12.11 Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

[Name of Company]
(the "Company")

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned [at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting.] [at any and all general meetings of the Company to be held between [month, day, year] and [month, day, year], and at any adjournment of any such meeting to be held within that period of time.]

Number and class of shares in respect of which this proxy is given (if no number or class is specified, then this proxy if given in respect of all shares registered in the name of the shareholder): ________________________

Signed [month, day, year]

____
[Signature of Shareholder]

____
[Name of Shareholder - printed]

12.12 Revocation of Proxy

Subject to Article 12.13, every proxy may be revoked by an instrument in writing that is:

(a) received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of revocations, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b) provided, at the meeting, to the chair of the meeting.

12.13 Revocation of Proxy Must be Signed

An instrument referred to in Article 12.12 must be signed as follows:

(a) if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy; and

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(b) if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.14 Production of Evidence of Authority to Vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

ARTICLE 13

DIRECTORS

13.1 First Directors; Number of Directors

The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the *Act*. The number of directors, excluding additional directors appointed under Article 14.8, is set at:

(a) subject to Articles 13.1(b) and (c), the number of directors that is equal to the number of the Company's first directors;

(b) if the Company is a public company, the greater of three and the most recently set of:

(i) the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(ii) the number of directors set under Article 14.4; and

(c) if the Company is not a public company, the greater of one and the most recently set of:

(i) the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(ii) the number of directors set under Article 14.4.

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13.2 Change in Number of Directors

If the number of directors is set under Article 13.1(b)(i) or 13.1(c)(i):

(a) the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number; and

(b) if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number contemporaneously with the setting of that number, then the directors may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

13.3 Directors' Acts Valid Despite Vacancy

An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

13.4 Qualifications of Directors

A director is not required to hold a share in the capital of the Company as qualification for his or her office but must be qualified as required by the *Act* to become, act or continue to act as a director.

13.5 Remuneration of Directors

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.

13.6 Reimbursement of Expenses of Directors

The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

13.7 Special Remuneration for Directors

If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company's business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary

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resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

13.8 Gratuity, Pension or Allowance on Retirement of Director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

ARTICLE 14
ELECTION AND REMOVAL OF DIRECTORS

14.1 Election at Annual General Meeting

At every annual general meeting and in every unanimous resolution contemplated by Article 10.2:

(a) the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

(b) all the directors cease to hold office immediately before the election or appointment of directors under Article 14.1(a), but are eligible for re-election or re-appointment.

14.2 Consent to be a Director

No election, appointment or designation of an individual as a director is valid unless:

(a) that individual consents to be a director in the manner provided for in the *Act*;

(b) that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

(c) with respect to first directors, the designation is otherwise valid under the *Act*.

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14.3 Failure to Elect or Appoint Directors

If:

(a) the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the *Act*; or

(b) the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(c) the date on which his or her successor is elected or appointed; and

(d) the date on which he or she otherwise ceases to hold office under the *Act* or these Articles.

14.4 Places of Retiring Directors Not Filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected or appointed in accordance with these Articles and the *Act*. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

14.5 Directors May Fill Casual Vacancies

Any casual vacancy occurring in the board of directors may be filled by the directors.

14.6 Remaining Directors Power to Act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up

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to that number or of summoning a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the *Act*, for any other purpose.

14.7 Shareholders May Fill Vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

14.8 Additional Directors

Notwithstanding Articles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed:

(a) one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(b) in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(a), but is eligible for re-election or re-appointment.

14.9 Ceasing to be a Director

A director ceases to be a director when:

(a) the term of office of the director expires;

(b) the director dies;

(c) the director resigns as a director in the manner required by the *Act*; or

(d) the director is removed from office pursuant to Article 14.10 or 14.11.

14.10 Removal of Director by Shareholders

The Company may remove any director before the expiration of his or her term of office by ordinary resolution. In that event, the shareholders may elect, or appoint by

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ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

14.11 Removal of Director by Directors

The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

ARTICLE 15
ALTERNATE DIRECTORS

15.1 Appointment of Alternate Director

Any director (an "appointor") may by notice in writing received by the Company appoint any person (an "appointee") who is qualified to act as a director, or who is qualified to serve on each of the committees of the directors of which the appointer is a member, to be his or her alternate to act in his or her place at meetings of the directors or committees of the directors, as the case may be, at which the appointor is not present, unless (in the case of an appointee who is not a director) the directors have reasonably disapproved the appointment of such person as an alternate director and have given notice to that effect to his or her appointor within a reasonable time after the notice of appointment is received by the Company.

15.2 Notice of Meetings

Every alternate director so appointed is entitled to notice of meetings of the directors and of committees of the directors of which his or her appointor is a member and to attend and vote as a director at any such meetings at which his or her appointor is not present.

15.3 Alternate for More Than One Director Attending Meetings

A person may be appointed as an alternate director by more than one director, and an alternate director:

(a) will be counted in determining the quorum for a meeting of directors once for each of his or her appointors and, in the case of an appointee who is also a director, once more in that capacity;

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(b) has a separate vote at a meeting of directors for each of his or her appointors and, in the case of an appointee who is also a director, an additional vote in that capacity;

(c) will be counted in determining the quorum for a meeting of a committee of directors once for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, once more in that capacity; and

(d) has a separate vote at a meeting of a committee of directors for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, an additional vote in that capacity.

15.4 Consent Resolutions

Every alternate director, if authorized by the notice appointing him or her, may sign in place of his or her appointor any resolutions to be consented to in writing.

15.5 Alternate Director Not an Agent

Every alternate director is deemed not to be the agent of his or her appointor.

15.6 Revocation of Appointment of Alternate Director

An appointor may at any time, by notice in writing received by the Company, revoke the appointment of an alternate director appointed by him or her.

15.7 Ceasing to be an Alternate Director

The appointment of an alternate director ceases when:

(a) his or her appointor ceases to be a director and is not promptly re-elected or re-appointed;

(b) the alternate director dies;

(c) the alternate director resigns as an alternate director in the manner required by the *Act*;

(d) the alternate director ceases to be qualified to act as a director; or

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(e) his or her appointor revokes the appointment of the alternate director.

15.8 Remuneration and Expenses of Alternate Director

The Company may reimburse an alternate director for the reasonable expenses that would be properly reimbursed if he or she were a director, and the alternate director is entitled to receive from the Company such proportion, if any, of the remuneration otherwise payable to the appointor as the appointor may from time to time direct.

ARTICLE 16
POWERS AND DUTIES OF DIRECTORS

16.1 Powers of Management

The directors must, subject to the *Act* and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the *Act* or by these Articles, required to be exercised by the shareholders of the Company.

16.2 Appointment of Attorney of Company

The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

ARTICLE 17
DISCLOSURE OF INTEREST OF DIRECTORS

17.1 Obligation to Account for Profits

A director or senior officer who holds a disclosable interest (as that term is used in the *Act*) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior

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officer under or as a result of the contract or transaction only if and to the extent provided in the *Act*.

17.2 Restrictions on Voting by Reason of Interest

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors' resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

17.3 Interested Director Counted in Quorum

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

17.4 Disclosure of Conflict of Interest or Property

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual's duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the *Act*.

17.5 Director Holding Other Office in the Company

A director may hold any office, employment or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

17.6 No Disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office, employment or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

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17.7 Professional Services by Director or Officer

Subject to the *Act*, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

17.8 Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the *Act*, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

ARTICLE 18
PROCEEDINGS OF DIRECTORS

18.1 Meetings of Directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

18.2 Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

18.3 Chair of Meetings

The following individual is entitled to preside as chair at a meeting of directors:

(a) the chair of the board, if any;

(b) in the absence of the chair of the board, the vice chair of the board, if any;

(c) in the absence of the vice chair of the board, the chief executive officer, if any, provided the chief executive officer is a director, unless the board has determined otherwise;

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(d) in the absence of the chief executive officer, the president, if any, provided the president is a director, unless the board has determined otherwise; or

(e) any other director chosen by the directors if:

(i) neither the chair of the board, the vice chair of the board, the chief executive officer (if a director, unless the board has determined otherwise), nor the president (if a director, unless the board has determined otherwise), is present at the meeting within 15 minutes after the time set for holding the meeting;

(ii) neither the chair of the board, the vice chair of the board, the chief executive officer (if a director, unless the board has determined otherwise), nor the president (if a director, unless the board has determined otherwise), is willing to chair the meeting; or

(iii) the chair of the board, the vice chair of the board, the chief executive officer (if a director, unless the board has determined otherwise), and the president (if a director, unless the board has determined otherwise), have advised the secretary, if any, or any other director, that they will not be present at the meeting.

18.4 Meetings by Telephone or Other Communications Medium

A director may participate in a meeting of the directors or of any committee of the directors in person or by telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director may participate in a meeting of the directors or of any committee of the directors by a communications medium other than telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director who participates in a meeting in a manner contemplated by this Article 18.4 is deemed for all purposes of the *Act* and these Articles to be present at the meeting and to have agreed to participate in that manner.

18.5 Calling of Meetings

A director may, and the secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time.

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18.6 Notice of Meetings

Other than for meetings held at regular intervals as determined by the directors pursuant to Article 18.1, notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors and the alternate directors at least 48 hours before the time appointed for holding the meeting or such lesser time as may be reasonable under the circumstances, by any method set out in Article 24.1 or orally in person or by telephone.

18.7 When Notice Not Required

It is not necessary to give notice of a meeting of the directors to a director or an alternate director if:

(a) the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(b) the director or alternate director, as the case may be, has waived notice of the meeting.

18.8 Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director or alternate director, does not invalidate any proceedings at that meeting.

18.9 Waiver of Notice of Meetings

Any director or alternate director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director and, unless the director otherwise requires by notice in writing to the Company, to his or her alternate director, and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director or alternate director.

18.10 Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be set at a majority of the number of

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directors for the time being set pursuant to these Articles or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.

18.11 Validity of Acts Where Appointment Defective

Subject to the *Act*, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

18.12 Consent Resolutions in Writing

A resolution of the directors or of any committee of the directors consented to in writing by all of the directors entitled to vote on it, whether by signed document, fax, e-mail or any other method of transmitting legibly recorded messages, is as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors duly called and held. Such resolution may be in two or more counterparts which together are deemed to constitute one resolution in writing. A resolution passed in that manner is effective on the date stated in the resolution or on the latest date stated on any counterpart. A resolution of the directors or of any committee of the directors passed in accordance with this Article 18.12 is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the *Act* and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

ARTICLE 19
EXECUTIVE AND OTHER COMMITTEES

19.1 Appointment and Powers of Executive Committee

The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the board of directors, all of the directors' powers, except:

(a) the power to fill vacancies in the board of directors;

(b) the power to remove a director;

(c) the power to change the membership of, or fill vacancies in, any committee of the directors; and

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(d) such other powers, if any, as may be set out in the resolution or any subsequent directors' resolution.

19.2 Appointment and Powers of Other Committees

The directors may, by resolution:

(a) appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

(b) delegate to a committee appointed under Article 19.2(a) any of the directors' powers, except:

(i) the power to fill vacancies in the board of directors;

(ii) the power to remove a director;

(iii) the power to change the membership of, or fill vacancies in, any committee of the directors; and

(iv) the power to appoint or remove officers appointed by the directors; and

(c) make any delegation referred to in Article 19.2(b) subject to the conditions set out in the resolution or any subsequent directors' resolution.

19.3 Obligations of Committees

Any committee appointed under Article 19.1 or 19.2, in the exercise of the powers delegated to it, must:

(a) conform to any rules that may from time to time be imposed on it by the directors;

(b) report every act or thing done in exercise of those powers at such times as the directors may require; and

(c) keep minutes of all meetings of the committee.

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19.4 Powers of Board

The directors may, at any time, with respect to a committee appointed under Article 19.1 or 19.2:

(a) revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(b) terminate the appointment of, or change the membership of, the committee; and

(c) fill vacancies in the committee.

19.5 Committee Meetings

Subject to Article 19.3(a) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Article 19.1 or 19.2:

(a) the committee may meet and adjourn as it thinks proper;

(b) the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(c) a majority of the members of the committee constitutes a quorum of the committee; and

(d) questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote.

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ARTICLE 20
OFFICERS

20.1 Directors May Appoint Officers

The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

20.2 Functions, Duties and Powers of Officers

The directors may, for each officer:

(a) determine the functions and duties of the officer;

(b) entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(c) revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

20.3 Qualifications

No officer may be appointed unless that officer is qualified in accordance with the *Act*. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as the managing director must be a director. Any other officer need not be a director.

20.4 Remuneration and Terms of Appointment

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors think fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

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ARTICLE 21
INDEMNIFICATION

21.1 Definitions

In this Article 21:

(a) "associated corporation" means a corporation or entity referred to in paragraph (ii) or (iii) of the definition of "eligible party";

(b) "eligible party" means an individual who:

(i) is or was a director or alternate director of the Company;

(ii) is or was a director or alternate director of another corporation,

(A) at a time when the corporation is or was an affiliate of the Company; or

(B) at the request of the Company; or

(iii) at the request of the Company, is or was, or holds or held a position equivalent to that of, a director or alternate director of a partnership, trust, joint venture or other unincorporated entity;

(c) "eligible penalty" means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(d) "eligible proceeding" means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which an eligible party or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of the Company or an associated corporation:

(i) is or may be joined as a party; or

(ii) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding; and

(e) "expenses" has the meaning set out in the *Act*.

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21.2 Mandatory Indemnification of Eligible Party

Subject to the *Act*, the Company must indemnify an eligible party and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each eligible party is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 21.2.

21.3 Indemnification of Other Persons

Subject to any restrictions in the *Act*, the Company may indemnify any person.

21.4 Non-Compliance with the *Act*

The failure of an eligible party to comply with the *Act* or these Articles does not invalidate any indemnity to which he or she is entitled under this Article 21.

21.5 Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(a) is or was a director, alternate director, officer, employee or agent of the Company;

(b) is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(c) at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or

(d) at the request of the Company, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her by reason of being or having been such a director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

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ARTICLE 22
DIVIDENDS

22.1 Payment of Dividends Subject to Special Rights

The provisions of this Article 22 are subject to the rights, if any, of shareholders holding shares of the Company with special rights as to dividends.

22.2 Declaration of Dividends

Subject to the *Act*, the directors may from time to time declare and authorize payment of such dividends as they may deem advisable.

22.3 No Notice Required

The directors need not give notice to any shareholder of any declaration under Article 22.2.

22.4 Record Date

The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5:00 p.m. on the date on which the directors pass the resolution declaring the dividend.

22.5 Manner of Paying Dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company, or in any one or more of those ways.

22.6 Settlement of Difficulties

If any difficulty arises in regard to a distribution under Article 22.5, the directors may settle the difficulty as they deem advisable, and, in particular, may:

(a) set the value for distribution of specific assets;

(b) determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled may be made to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

40

(c) vest any such specific assets in trustees for the persons entitled to the dividend.

22.7 When Dividend Payable

Any dividend may be made payable on such date as is fixed by the directors.

22.8 Dividends to be Paid in Accordance With Number of Shares

All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

22.9 Receipt by Joint Shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

22.10 Dividend Bears No Interest

No dividend bears interest against the Company.

22.11 Fractional Dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

22.12 Payment of Dividends

Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the address of the shareholder, or in the case of joint shareholders, to the address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

22.13 Capitalization of Surplus

Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any surplus of the Company and may from time to time issue, as fully

41

paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the surplus or any part of the surplus.

ARTICLE 23
FINANCIAL RECORDS AND AUDITS

23.1 Recording of Financial Affairs

The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the *Act*.

23.2 Inspection of Accounting Records

Unless the directors determine otherwise, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

23.3 Remuneration of Auditor

The directors may set the remuneration of the Company's auditor (if any).

ARTICLE 24
NOTICES

24.1 Method of Giving Notice

Unless the *Act* or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the *Act* or these Articles to be sent by or to a person may be sent by any one of the following methods:

(a) mail addressed to the person at the applicable address for that person as follows:

  (i) for a record mailed to a shareholder, the shareholder's registered address;

  (ii) for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class; and

  (iii) in any other case, the mailing address of the intended recipient;

42

(b) delivery at the applicable address for that person as follows, addressed to the person:

(i) for a record delivered to a shareholder, the shareholder's registered address;

(ii) for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class; and

(iii) in any other case, the delivery address of the intended recipient;

(c) sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(d) sending the record by e-mail to the e-mail address provided by the intended recipient for the sending of that record or records of that class; or

(e) physical delivery to the intended recipient.

24.2 Deemed Receipt of Mailing

A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 24.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing.

24.3 Certificate of Sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that behalf for the Company stating that a notice, statement, report or other record was addressed as required by Article 24.1, prepaid and mailed or otherwise sent as permitted by Article 24.1 is conclusive evidence of that fact.

24.4 Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder first named in the central securities register in respect of the share.

43

24.5 Notice to Trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(a) mailing the record, addressed to them:

(i) by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(ii) at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(b) if an address referred to in Article 24.5(a)(ii) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

ARTICLE 25
SEAL

25.1 Who May Attest Seal

Except as provided in Articles 25.2 and 25.3, the Company's seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

(a) any two directors;

(b) any officer, together with any director;

(c) if the Company only has one director, that director; or

(d) any one or more directors or officers or persons as may be determined by the directors.

25.2 Sealing Copies

For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document,

44

despite Article 25.1, the impression of the seal may be attested by the signature of any director or officer.

25.3 Mechanical Reproduction of Seal

The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the *Act* or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and the chair of the board or any senior officer together with the secretary, treasurer, secretary-treasurer, an assistant secretary, an assistant treasurer or an assistant secretary-treasurer may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

ARTICLE 26
PROHIBITIONS

26.1 Definitions

In this Article 26:

(a) "designated security" means:

(i) a voting security of the Company;

(ii) a security of the Company that is not a debt security and that carries a residual right to participate in the earnings of the Company or, on the liquidation or winding-up of the Company, in its assets; or

(iii) a security of the Company convertible, directly or indirectly, into a security described in Article 26.1(a)(i) or (ii);

(b) "security" has the meaning assigned in the *Securities Act* (British Columbia); and

45

(c) "voting security" means a security of the Company that:

(i) is not a debt security; and

(ii) carries a voting right either under all circumstances or under some circumstances that have occurred and are continuing.

26.2 Application

Article 26.3 does not apply to the Company if and for so long as it is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply.

26.3 Consent Required for Transfer of Shares or Designated Securities

No share or designated security may be sold, transferred or otherwise disposed of without the consent of the directors and the directors are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

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SCHEDULE B
to the Amalgamation Agreement

AMALGAMATION APPLICATION

BRITISH COLUMBIA
The Best Place on Earth

Ministry of Finance
BC Registry Services

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
Location:
2nd Floor – 940 Blanshard Street
Victoria BC
www.fin.gov.bc.ca/registries

Telephone: 250 356-8626

AMALGAMATION APPLICATION

FORM 13 – BC COMPANY

Section 275 *Business Corporations Act*

DO NOT MAIL THIS FORM to the BC Registry Services unless you are instructed to do so by registry staff. The Regulation under the *Business Corporations Act* requires the electronic version of this form to be filed on the Internet at www.corporateonline.gov.bc.ca

Freedom of Information and Protection of Privacy Act (FOIPPA): Personal information provided on this form is collected, used and disclosed under the authority of the *FOIPPA* and the *Business Corporations Act* for the purposes of assessment. Questions regarding the collection, use and disclosure of personal information can be directed to the Executive Coordinator of the BC Registry Services at 250 356-1198, PO Box 9431 Stn Prov Govt, Victoria BC V8W 9V3.

A INITIAL INFORMATION – *When the amalgamation is complete, your company will be a BC limited company.*

What kind of company(ies) will be involved in this amalgamation?
(Check all applicable boxes.)

☑ BC company

☐ BC unlimited liability company

B NAME OF COMPANY – *Choose **one** of the following:*

☐ The name ______________________________ is the name reserved for the amalgamated company. The name reservation number is: ____________.

OR

☐ The company is to be amalgamated with a name created by adding "B.C. Ltd." after the incorporation number,

OR

☑ The amalgamated company is to adopt, as its name, the name of one of the amalgamating companies.

The name of the amalgamating company being adopted is:

Rolling Rock Resources Corporation

The incorporation number of that company is: BC0719146

Please note: If you want the name of an amalgamating corporation that is a foreign corporation, you must obtain a name approval before completing this amalgamation application.

C AMALGAMATION STATEMENT – *Please indicate the statement applicable to this amalgamation.*

☐ **With Court Approval:**
This amalgamation has been approved by the court and a copy of the entered court order approving the amalgamation has been obtained and has been deposited in the records office of each of the amalgamating companies.

OR

☑ **Without Court Approval:**
This amalgamation has been effected without court approval. A copy of all of the required affidavits under section 277(1) have been obtained and the affidavit obtained from each amalgamating company has been deposited in that company's records office.

FORM 13/WEB Rev. 2007 / 12 / 18

Page 1

D AMALGAMATION EFFECTIVE DATE – *Choose **one** of the following:*

☐ The amalgamation is to take effect at the time that this application is filed with the registrar.

☑ The amalgamation is to take effect at 12:01a.m. Pacific Time on [YYYY / MM / DD] being a date that is not more than ten days after the date of the filing of this application.

☐ The amalgamation is to take effect at ________ ☐ a.m. or ☐ p.m. Pacific Time on [YYYY / MM / DD] being a date and time that is not more than ten days after the date of the filing of this application.

E AMALGAMATING CORPORATIONS

Enter the name of each amalgamating corporation below. For each company, enter the incorporation number. If the amalgamating corporation is a foreign corporation, enter the foreign corporation's jurisdiction and if registered in BC as an extraprovincial company, enter the extraprovincial company's registration number. Attach an additional sheet if more space is required.

NAME OF AMALGAMATING CORPORATION	BC INCORPORATION NUMBER, OR EXTRAPROVINCIAL REGISTRATION NUMBER IN BC	FOREIGN CORPORATION'S JURISDICTION
1. Rolling Rock Resources Corporation	BC0719146	British Columbia
2. 0893573 B.C. Ltd.	BC0893573	British Columbia
3.		
4.		
5.		

F FORMALITIES TO AMALGAMATION

If any amalgamating corporation is a foreign corporation, section 275 (1)(b) requires an authorization for the amalgamation from the foreign corporation's jurisdiction to be filed.

☐ This is to confirm that each authorization for the amalgamation required under section 275(1)(b) is being submitted for filing concurrently with this application.

G CERTIFIED CORRECT – I have read this form and found it to be correct.

This form must be signed by an authorized signing authority for each of the amalgamating companies as set out in Item E.

NAME OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION	SIGNATURE OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION	DATE SIGNED YYYY / MM / DD
1.	X	
2.	X	
3.	X	
4.	X	
5.	X	

FORM 13/WEB Rev. 2007 / 12 / 18

Page 2

NOTICE OF ARTICLES

A NAME OF COMPANY

Set out the name of the company as set out in Item B of the Amalgamation Application.

ROLLING ROCK RESOURCES CORPORATION

B TRANSLATION OF COMPANY NAME

Set out every translation of the company name that the company intends to use outside of Canada.

Not Applicable

C DIRECTOR NAME(S) AND ADDRESS(ES)

Set out the full name, delivery address and mailing address (if different) of every director of the company. The director may select to provide either (a) the delivery address and, if different, the mailing address for the office at which the individual can usually be served with records between 9 a.m. and 4 p.m. on business days or (b) the delivery address and, if different, the mailing address of the individual's residence. The delivery address must not be a post office box. Attach an additional sheet if more space is required.

LAST NAME	FIRST NAME	MIDDLE NAME		
DELIVERY ADDRESS		PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE
MAILING ADDRESS		PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE
LAST NAME	FIRST NAME	MIDDLE NAME		
DELIVERY ADDRESS		PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE
MAILING ADDRESS		PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE
LAST NAME	FIRST NAME	MIDDLE NAME		
DELIVERY ADDRESS		PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE
MAILING ADDRESS		PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE
LAST NAME	FIRST NAME	MIDDLE NAME		
DELIVERY ADDRESS		PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE
MAILING ADDRESS		PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE

FORM 13/WEB Rev. 2007 / 12 / 18

NOA Page 1

D REGISTERED OFFICE ADDRESSES

DELIVERY ADDRESS OF THE COMPANY'S REGISTERED OFFICE	PROVINCE	POSTAL CODE
Suite 1500, 1040 West Georgia Street, Vancouver	BC	V6E 4H8

MAILING ADDRESS OF THE COMPANY'S REGISTERED OFFICE	PROVINCE	POSTAL CODE
Suite 1500, 1040 West Georgia Street, Vancouver	BC	V6E 4H8

E RECORDS OFFICE ADDRESSES

DELIVERY ADDRESS OF THE COMPANY'S RECORDS OFFICE	PROVINCE	POSTAL CODE
Suite 1500, 1040 West Georgia Street, Vancouver	BC	V6E 4H8

MAILING ADDRESS OF THE COMPANY'S RECORDS OFFICE	PROVINCE	POSTAL CODE
Suite 1500, 1040 West Georgia Street, Vancouver	BC	V6E 4H8

F AUTHORIZED SHARE STRUCTURE

	Maximum number of shares of this class or series of shares that the company is authorized to issue, or indicate there is no maximum number.		Kind of shares of this class or series of shares.			Are there special rights or restrictions attached to the shares of this class or series of shares?	
Identifying name of class or series of shares	THERE IS NO MAXIMUM (✔)	MAXIMUM NUMBER OF SHARES AUTHORIZED	WITHOUT PAR VALUE (✔)	WITH A PAR VALUE OF ($)	Type of currency	YES (✔)	NO (✔)
COMMON	✓		✓				✓

FORM 13/WEB Rev. 2007 / 12 / 18

NOA Page 2

SCHEDULE “C”

SECTIONS 237 to 247 OF THE BCBCA

Definitions and application

237(1)      In this Division:

“dissenter” means a shareholder who, being entitled to do so, sends written notice of dissent when and as required by section 242;

“notice shares” means, in relation to a notice of dissent, the shares in respect of which dissent is being exercised under the notice of dissent;

“payout value” means,

(a)	in the case of a dissent in respect of a resolution, the fair value that the notice shares had immediately before the passing of the resolution,

(b)
in the case of a dissent in respect of an Amalgamation approved by a court order made under section 291(2)(c) that permits dissent, the fair value that the notice shares had immediately before the passing of the resolution adopting the Amalgamation, or

(c)
in the case of a dissent in respect of a matter approved or authorized by any other court order that permits dissent, the fair value that the notice shares had at the time specified by the court order,

excluding any appreciation or depreciation in anticipation of the corporate action approved or authorized by the resolution or court order unless exclusion would be inequitable.

(2)           This Division applies to any right of dissent exercisable by a shareholder except to the extent that

(a)           the court orders otherwise, or

(b)	in the case of a right of dissent authorized by a resolution referred to in section 238(1)(g), the court orders otherwise or the resolution provides otherwise.

Right to dissent

238  (1)  A shareholder of a company, whether or not the shareholder’s shares carry the right to vote, is entitled to dissent as follows:

(a)	under section 260, in respect of a resolution to alter the articles to alter restrictions on the powers of the company or on the business it is permitted to carry on;

(b)	under section 272, in respect of a resolution to adopt an amalgamation agreement;

(c)	under section 287, in respect of a resolution to approve an amalgamation under Division 4 of Part 9;

(d)	in respect of a resolution to approve an Amalgamation, the terms of which Amalgamation permit dissent;

(e)	under section 301 (5), in respect of a resolution to authorize or ratify the sale, lease or other disposition of all or substantially all of the company’s undertaking;

(f)	under section 309, in respect of a resolution to authorize the continuation of the company into a jurisdiction other than British Columbia;

(g)	in respect of any other resolution, if dissent is authorized by the resolution;

(h)	in respect of any court order that permits dissent.

(2)           A shareholder wishing to dissent must

(a)	prepare a separate notice of dissent under section 242 for

(i)	the shareholder, if the shareholder is dissenting on the shareholder’s own behalf, and

(ii)	each other person who beneficially owns shares registered in the shareholder’s name and on whose behalf the shareholder is dissenting,

(b)	identify in each notice of dissent, in accordance with section 242 (4), the person on whose behalf dissent is being exercised in that notice of dissent, and

(c)	dissent with respect to all of the shares, registered in the shareholder’s name, of which the person identified under paragraph (b) of this subsection is the Non-Registered owner.

(3)           Without limiting subsection (2), a person who wishes to have dissent exercised with respect to shares of which the person is the Non-Registered owner must

(a)	dissent with respect to all of the shares, if any, of which the person is both the registered owner and the Non-Registered owner, and

(b)	cause each shareholder who is a registered owner of any other shares of which the person is the Non-Registered owner to dissent with respect to all of those shares.

Waiver of right to dissent

239  (1)   A shareholder may not waive generally a right to dissent but may, in writing, waive the right to dissent with respect to a particular corporate action.

(2)           A shareholder wishing to waive a right of dissent with respect to a particular corporate action must

(a)           provide to the company a separate waiver for

(i)	the shareholder, if the shareholder is providing a waiver on the shareholder’s own behalf, and

(ii)	each other person who beneficially owns shares registered in the shareholder’s name and on whose behalf the shareholder is providing a waiver, and

(b)           identify in each waiver the person on whose behalf the waiver is made.

(3)           If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on the shareholder’s own behalf, the shareholder’s right to dissent with respect to the particular corporate action terminates in respect of the shares of which the shareholder is both the registered owner and the Non-Registered owner, and this Division ceases to apply to

(a)	the shareholder in respect of the shares of which the shareholder is both the registered owner and the Non-Registered owner, and

(b)
any other shareholders, who are registered owners of shares beneficially owned by the first mentioned shareholder, in respect of the shares that are beneficially owned by the first mentioned shareholder.

(4)           If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on behalf of a specified person who beneficially owns shares registered in the name of the shareholder, the right of shareholders who are registered owners of shares beneficially owned by that specified person to dissent on behalf of that specified person with respect to the particular corporate action terminates and this Division ceases to apply to those shareholders in respect of the shares that are beneficially owned by that specified person.

Notice of resolution

240  (1)   If a resolution in respect of which a shareholder is entitled to dissent is to be considered at a meeting of shareholders, the company must, at least the prescribed number of days before the date of the proposed meeting, send to each of its shareholders, whether or not their shares carry the right to vote,

(a)	a copy of the proposed resolution, and

(b)	a notice of the meeting that specifies the date of the meeting, and contains a statement advising of the right to send a notice of dissent.

(2)           If a resolution in respect of which a shareholder is entitled to dissent is to be passed as a consent resolution of shareholders or as a resolution of directors and the earliest date on which that resolution can be passed is specified in the resolution or in the statement referred to in paragraph (b), the company may, at least 21 days before that specified date, send to each of its shareholders, whether or not their shares carry the right to vote,

(a)	a copy of the proposed resolution, and

(b)	a statement advising of the right to send a notice of dissent.

(3)           If a resolution in respect of which a shareholder is entitled to dissent was or is to be passed as a resolution of shareholders without the company complying with subsection (1) or (2), or was or is to be passed as a directors’ resolution without the company complying with subsection (2), the company must, before or within 14 days after the passing of the resolution, send to each of its shareholders who has not, on behalf of every person who beneficially owns shares registered in the name of the shareholder, consented to the resolution or voted in favour of the resolution, whether or not their shares carry the right to vote,

(a)	a copy of the resolution,

(b)	a statement advising of the right to send a notice of dissent, and

(c)	if the resolution has passed, notification of that fact and the date on which it was passed.

(4)           Nothing in subsection (1), (2) or (3) gives a shareholder a right to vote in a meeting at which, or on a resolution on which, the shareholder would not otherwise be entitled to vote.

Notice of court orders

241           If a court order provides for a right of dissent, the company must, not later than 14 days after the date on which the company receives a copy of the entered order, send to each shareholder who is entitled to exercise that right of dissent

(a)	a copy of the entered order, and

(b)	a statement advising of the right to send a notice of dissent.

Notice of dissent

242  (1)  A shareholder intending to dissent in respect of a resolution referred to in section 238(1) (a), (b), (c), (d), (e) or (f) must,

(a)
if the company has complied with section 240(1) or (2), send written notice of dissent to the company at least 2 days before the date on which the resolution is to be passed or can be passed, as the case may be,

(b)	if the company has complied with section 240(3), send written notice of dissent to the company not more than 14 days after receiving the records referred to in that section, or

(c)	if the company has not complied with section 240(1), (2) or (3), send written notice of dissent to the company not more than 14 days after the later of

(i)	the date on which the shareholder learns that the resolution was passed, and

(ii)	the date on which the shareholder learns that the shareholder is entitled to dissent.

(2)           A shareholder intending to dissent in respect of a resolution referred to in section 238(1) (g) must send written notice of dissent to the company

(a)	on or before the date specified by the resolution or in the statement referred to in section 240(2)(b) or (3)(b) as the last date by which notice of dissent must be sent, or

(b)	if the resolution or statement does not specify a date, in accordance with subsection (1) of this section.

(3)           A shareholder intending to dissent under section 238(1) (h) in respect of a court order that permits dissent must send written notice of dissent to the company

(a)	within the number of days, specified by the court order, after the shareholder receives the records referred to in section 241, or

(b)	if the court order does not specify the number of days referred to in paragraph (a) of this subsection, within 14 days after the shareholder receives the records referred to in section 241.

(4)           A notice of dissent sent under this section must set out the number, and the class and series, if applicable, of the notice shares, and must set out whichever of the following is applicable:

(a)
if the notice shares constitute all of the shares of which the shareholder is both the registered owner and Non-Registered owner and the shareholder owns no other shares of the company as Non-Registered owner, a statement to that effect;

(b)
if the notice shares constitute all of the shares of which the shareholder is both the registered owner and Non-Registered owner but the shareholder owns other shares of the company as Non-Registered owner, a statement to that effect and

(i)	the names of the registered owners of those other shares,

(ii)	the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii)	a statement that notices of dissent are being, or have been, sent in respect of all of those other shares;

(c)	if dissent is being exercised by the shareholder on behalf of a Non-Registered owner who is not the dissenting shareholder, a statement to that effect and

(i)	the name and address of the Non-Registered owner, and

(ii)	a statement that the shareholder is dissenting in relation to all of the shares beneficially owned by the Non-Registered owner that are registered in the shareholder’s name.

(5)           The right of a shareholder to dissent on behalf of a Non-Registered owner of shares, including the shareholder, terminates and this Division ceases to apply to the shareholder in respect of that Non-Registered owner if subsections (1) to (4) of this section, as those subsections pertain to that Non-Registered owner, are not complied with.

Notice of intention to proceed

243  (1)   A company that receives a notice of dissent under section 242 from a dissenter must,

(a)	if the company intends to act on the authority of the resolution or court order in respect of which the notice of dissent was sent, send a notice to the dissenter promptly after the later of

(i)	the date on which the company forms the intention to proceed, and

(ii)	the date on which the notice of dissent was received, or

(b)	if the company has acted on the authority of that resolution or court order, promptly send a notice to the dissenter.

(2)           A notice sent under subsection (1) (a) or (b) of this section must

(a)	be dated not earlier than the date on which the notice is sent,

(b)	state that the company intends to act, or has acted, as the case may be, on the authority of the resolution or court order, and

(c)	advise the dissenter of the manner in which dissent is to be completed under section 244.

Completion of dissent

244  (1)                      A dissenter who receives a notice under section 243 must, if the dissenter wishes to proceed with the dissent, send to the company or its transfer agent for the notice shares, within one month after the date of the notice,

(a)	a written statement that the dissenter requires the company to purchase all of the notice shares,

(b)	the certificates, if any, representing the notice shares, and

(c)	if section 242 (4) (c) applies, a written statement that complies with subsection (2) of this section.

(2)           The written statement referred to in subsection (1) (c) must

(a)	be signed by the Non-Registered owner on whose behalf dissent is being exercised, and

(b)	set out whether or not the Non-Registered owner is the Non-Registered owner of other shares of the company and, if so, set out

(i)	the names of the registered owners of those other shares,

(ii)	the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii)	that dissent is being exercised in respect of all of those other shares.

(3)           After the dissenter has complied with subsection (1),

(a)	the dissenter is deemed to have sold to the company the notice shares, and

(b)	the company is deemed to have purchased those shares, and must comply with section 245, whether or not it is authorized to do so by, and despite any restriction in, its memorandum or articles.

(4)           Unless the court orders otherwise, if the dissenter fails to comply with subsection (1) of this section in relation to notice shares, the right of the dissenter to dissent with respect to those notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares.

(5)           Unless the court orders otherwise, if a person on whose behalf dissent is being exercised in relation to a particular corporate action fails to ensure that every shareholder who is a registered owner of any of the shares beneficially owned by that person complies with subsection (1) of this section, the right of shareholders who are registered owners of shares beneficially owned by that person to dissent on behalf of that person with respect to that corporate action terminates and this Division, other than section 247, ceases to apply to those shareholders in respect of the shares that are beneficially owned by that person.

(6)           A dissenter who has complied with subsection (1) of this section may not vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, other than under this Division.

Payment for notice shares

245  (1)   A company and a dissenter who has complied with section 244(1) may agree on the amount of the payout value of the notice shares and, in that event, the company must

(a)	promptly pay that amount to the dissenter, or

(b)	if subsection (5) of this section applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(2)           A dissenter who has not entered into an agreement with the company under subsection (1) or the company may apply to the court and the court may

(a)
determine the payout value of the notice shares of those dissenters who have not entered into an agreement with the company under subsection (1), or order that the payout value of those notice shares be established by arbitration or by reference to the registrar, or a referee, of the court,

(b)	join in the application each dissenter, other than a dissenter who has entered into an agreement with the company under subsection (1), who has complied with section 244(1), and

(c)	make consequential orders and give directions it considers appropriate.

(3)	Promptly after a determination of the payout value for notice shares has been made under subsection (2)(a) of this section, the company must

(a)
pay to each dissenter who has complied with section 244 (1) in relation to those notice shares, other than a dissenter who has entered into an agreement with the company under subsection (1) of this section, the payout value applicable to that dissenter’s notice shares, or

(b)	if subsection (5) applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(4)           If a dissenter receives a notice under subsection (1)(b) or (3)(b),

(a)
the dissenter may, within 30 days after receipt, withdraw the dissenter’s notice of dissent, in which case the company is deemed to consent to the withdrawal and this Division, other than section 247, ceases to apply to the dissenter with respect to the notice shares, or

(b)
if the dissenter does not withdraw the notice of dissent in accordance with paragraph (a) of this subsection, the dissenter retains a status as a claimant against the company, to be paid as soon as the company is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the company but in priority to its shareholders.

(5)           A company must not make a payment to a dissenter under this section if there are reasonable grounds for believing that

(a)	the company is insolvent, or

(b)	the payment would render the company insolvent.

Loss of right to dissent

246  The right of a dissenter to dissent with respect to notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares, if, before payment is made to the dissenter of the full amount of money to which the dissenter is entitled under section 245 in relation to those notice shares, any of the following events occur:

(a)	the corporate action approved or authorized, or to be approved or authorized, by the resolution or court order in respect of which the notice of dissent was sent is abandoned;

(b)	the resolution in respect of which the notice of dissent was sent does not pass;

(c)	the resolution in respect of which the notice of dissent was sent is revoked before the corporate action approved or authorized by that resolution is taken;

(d)	the notice of dissent was sent in respect of a resolution adopting an amalgamation agreement and the amalgamation is abandoned or, by the terms of the agreement, will not proceed;

(e)	the Amalgamation in respect of which the notice of dissent was sent is abandoned or by its terms will not proceed;

(f)	a court permanently enjoins or sets aside the corporate action approved or authorized by the resolution or court order in respect of which the notice of dissent was sent;

(g)	with respect to the notice shares, the dissenter consents to, or votes in favour of, the resolution in respect of which the notice of dissent was sent;

(h)	the notice of dissent is withdrawn with the written consent of the company;

(i)	the court determines that the dissenter is not entitled to dissent under this Division or that the dissenter is not entitled to dissent with respect to the notice shares under this Division.

Shareholders entitled to return of shares and rights

247  If, under section 244(4) or (5), 245(4) (a) or 246, this Division, other than this section, ceases to apply to a dissenter with respect to notice shares,

(a)
the company must return to the dissenter each of the applicable share certificates, if any, sent under section 244(1)(b) or, if those share certificates are unavailable, replacements for those share certificates,

(b)	the dissenter regains any ability lost under section 244(6) to vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, and

(c)	the dissenter must return any money that the company paid to the dissenter in respect of the notice shares under, or in purported compliance with, this Division.

SCHEDULE “D”

FAIRNESS OPINION

DUNDEE CAPITAL MARKETS
Dundee Securities Corporation

October 28, 2010

To the Directors:

Dundee Securities Corporation ("Dundee Securities", "we", or "us") understands that Rolling Rock Resources Corporation ("Rolling Rock"), Mega Precious Metals Inc. ("Mega") and 0893573 B.C. Ltd. ("Mega Subco") have entered into a binding letter agreement (the "Letter Agreement"), pursuant to which Mega will acquire all of the issued and outstanding common shares of Rolling Rock (the "Rolling Rock Shares") by way of an amalgamation between Rolling Rock and Mega Subco (the "Amalgamation").

We further understand that, pursuant to the Amalgamation, each holder of Rolling Rock Shares (each, a "Rolling Rock Shareholder"), will receive 0.4 Mega common shares ("Mega Shares") in exchange for every one (1) Rolling Rock Share that they own (the "Consideration").

We also understand that all material terms of the Amalgamation will be described fully in a management information and proxy circular (the "Circular") which will be prepared by Rolling Rock and mailed to, among others, Rolling Rock Shareholders in connection with a special meeting of Rolling Rock Shareholders to be held to consider the Amalgamation (the "Special Meeting").

Engagement of Dundee Securities

By letter agreement dated October 6, 2010 (the "Engagement Agreement"), Rolling Rock retained Dundee Securities to provide a fairness opinion to Rolling Rock and its board of directors ("Board of Directors") in connection with the Consideration to be received by the Rolling Rock Shareholders (other than Mega and its affiliates). Pursuant to the Engagement Agreement, Rolling Rock has requested that we prepare and deliver to the Board of Directors our written opinion (the "Opinion") as to the fairness, from a financial point of view, of the Consideration to be received by the Rolling Rock Shareholders (other than Mega and its affiliates) pursuant to the Amalgamation.

Dundee Securities will be paid a fee for rendering this Opinion, no portion of which is conditional upon this Opinion being favourable. Dundee Securities is also entitled, in certain circumstances, to be reimbursed for reasonable out-of-pocket expenses incurred by Dundee Securities in carrying out its obligations under the Engagement Agreement, whether or not the Amalgamation is completed. Rolling Rock has also agreed to indemnify Dundee Securities in respect of certain liabilities that might arise out of our engagement.

Four Bentall Centre, 1055 Dunsmuir Street, Suite 3424, Vancouver, BC V7X 1K8
Tel: 416-350-3250, 1-888-332-2661
www.dundeewealth.com

A DundeeWealth Inc. Company

2

Subject to the terms of the Engagement Agreement, Dundee Securities consents to the inclusion of this Opinion in its entirety, together with a summary thereof, in a form acceptable to Dundee Securities, acting reasonably, in the Circular, which will be mailed to the Rolling Rock Shareholders, and to the filing thereof with the TSX Venture Exchange and the securities commissions or similar regulatory authorities in each province and territory of Canada where such filing is required.

This Opinion has been prepared in accordance with the Disclosure Standards for Formal Valuations and Fairness Opinions of Investment Industry Regulatory Organization of Canada ("IIROC"), but IIROC has not been involved in the preparation or review of this Opinion. We have conducted such analyses as we considered necessary in the circumstances to render the Opinion.

Relationship with Interested Parties

None of Dundee Securities, its associates or affiliates, is an insider, associate or affiliate (as those terms are defined in the *Securities Act* (Ontario)) of Rolling Rock, Mega or any of their respective associates or affiliates. As of the date hereof, Dundee Securities and its affiliates own or control (i) no Rolling Rock Shares and (ii) approximately 4.5% on a fully-diluted basis of the Mega Shares. Other than disclosed herein, neither Dundee Securities nor any of its associates or affiliates have provided any financial advisory services or participated in any financings involving Rolling Rock, Mega or any of their respective associates or affiliates within the past two years. There are no understandings, agreements or commitments between Dundee Securities and Rolling Rock, Mega or any of their respective associates or affiliates with respect to future business dealings.

Dundee Securities may, in the future, in the ordinary course of business, perform financial advisory or investment banking services for Rolling Rock, Mega or any of their respective associates or affiliates. Dundee Securities acts as a trader and dealer, both as principal and agent, in major financial markets and, as such, may, in the ordinary course of its business, have had and may in the future have positions in the securities of Rolling Rock, Mega or any of their respective associates or affiliates and, from time to time, may have executed or may execute transactions on behalf of such companies or clients for which it received or may receive compensation. As an investment dealer, Dundee Securities conducts research on securities and may, in the ordinary course of its business, provide research reports and investment advice to its clients on investment matters, including with respect to Rolling Rock, Mega or the Amalgamation. The rendering of this Opinion will not in any way affect Dundee Securities' ability to continue to conduct such activities.

Credentials of Dundee Securities

Dundee Securities is one of Canada's leading independent full-service investment dealers with operations in mergers and acquisitions, corporate finance, equity sales and trading and investment research and a member of the IIROC and the Canadian Investor Protection Fund. The Opinion expressed herein is the opinion of Dundee Securities, the form and content of which have been approved for release by a committee of its managing directors, each of whom is experienced in merger, acquisition, divestiture and valuation matters.

Scope of Review

The assessment of fairness, from a financial point of view, must be determined in the context of the particular transaction. In connection with rendering our Opinion, we have reviewed, considered and relied upon or carried out, among other things, the following:

a) a final version of the Letter Agreement dated September 23, 2010;

3

c) a draft of the Amalgamation Agreement dated October 28, 2010;

d) the annual reports and audited financial statements of Rolling Rock for the years ended March 31, 2008, 2009 and 2010 and the related management discussion and analysis;

e) the interim reports, comparative unaudited financial statements and management discussion and analysis of Rolling Rock for the three months ended June 30, 2010;

f) the management information circular of Rolling Rock dated August 17, 2010 relating to the annual meeting of shareholders held on September 21, 2010;

g) press releases and other documents filed by Rolling Rock and Mega on SEDAR (System for Electronic Document Analysis and Retrieval) at www.sedar.com within the last 18 months;

h) the preliminary assessment study prepared by Beacon Hill Consultants (1988) Ltd. dated February 1, 2009 relating to the Monument Bay project;

i) the technical report prepared by Jose Sayo Garcia and J.T. Shearer Shearer, M.Sc., P. Geo, dated January 31, 2008 relating to the Monument Bay project;

j) certain internal financial, operational, business and other information concerning Rolling Rock that was prepared or provided to us by the management of Rolling Rock including internal operating and financial budgets and projections prepared by Rolling Rock management;

k) the annual reports and audited consolidated financial statements of Mega (and formerly Mega Silver Inc.) for the years ended December 31, 2007, 2008 and 2009 and the related management discussion and analysis;

l) the consolidated interim reports, comparative unaudited financial statements and management discussion and analysis of Mega for the three and six months ended March 31, 2010 and June 30, 2010, respectively;

m) the management information circular of Mega dated May 21, 2010 relating to the annual meeting of shareholders held on June 22, 2010;

o) the technical report prepared by G.A. Harron & Associates Inc. dated effective July 23, 2010 relating to the North Madsen properties;

p) the technical report prepared by G.A. Harron & Associates Inc. dated May 11, 2009 and revised on each of June 30, 2009 and February 9, 2010 relating to the Blue Caribou property;

4

q) certain internal financial, operational, business and other information concerning Mega that was prepared or provided to us by the management of Mega including internal operating and financial budgets and projections prepared by Mega management;

r) trading statistics and selected financial information of Rolling Rock, Mega and other selected public entities and comparable acquisition transactions considered by us to be relevant;

s) certificates addressed to us, dated the date hereof, from two senior officers of Rolling Rock and two senior officers of Mega, in each case as to the completeness and accuracy of the respective information provided to us by each of them; and

t) such other information, analyses, investigations and discussions as we considered necessary or appropriate in the circumstances.

In addition, we have participated in discussions with members of senior management of each of Rolling Rock and Mega regarding their respective past and current business operations, financial condition and future business prospects.

We have not, to the best of our knowledge, been denied access by Rolling Rock to any information which we requested.

Prior Valuations

Rolling Rock has represented to us that there have not been any prior valuations (as defined in Multilateral Instrument 61-101 – *Protection of Minority Security Holders in Special Transactions*) of Rolling Rock or its material assets or liabilities or its securities within the two years preceding the date hereof.

Assumptions and Limitations

Our Opinion is subject to the assumptions, explanations and limitations set forth below.

We have not been asked to prepare and have not prepared a formal valuation or appraisal of Rolling Rock, Mega or any of their respective affiliates or of any of the assets, liabilities or securities of Rolling Rock, Mega or any of their respective affiliates, and our Opinion should not be construed as such.

With your approval, we have relied upon and have assumed the completeness, accuracy and fair presentation of all financial and other information, data, advice, opinions and representations obtained by us from public sources, or provided to us by Rolling Rock, Mega and their respective affiliates or otherwise obtained pursuant to our engagement and our Opinion is conditional upon such completeness, accuracy and fair presentation. We have not been requested to, or attempted to verify independently the completeness, accuracy or fairness of presentation of any of such information. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of Rolling Rock or Mega under any provincial or federal laws relating to bankruptcy, insolvency or similar matters. Without limiting the foregoing, we have not separately met with the independent auditors of Rolling Rock or Mega in connection with preparing this Opinion and with your permission we have assumed the accuracy and fair presentation, and relied upon, Rolling Rock's and Mega's respective audited financial statements and the reports of auditors thereon.

5

With respect to historical financial data, operating and financial forecasts and budgets and other forward-looking information provided to us concerning Rolling Rock described under the heading *Scope of Review* and relied upon in our analysis, we have assumed, (subject to the exercise of our professional judgment), that they have been reasonably prepared on bases reflecting the most reasonable assumptions, estimates and judgments of Rolling Rock management having regard to its respective business, plans, financial conditions and future prospects.

In preparing this Opinion, we have also assumed that: (i) all of the representations and warranties contained in the draft Business Combination Agreement are materially correct as of the date hereof; (ii) Rolling Rock and Mega will each comply with all the material terms of the Business Combination Agreement; (iii) all of the conditions required to implement the Amalgamation will be met or waived; (iv) that the Amalgamation will be completed substantially in accordance with its terms and all applicable laws; and (v) the Circular (including all documents incorporated by reference therein) will disclose all material facts related to the Amalgamation and will satisfy all applicable legal requirements.

Rolling Rock has represented to us, in a certificate of two senior officers of Rolling Rock, dated as of the date hereof, among other things, that the information, data and other materials (financial or otherwise) with respect to Rolling Rock and provided to us by or on behalf of Rolling Rock, including the written information and discussion concerning Rolling Rock referred to above under the heading *Scope of Review* (collectively the "Information") was complete and correct at the date the Information was provided to us and since the dates on which the Information was provided to us, there has been no material change, financial or otherwise, in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of Rolling Rock and its affiliates and no material change has occurred in the Information or any part thereof which would have or which would reasonably be expected to have a material effect on the Opinion.

Similarly, Mega has represented to us in a certificate of two senior officers of Mega, dated as of the date hereof, among other things, that the information, data and other materials (financial or otherwise) with respect to Mega and provided to us by or on behalf of Mega, including the written information and discussion concerning Mega referred to above under the heading *Scope of Review* (collectively the "Mega Information") was complete and correct at the date the Mega Information was provided to us and since the dates on which the Mega Information was provided to us, there has been no material change in the Mega Information or any part thereof which would have or which would reasonably be expected to have a material effect on the Opinion.

Except as expressly noted above under the heading *Scope of Review*, we have not conducted any investigation concerning the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of Rolling Rock, Mega or any of their respective affiliates.

We are not legal, tax or accounting experts and we express no opinion concerning any legal, tax or accounting matters concerning the Amalgamation or the sufficiency of this letter for your purposes.

The Amalgamation is subject to certain conditions outside the control of Rolling Rock and Mega and Dundee Securities has assumed that all conditions precedent to the completion of the Amalgamation will be satisfied in due course or waived and that all consents, permissions, exemptions or orders of relevant regulatory authorities, courts, the Rolling Rock Shareholders and other third parties will be obtained, without adverse conditions or qualifications. In rendering the Opinion, Dundee Securities expresses no view as to the likelihood that the conditions to the Amalgamation will be satisfied or waived or that the Amalgamation will be implemented within the time frame set out in the Circular.

6

Our Opinion is rendered on the basis of securities markets, economic, financial and general business conditions prevailing as at the date hereof and the conditions and prospects, financial and otherwise, of: Rolling Rock, as they are reflected in the Information, and Mega as they are reflected in the Mega Information, or otherwise obtained by us from public sources and as they were represented to us in our discussions with management of Rolling Rock, Mega and their respective affiliates. In our analyses and in connection with the preparation of our Opinion, we made numerous assumptions with respect to industry performance, general business, capital markets and economic conditions and other matters, many of which are beyond the control of Dundee Securities and any party involved in the Amalgamation. The Opinion is conditional on all assumptions being correct.

Except as otherwise provided herein, the Opinion has been provided to the Board of Directors for its exclusive use only in considering the fairness, from a financial point of view, of the Consideration to be received by Rolling Rock Shareholders (other than Mega and its affiliates) pursuant to the Amalgamation and may not be relied upon by any other person or for any other purpose or published or disclosed to any other person, relied upon by any other person or used for any other purpose without the prior written consent of Dundee Securities. Our Opinion is not intended to be and does not constitute a recommendation to the Board of Directors as to whether they should approve the Business Combination Agreement nor as a recommendation to any Rolling Rock Shareholder concerning the Amalgamation or as an opinion concerning the trading price or value of any of the securities of Rolling Rock or Mega following the announcement or completion of the Amalgamation. The Opinion does not address the relative merits of the Amalgamation compared to any other business strategies or transactions that might be available to Rolling Rock or Mega.

Dundee Securities believes that its financial analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all factors and analyses together, could create a misleading view of the process underlying our Opinion. The preparation of a fairness opinion is complex and is not necessarily susceptible to partial analysis or summary description and any attempt to carry this out could lead to undue emphasis on any particular factor or analysis.

The Opinion is given as of the date hereof and, although we reserve the right to change or withdraw the Opinion if we learn that any of the information that we relied upon in preparing the Opinion was inaccurate, incomplete or misleading in any material respect, we disclaim any obligation to change or withdraw the Opinion, to advise any person of any change that may come to our attention or to update the Opinion after the date of this Opinion.

Opinion

Based upon and subject to the foregoing and such other matters as we have considered relevant, it is our opinion, as of the date hereof, that the Consideration to be received by Rolling Rock Shareholders pursuant to the Amalgamation is fair, from a financial point of view, to the Rolling Rock Shareholders (other than Mega and its affiliates).

Yours very truly,

Dundee Securities Corporation

Dundee Securities Corporation

SCHEDULE "E"
PRO FORMA FINANCIAL STATEMENTS OF MEGA

Pro Forma Consolidated Financial Statements of

MEGA PRECIOUS METALS INC.

(Unaudited)

Contents:

Pro Forma Consolidated Balance Sheet
As at June 30, 2010

Pro Forma Consolidated Statement of Operations
For the period January 1, 2009 to December 31, 2009

Pro Forma Consolidated Statement of Operations
For the period January 1, 2010 to June 30, 2010

Notes to the Pro Forma Consolidated Financial Statements

E-1

MEGA PRECIOUS METALS INC.

Consolidated Pro Forma Balance Sheet
As at June 30, 2010
(Unaudited)

	MEGA	ROLLING ROCK	Pro Forma Adjustments	Notes	Pro Forma Consolidated
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
ASSETS					
Current					
Cash and cash equivalents	6,973,505	1,997,848	(821,000)	3(c,f)	8,150,353
Investments	1,384,500	-	(1,138,500)	3(b)	246,000
Accounts receivable	61,390	11,669	-		73,059
Prepaids and deposits	100,404	17,042	-		117,446
Total current assets	8,519,799	2,026,559	(1,959,500)		8,586,858
Property, plant and equipment	87,922	21,362	-		109,284
Mineral properties	14,440,686	13,458,192	(2,282,323)	3(a,b)	25,616,555
	23,048,407	**15,506,113**	**(4,241,823)**		**34,312,697**
LIABILITIES AND SHAREHOLDERS' EQUITY					
Current					
Accounts payable and accrued liabilities	489,014	27,570	-		516,584
Taxes payable	5,013	-	-		5,013
Total current liabilities	494,027	27,570	-		521,597
Long term tax payable	17,518	-	-		17,518
Future tax liability	645,418	-	-		645,418
Shareholders' equity					
Share Capital					
Issued					
Common shares	38,218,723	15,011,031	(4,539,711)	5	48,690,043
Share purchase warrants	169,260	-	948,480	3(e)	1,117,740
Contributed surplus	5,373,845	2,785,669	(2,397,749)	3(d)	5,761,765
Obligation to issue shares	5,374,534	-	-		5,374,534
Deficit	(27,244,918)	(2,318,157)	1,747,157	3(c,f)	(27,815,918)
Total shareholders' equity	21,891,444	15,478,543	(4,241,823)		33,128,164
	23,048,407	**15,506,113**	**(4,241,823)**		**34,312,697**

See accompanying notes to the pro forma consolidated financial statements.

E-2

MEGA PRECIOUS METALS INC.

Consolidated Pro Forma Statement of Operations
For the period January 1, 2009 to December 31, 2009
(Unaudited)

	MEGA (audited)	ROLLING ROCK (audited)	Pro Forma Adjustments (unaudited)	Notes	Pro Forma Consolidated (unaudited)
Revenue					
Investment income	118,105	4,240	-		122,345
Other income		465	-		465
	118,105	4,705	-		122,810
Expenses					
Amortization	34,063	5,792	-		39,855
Stock based compensation	1,390,240	-	-		1,390,240
Flow through interest penalty	34,199	-	-		34,199
General and administrative	1,357,906	477,145	261,000	3(f)	2,096,051
Professional fees	154,302	36,127	310,000	3(c)	500,429
Exploration expenses	26,929	-	-		26,929
	2,997,639	519,064	571,000		4,087,703
Loss before the following	**(2,879,534)**	**(514,359)**	**(571,000)**		**(3,964,893)**
Unrealized gain on investments	407,040	-	-		407,040
Loss on sale of equipment	(1,658)	-	-		(1,658)
Write-off of mineral properties	(1,982,387)	-	-		(1,982,387)
Loss before income taxes	**(4,456,539)**	**(514,359)**	**(571,000)**		**(5,541,898)**
Future tax recovery	2,017,360	153,053	-		2,170,413
Loss and comprehensive loss for the period	**(2,439,179)**	**(361,306)**	**(571,000)**		**(3,371,485)**
Loss per share	(0.07)	(0.01)			(0.06)

See accompanying notes to the pro forma consolidated financial statements.

E-3

MEGA PRECIOUS METALS INC.

Consolidated Pro Forma Statement of Operations
For the period January 1, 2010 to June 30, 2010
(Unaudited)

	MEGA	ROLLING ROCK	Pro Forma Adjustments	Notes	Pro Forma Consolidated
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
Revenue					
Investment income	14,383	4,085	-		18,468
Other income	-	-	-		-
	14,383	4,085	-		18,468
Expenses					
Amortization	14,555	2,294	-		16,849
Stock based compensation	678,498	-	-		678,498
Flow through interest penalty	45,037	-	-		45,037
General and administrative	539,692	220,206	261,000	3(f)	1,020,898
Professional fees	99,565	26,459	310,000	3(c)	436,024
Exploration expenses	(18,894)	-	-		(18,894)
	1,358,453	248,959	571,000		2,178,412
Loss before the following	**(1,344,070)**	**(244,874)**	**(571,000)**		**(2,159,944)**
Change in fair value of investments	(750,500)	-	-		(750,500)
Loss on sale of equipment	-	-	-		-
Write-off of mineral properties	(108,381)	-	-		(108,381)
Loss before income taxes	**(2,202,951)**	**(244,874)**	**(571,000)**		**(3,018,825)**
Future tax recovery	1,476,719	153,053	-		1,629,772
Loss and comprehensive loss for the period	**(726,232)**	**(91,821)**	**(571,000)**		**(1,389,053)**
Loss per share	**(0.02)**	**-**			**(0.02)**

See accompanying notes to the pro forma consolidated financial statements.

E-4

1. Basis of presentation

In these notes, "Mega" means Mega Precious Metals Inc. and its consolidated operations, "Rolling Rock" means Rolling Rock Resources Corp. and its consolidated operations, and "Pro Forma" means these unaudited pro forma consolidated financial statements.

The accompanying Pro Forma consolidated financial statements have been prepared by management of Mega for inclusion in the Management Information Circular ("Circular") of Rolling Rock dated November 5, 2010 after giving effect to the acquisition of Rolling Rock (note 2) and the Pro Forma assumptions described in note 3 below.

The Pro Formas have been derived from the following:

- the unaudited interim consolidated financial statements of Mega for the period ended June 30, 2010; and
- the audited consolidated financial statements of Mega for the year ended December 31, 2009; and
- the unaudited interim financial statements of Rolling Rock for the period ended June 30, 2010; and
- the unaudited interim financial statements of Rolling Rock for the period ended December 31, 2009; and
- the audited financial statements of Rolling Rock for the year ended March 31, 2010.

The Pro Formas have been prepared using accounting policies that are consistent with the policies used in preparing Mega's audited financial statements as at and for the year ended December 31, 2009.

These Pro Formas should be read in conjunction with the description of the transaction in the Circular and the financial statements together with the notes to the financial statements included therein, as referred to above and incorporated by reference in the Circular, or available at www.sedar.com.

The Pro Formas have been prepared assuming the acquisition of Rolling Rock occurred on June 30, 2010 for the Pro Forma consolidated balance sheet and on January 1, 2010 and 2009 for the Pro Forma consolidated statements of operations.

In the opinion of the management of Mega, the assumptions used provide a reasonable basis for presenting all the significant effects of the acquisition and the Pro Forma adjustments give appropriate effect to those assumptions and are appropriately applied in the Pro Formas. These Pro Formas are not necessarily indicative of the financial position or results of operations that would have resulted had the acquisition taken place at the respective dates referred to above. Actual amounts recorded upon consummation of the acquisition will differ from those recorded in these Pro Formas.

E-5

2. Acquisition of Rolling Rock

Mega currently owns 18.8% of the issued and outstanding common shares of Rolling Rock. On October 29, 2010 Mega and Rolling Rock entered into a Business Combination Agreement whereby Mega will acquire the remaining 81.2% of the issued and outstanding common shares of Rolling Rock in exchange for common shares of Mega (the "Acquisition"). Rolling Rock is a publicly-listed mining exploration company with mineral properties located in Manitoba. The acquisition is subject to the satisfaction of a number of conditions, including the approval of shareholders of Rolling Rock and of the TSX Venture Exchange ("TSXV").

Under the terms of the Acquisition, it is proposed that the shareholders of Rolling Rock will receive one (1) common share of Mega in exchange for each two and one-half (2.5) Rolling Rock common shares which they hold immediately prior to the completion date of the Acquisition. Fractional shares will not be issued. Based on the weighted average closing price of Mega common shares on the TSXV for the 5-day period before and after September 23, 2010 (the date the terms of the Acquisition were agreed to and announced) of $0.60, and there being 42,775,000 common shares of Rolling Rock not already held by Mega but outstanding immediately prior to the completion of the Acquisition, Mega will issue to Rolling Rock shareholders 17,110,000 common shares of Mega valued at $10,266,000.

As part of the Acquisition, all of the issued and outstanding Rolling Rock warrants will, by their terms or with the consent of the holders, as applicable, adjust to provide for the receipt by the holders upon exercise of Mega common shares in lieu of Rolling Rock common shares on the basis of one Mega common share for every 2.5 Rolling Rock common shares. At October 29, 2010, Rolling Rock had an aggregate of 6,000,000 warrants outstanding and 600,000 finder's options which may be exercised to acquire up to 2,880,000 Mega common shares. The fair value of the warrants and finder's options of $948,480 was calculated using the Black-Scholes option pricing model using the following assumptions: exercise prices ranging from $0.50 to $0.75; stock price at the date of measurement of $0.55; expected volatility of 144%; expected life of 1.66 years; and risk-free discount rate of 0.98%, and will form part of the purchase consideration.

As part of the Acquisition, all of the issued and outstanding Rolling Rock stock options will for a period of six months from the date of completion of the transaction subject to TSXV approval, adjust to provide for the receipt by the holders upon exercise of Mega common shares in lieu of Rolling Rock common shares on the basis of one Mega common share for every 2.5 Rolling Rock common shares. At October 29, 2010, Rolling Rock had an aggregate of 3,265,000 stock options outstanding which may be exercised to acquire up to 1,306,000 Mega common shares. The fair value of the stock options in the amount of $387,920 was calculated using the Black-Scholes option pricing model using the following assumptions: exercise prices ranging from $0.30 to $1.88; stock price at the date of measurement of $0.55; expected volatility of 144%; expected life of 1 year; and risk-free discount rate of 0.98%, and will form part of the purchase consideration.

The Acquisition will be effected by way of a three-cornered amalgamation, whereby Rolling Rock will amalgamate with a wholly-owned subsidiary of Mega and the resulting corporation, which will be a wholly-owned subsidiary of Mega, will continue to carry on Rolling Rock's business.

There can be no assurance that the Acquisition will be completed as proposed or at all. The meeting of the shareholders of Rolling Rock is scheduled to be held on December 7, 2010 to consider and approve the transaction.

E-6

2. Acquisition of Rolling Rock (continued)

The Acquisition has been accounted for as a purchase of assets. Details of the estimated fair value of Rolling Rock's net assets acquired on the assumed date of June 30, 2010 for purposes of the Pro Forma consolidated balance sheet at June 30, 2010 are as follows:

Purchase Price	
Issuance of Mega shares	10,266,000
Value of stock options and warrants	1,336,400
Agent shares	205,320
Transaction costs	250,000
	12,057,720
Allocation of purchase price of Rolling Rock net assets acquired	
Current assets	2,026,559
Equipment	21,362
Mineral properties	10,037,369
Current liabilities	(27,570)
Fair value of net assets acquired	**12,057,720**

The above purchase price allocation is preliminary and subject to change. The final determination of the purchase price will be based upon the fair value of the assets purchased and liabilities assumed at the effective date of the Acquisition and other information available at that date and the determination of certain tax values of those net assets. Accordingly, the actual amounts for each of the assets and liabilities acquired may vary from the Pro Forma amounts, and the variations may be material.

3. Pro Forma adjustments

a) These Pro Formas give effect to the assumption that the allocation of the aggregate purchase price, including transaction costs, to Rolling Rock net assets will be as described in note 2.

b) Mega's equity investment in Rolling Rock as at June 30, 2010 has been allocated to Mineral properties.

c) Mega and Rolling Rock will incur $250,000 and $310,000 respectively, in cash expenses in relation to the Acquisition.

d) The fair value of Rolling Rock stock-options outstanding following the transaction, as determined by the Black-Scholes option pricing model, is $387,920.

e) The fair value of Rolling Rock warrants and finder's options outstanding following the transaction, as determined by the Black-Scholes option pricing model, is $948,480.

f) Termination (Change of Control) payments totalling $261,000 will be paid to Rolling Rock executive officers pursuant to employment agreements outstanding at the time of the Acquisition.

E-7

4. Pro Forma loss per share

a) The Pro Forma basic and diluted loss per share for the period ended December 31, 2009 is based on the weighted average number of common shares outstanding for the period ended December 31, 2009 as follows:

Weighted average number of Mega common shares outstanding for the period ended December 31, 2009	33,557,795
Issuance of common shares to Rolling Rock shareholders	17,110,000
Agent shares	342,200
Weighted average number of common shares outstanding	51,009,995
Pro Forma net loss for the period ended December 31, 2009	$ 3,371,485
Pro Forma basic and diluted loss per share	$ (0.06)

b) The Pro Forma basic and diluted loss per share for the period ended June 30, 2010 is based on the weighted average number of common shares outstanding for the period ended June 30, 2010 as follows:

Weighted average number of Mega common shares outstanding for the period ended June 30, 2010	44,000,553
Issuance of common shares to Rolling Rock shareholders	17,110,000
Agent shares	342,200
Weighted average number of common shares outstanding	61,452,753
Pro Forma net loss for the period ended June 30, 2010	$ 1,389,053
Pro Forma basic and diluted loss per share	$ (0.02)

5. Share capital continuity

	Common Shares	Value
Mega common shares issued and outstanding, June 30, 2010	44,068,780	$ 38,218,723
Issuance of common shares to acquire remaining 81.2% of the issued and outstanding capital stock of Rolling Rock (Note 2)	17,110,000	10,266,000
Agent shares	342,200	205,320
Total Pro Forma common shares outstanding, June 30, 2010	61,520,980	$ 48,690,043

E-8

6. Overlapping periods

The following operating results from Rolling Rock's three months ended March 31, 2010 are incorporated within both the January 1, 2009 to December 31, 2009 and January 1, 2010 to June 30, 2010 Pro Forma Statement's of Operations.

Revenue	$1,199
Expenses	142,254
Loss from continuing operations	(141,055)
Loss before income taxes	(141,055)
Future tax recovery	153,053
Gain and comprehensive gain for the period	$11,998

E-9

SCHEDULE “F”

INFORMATION CONCERNING MEGA

Capitalized terms used in this Schedule “F” that are not defined herein shall have the meanings ascribed to them in the management information circular (the “Circular”) of Rolling Rock Resources Corporation (“Rolling Rock”) to which this Schedule “F” is attached.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This Schedule “F” and the documents incorporated herein by reference contain “forward-looking information” within the meaning of applicable Canadian securities laws. Forward-looking information is prospective and by its nature requires Mega to make certain assumptions and is subject to inherent risks and uncertainties. There can be no assurance that forward-looking information will prove to be accurate, and readers are cautioned not to place undue reliance on the forward-looking information contained herein or in the documents incorporated herein by reference. Generally, but not always, forward-looking information is identifiable by use of the words “continue”, “expect”, “anticipate”, “estimate”, “forecast”, “believe”, “intend”, “schedule”, “budget”, “plan” or “project”, or the negative or other variations of these words or comparable terminology, or states that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved. Forward-looking information in this Schedule “F” and the documents incorporated herein by reference includes, but is not limited to, statements about Mega and its business after completion of the Amalgamation, strategic plans, future operations, results of exploration, cost estimates, anticipated financial results, future work programs, capital expenditures and objectives, evolution and economic performance of development projects, exploration budgets and targets, continuity of favourable copper, molybdenum, silver and gold markets, contractual commitments, continuous availability of required manpower and continuous access to capital markets. In making such forward-looking statements, Mega has made certain assumptions about its business, the integration of Rolling Rock’s operations following the Amalgamation, the economy and the mineral exploration industry in general and has also assumed that there will be no significant events occurring outside of Mega’s or Rolling Rock’s normal course of business. Although the assumptions are considered reasonable by management of Mega at the time the forward-looking information is given, there can be no assurance that such assumptions will prove to be accurate. In addition, the following are material factors that could cause actual results to differ materially from a conclusion, forecast or projection contained in the forward-looking information in this Schedule “F” or the documents incorporated herein by reference: Mega’s inability to successfully integrate Rolling Rock’s operations following the Amalgamation, risks normally incidental to exploration and development of mineral properties, the inability of the Corporation to obtain additional financing when and as needed, economic and market uncertainties, loss of key personnel, title defects, the inability of the Corporation to obtain or comply with all required permits and licences, fluctuation in the price of copper, molybdenum, silver, gold and other metals and commodities, changes in governmental regulation adverse to Mega or Rolling Rock, First Nations consultations, environmental risks, competition from other mining businesses, and other related matters. Although Mega has attempted to identify material factors that could cause actual results to differ materially from a conclusion, forecast or projection contained in the forward-looking information, there may be other factors that could cause results to differ from what is anticipated, estimated or intended. Those factors are described or referred to below, under the heading “Risk Factors” in this Schedule “F”, and elsewhere in the documents incorporated herein by reference, including under the heading “Risk Factors” in the Mega AIF (as hereinafter defined). All forward-looking information contained in this Schedule “F” and the documents incorporated herein by reference is given as of the is given as of the date of the document in which the forward-looking information is contained, and Mega undertakes no obligation to update or revise forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable laws.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Schedule “F” from documents filed with securities commissions or similar authorities in Canada.  Copies of the documents incorporated or deemed to be incorporated herein by reference may be obtained on request without charge from the Secretary of the Corporation at 401 – 1113  Jade Court, Thunder Bay, Ontario P7B 6M7 (telephone: 807-766-3380) and are also available electronically at www.sedar.com.

The following documents filed by Mega with securities commissions or similar authorities in Canada are specifically incorporated by reference into, and form an integral part of, this Schedule “F”:

(a)	the annual information form dated October 27, 2010 of Mega for the year ended December 31, 2009 (the “Mega AIF”);

(b)	the audited annual consolidated financial statements of Mega as at and for the years ended December 31, 2009 and December 31, 2008, together with the notes thereto, and the auditors’ report thereon;

(c)	the management’s discussion and analysis of financial condition and results of operations of Mega for the year ended December 31, 2009;

(d)	the unaudited interim consolidated financial statements of Mega as at and for the three and six month periods ended June 30, 2010, together with the notes thereto;

(e)	the management’s discussion and analysis of financial condition and results of operations of Mega for the three and six month periods ended June 30, 2010;

(f)	the management information circular dated May 21, 2010 of Mega in connection with the annual and special meeting of shareholders of Mega held on June 22, 2010;

(g)	the material change report dated and filed September 29, 2010 of Mega with respect to the signing of the Letter Agreement; and

(h)	the material change report dated and filed November 4, 2010 of Mega with respect to the signing of the Business Combination Agreement.

In addition, any document of the type referred to in section 11.1 of Form 44-101F1 of National Instrument 44-101 — Short Form Prospectus Distributions of the Canadian Securities Administrators filed by Mega with the securities commissions or similar regulatory authorities in Canada after the date hereof and prior to the Meeting shall be deemed to be incorporated by reference herein.

Any statement contained in this Schedule “F” or contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded, for the purposes of this Schedule “F”, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Schedule “F” modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this Schedule “F”, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

MEGA PRECIOUS METALS INC.

Summary Description of Business

Mega is a Canadian-based junior mineral exploration and development company with projects in Ontario, Yukon Territory and Nunavut Territory. Mega’s principal projects are the North Madsen gold project located in the Red Lake Mining Division in Ontario and the Blue Caribou copper project located in the Kitikmeot Region of Nunavut Territory. Mega also holds an interest in the Headway property in the Red Lake Mining Division in Ontario and in the SpiderMan property in the Keno Hill Silver District in the Yukon Territory.

For further information regarding Mega and its business, see the Mega AIF and other documents incorporated herein by reference. See “Documents Incorporated by Reference” above.

Consolidated Capitalization

There has not been a material change in the share and loan capital of Mega, on a consolidated basis, since June 30, 2010, the date of the most recent financial statements incorporated by reference into this Schedule “F”.

Authorized and Issued Share Capital

The Corporation is authorized to issue an unlimited number of Mega Shares of which 44,193,780 Mega Shares were outstanding as of November 5, 2010.

Prior Sales

During the 12 month period before the date hereof, Mega has issued Mega Shares and securities convertible into Mega Shares as follows:

Date of Issue/Grant	Price per Security	Number of Securities
	($)
Common Shares
November 12, 2009	$0.69	30,000(1)
December 16, 2009	$0.54	100,000(1)
January 28, 2010	$0.49	8,000(1)
February 2, 2010	$0.30	25,000(2)
April 23, 2010	$0.40	100,000(1)
September 8, 2010	$0.30	50,000(2)
September 20, 2010	$0.62	75,000(1)
Options to Purchase Common Shares
May 27, 2010	$0.38(3)	1,250,000(4)(5)

Notes:
(1)	Issued in connection with property acquisitions.
(2)	Issued upon exercise of options granted under Mega’s stock option plan.
(3)	Represents the exercise price per Mega Share of the options to purchase Mega Shares.
(4)	Represents the maximum number of Mega Shares issuable upon exercise of options to purchase Mega Shares.
(5)	Granted under Mega’s stock option plan.

Trading Price and Volume of Mega Shares

The Mega Shares trade on Tier 1 of the TSXV under the symbol “MGP”. The following table sets forth the volume of trading and price ranges (including intra-day highs and lows) of the Mega Shares on the TSXV for the 12 month period prior to the date hereof.

@@	High	Low	Volume
2009	($)	($)	(shares)
November	0.70	0.47	1,875,167
December	0.70	0.51	1,102,539
2010
January	0.65	0.44	763,352
		0.385	763,352
February	0.51	0.385	1,309,067
March	0.56	0.31	3,140,113
April	0.56	0.35	1,371,955
May	0.40	0.285	1,188,395
June	0.56	0.32	1,205,888
July	0.65	0.375	1,010,441
August	0.47	0.37	582,140
September	0.72	0.35	3,096,598
October	0.61	0.45	718,054
November (to November 5)	0.54	0.45	443,150

The closing price of the Mega Shares on the TSXV on September 23, 2010, the last trading day immediately before the announcement of the Amalgamation, was $0.59. The closing price of the Mega Shares on the TSXV on November 5, 2010 was $0.49.

Auditors

The auditors of Mega are Grant Thornton LLP, Chartered Accountants, of Thunder Bay, Ontario (“Grant Thornton”). Grant Thornton is independent of Mega within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of Ontario.

Transfer Agent and Registrar

The transfer agent and registrar for the Mega Shares is Computershare Investor Services Inc. at its principal offices in Vancouver, British Columbia and Toronto, Ontario.

Material Contracts

Mega has not entered into any material contracts since the beginning of its most recently completed financial year ended December 31, 2009 other than the Business Combination Agreement.

MEGA AFTER THE AMALGAMATION

Organization Following the Amalgamation

Pursuant to the Amalgamation, Rolling Rock and Mega Subco, a wholly-owned subsidiary of Mega incorporated for the purposes of the Amalgamation, will be amalgamated to form Mergeco, which will continue as a direct wholly-owned subsidiary of Mega. As a result of the Amalgamation, Mergeco will hold all of the property, rights and interests of Rolling Rock, including Rolling Rock’s 100% interest in the Monument Bay Property and 65% joint venture interest in the Domain Property, and will continue to be liable for the obligations of Rolling Rock.

Mineral Projects

On completion of the Amalgamation, Mega’s principal projects will be:

•	North Madsen gold project, Red Lake Mining Division, Ontario;

•	Blue Caribou copper project, Kitikmeot Region, Nunavut Territory; and

•	Monument Bay Property, Twin Lakes, Manitoba.

Mega will also hold an interest in the Headway property in the Red Lake Mining Division in Ontario, the SpiderMan property in the Keno Hill Silver District in the Yukon Territory and the Domain Project in the Oxford House Area in Manitoba.

Selected Pro Forma Consolidated Financial Information

The unaudited pro-forma consolidated balance sheet of Mega as at June 30, 2010 and the unaudited pro-forma consolidated statement of operations of Mega for the year ended December 31, 2009 and the six months ended June 30, 2010, in each case giving effect to the Amalgamation, are attached as Schedule “E” to the Circular.  Such unaudited pro-forma consolidated financial statements are based on certain assumptions and adjustments and are not necessarily indicative of Mega’s consolidated financial position and results from operations if the events reflected therein were in effect for the periods presented, nor do they purport to project Mega’s consolidated financial position or results from operations for any future period.

Selected Pro Forma Consolidated Financial Information
June 30, 2010
Cash and cash equivalents	8,150,353
Total current assets	8,586,858
Mineral properties	25,616,555
Total assets	34,312,697
Total current liabilities	521,597
Future tax liability	645,418
Total shareholders’ equity	33,128,164

Directors and Officers

The directors and officers of Mega will remain the same following completion of the Amalgamation. The Shareholders are referred to the Mega AIF, which is incorporated herein by reference, for information concerning the directors and officers of Mega.

Capital Structure

The share capital of Mega will remain unchanged as a result of the completion of the Amalgamation, other than for the issuance of Mega Shares contemplated pursuant to the Amalgamation and upon exercise of Mega Replacement Options and outstanding Warrants and Finder’s Options.

The authorized capital of Mega following completion of the Amalgamation will continue to consist of an unlimited number of Mega Shares.

Post-Amalgamation Shareholdings

Immediately after completion of the Amalgamation, assuming that no Shareholder exercises Dissent Rights, current Shareholders will own approximately 27.9%, and current shareholders of Mega will own approximately 72.1%, of the then outstanding Mega Shares.

Stock Exchange Listing

On completion of the Amalgamation, the Mega Shares will continue trading on Tier 1 of the TSXV. The Rolling Rock Shares are expected to be de-listed from the TSXV as soon as practicable following the Effective Date. Rolling Rock will also apply to be deemed to have ceased to be a reporting issuer under applicable securities legislation of each of the provinces and territories of Canada under which it is then a reporting issuer.

The TSXV has conditionally accepted the Amalgamation with respect to Mega.

Auditors

Grant Thornton LLP, Chartered Accountants, of Thunder Bay, Ontario, the current auditors of Mega, are expected to continue as the auditors of Mega following the Effective Date.

Transfer Agent and Registrar

Computershare Investor Services Inc., the current transfer agent and registrar for the Mega Shares, is expected to continue as the transfer agent and registrar at its principal offices in Vancouver, British Columbia and Toronto, Ontario.

RISK FACTORS

An investment in securities of Mega involves significant risks, which should be carefully considered by Shareholders in connection with the Amalgamation. In addition to the other information set out in this Schedule “F” and the documents incorporated herein by reference (including, without limitation, the risk factors described under the heading “Risk Factors” in the Mega AIF), Shareholders should carefully consider the risk factors set out below. Any one of such risk factors could materially affect Mega’s future operating results and could cause actual events to differ materially from those described in forward-looking information relating to Mega.  The risks described herein, or in documents incorporated herein by reference, are not the only risks facing Mega. Additional risks and uncertainties not currently known to Mega, or that Mega currently considers immaterial, may also materially affect Mega’s future operating results and could cause actual events to differ materially from those described in forward-looking information relating to Mega.

Integration of Operations of Rolling Rock and Mega

The success of Mega after the Amalgamation will depend in large part on the success of management of Mega in integrating the operations of Rolling Rock with those of Mega after the Effective Date. The failure of Mega to achieve such integration could result in the failure of Mega to realize any of the anticipated benefits of the Amalgamation and could impair the results of operations and financial results of Mega. In addition, the overall integration of the operations of Rolling Rock into Mega may result in unanticipated operational problems, expenses, liabilities and diversion of management’s attention.

Permits and Licenses for the Monument Bay Property and Domain Property

The operations of Mega and Rolling Rock require licenses and permits from various governmental authorities. The continued exploration of the Monument Bay Property and the Domain Property require Rolling Rock, or, after the Amalgamation, Mega, to obtain additional licences and permits from the Province of Manitoba. Before issuing a licence or permit that may negatively impact the Aboriginal or treaty rights of a First Nation, Métis, or Dene community, the Province of Manitoba is constitutionally obligated to consult with and possibly accommodate that community. The depth of consultation and accommodation required in any particular situation is proportional to, among other things, the strength and nature of the Aboriginal interests claimed and the impact the proposed mineral exploration activities may have on the asserted rights. Although the Mineral Resource Division of the Department of Manitoba Science, Technology, Energy and Mines, which is responsible for Aboriginal consultation with respect to mineral exploration activities, publishes draft guidelines for consultations, including timelines for consultation, Mega understands that such timelines may not be strictly adhered to by the Province.

Mega believes that Rolling Rock has applied for the licences and permits required to carry out its contemplated activities at the Monument Bay Property and Domain Property. Mega understands that the Province of Manitoba has contacted affected communities with respect to the Monument Bay Property and is currently conducting consultations with the Red Sucker Lake First Nation.  Mega understands that the Province of Manitoba has not yet contacted affected communities with respect to the Domain Property. There can be no assurance that the licenses and permits required to carry out contemplated or other future activities at the Monument Bay Property and the Domain Property will be granted within expected timeframes or that accommodations will not be required with respect to affected First Nation, Métis, or Dene communities. Any delay in obtaining required licenses or permits or any accommodations made to affected First Nation, Métis, or Dene communities could adversely affect the operations, financial condition and results of operations of Mega (assuming completion of the Amalgamation).